EXHIBIT 2.1

                                                             EXECUTION COPY
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                        AGREEMENT AND PLAN OF MERGER

                                   among

                        JOHNS MANVILLE CORPORATION,

                               HB MERGER LLC

                                    and

                               HB FINANCE LLC

                                dated as of

                               June 22, 2000



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                             TABLE OF CONTENTS

                                                                         PAGE



ARTICLE I      THE MERGER...................................................1

     Section 1.1    The Merger..............................................1

     Section 1.2    Effective Time..........................................2

     Section 1.3    Closing.................................................2

     Section 1.4    Certificate of Incorporation; By-laws...................2

     Section 1.5    Directors and Officers of the Surviving
                    Corporation and Certain Subsidiaries....................3

ARTICLE II     CONVERSION OF SHARES.........................................3

     Section 2.1    Conversion of Capital Stock.............................3

     Section 2.2    Exchange of Certificates................................4

     Section 2.3    Company Awards..........................................7

     Section 2.4    Dissenter's Rights......................................9

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY................9

     Section 3.1    Organization............................................9

     Section 3.2    Capitalization.........................................10

     Section 3.3    Authorization; Validity of Agreement...................11

     Section 3.4    No Violations; Approvals...............................11

     Section 3.5    SEC Reports and Financial Statements...................12

     Section 3.6    Absence of Certain Changes.............................13

     Section 3.7    Absence of Undisclosed Liabilities.....................14

     Section 3.8    Information in Disclosure Documents....................14

     Section 3.9    Employee Benefit Plans; ERISA..........................15

     Section 3.10   Litigation; Compliance with Law........................17

     Section 3.11   Intellectual Property..................................18

     Section 3.12   Identified Contracts...................................19

     Section 3.13   Real Property..........................................20

     Section 3.14   Taxes..................................................22

     Section 3.15   Environmental Matters..................................24

     Section 3.16   Labor Matters..........................................27

     Section 3.17   Required Vote by Company Stockholders..................28

     Section 3.18   Board Recommendation...................................28

     Section 3.19   Brokers................................................28

     Section 3.20   Opinion of Financial Advisor...........................28

     Section 3.21   Injunction.............................................28

     Section 3.22   Annual Plan............................................28

     Section 3.23   No Other Representations or Warranties.................28

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF MERGER
               COMPANY AND FINANCE COMPANY.................................29

     Section 4.1    Organization...........................................29

     Section 4.2    Capitalization.........................................29

     Section 4.3    Authorization; Validity of Agreement...................29

     Section 4.4    Consents and Approvals; No Violations..................30

     Section 4.5    Information in Disclosure Documents....................30

     Section 4.6    Financing..............................................31

     Section 4.7    Beneficial Ownership of Shares.........................31

     Section 4.8    Brokers................................................31

     Section 4.9    Surviving Corporation after the Merger.................32

     Section 4.10   Employment Agreement...................................32

     Section 4.11   No Prior Activities....................................32

     Section 4.12   No Other Representations or Warranties.................32

ARTICLE V      COVENANTS...................................................32

     Section 5.1    Interim Operations of the Company......................32

     Section 5.2    Acquisition Proposals..................................35

     Section 5.3    Access to Information..................................37

     Section 5.4    Further Action; Commercially Reasonable Efforts........38

     Section 5.5    Employee Benefits......................................40

     Section 5.6    Stockholders Meeting; Proxy Statement..................42

     Section 5.7    Directors' and Officers' Insurance and
                    Indemnification........................................43

     Section 5.8    Environmental Assessments..............................44

     Section 5.9    Environmental Transfer Laws............................45

     Section 5.10   Solvency Letter........................................45

     Section 5.11   Indemnity..............................................45

     Section 5.12   Listing for Surviving Corporation Preferred Stock......46

     Section 5.13   Stockholders Agreement.................................47

     Section 5.14   Exchange of Certain Company Common Stock...............47

     Section 5.15   Charter Amendment......................................47

ARTICLE VI     CONDITIONS..................................................47

     Section 6.1    Conditions to Each Party's Obligation to Effect
                    the Merger.............................................47

     Section 6.2    Conditions to the Obligation of the Company to
                    Effect the Merger......................................48

     Section 6.3    Conditions to Obligations of Merger Company to
                    Effect the Merger......................................49

     Section 6.4    Frustration of Closing Conditions......................51

ARTICLE VII    TERMINATION.................................................51

     Section 7.1    Termination............................................51

     Section 7.2    Effect of Termination..................................53

ARTICLE VIII    MISCELLANEOUS..............................................54

     Section 8.1    Fees and Expenses......................................54

     Section 8.2    Amendment; Waiver......................................56

     Section 8.3    Survival...............................................57

     Section 8.4    Notices................................................57

     Section 8.5    Interpretation.........................................58

     Section 8.6    Headings; Disclosure Letter............................60

     Section 8.7    Counterparts...........................................60

     Section 8.8    Entire Agreement.......................................60

     Section 8.9    Parties in Interest....................................60

     Section 8.10   Severability...........................................60

     Section 8.11   Governing Law..........................................61

     Section 8.12   Assignment.............................................61

     Section 8.13   Publicity..............................................61

     Section 8.14   Enforcement............................................61


                           TABLE OF DEFINED TERMS


1954 Code..................................................................23
accumulated funding deficiency.............................................16
Acquisition Corp............................................................1
Acquisition Corp. Common Stock..............................................3
Acquisition Proposal.......................................................37
affiliates.................................................................58
Agreement...................................................................1
Antitrust Division.........................................................39
Appraiser..................................................................45
Assertion..................................................................44
Assertion Against HB.......................................................46
associates.................................................................58
Balance Sheets.............................................................14
beneficial ownership.......................................................58
beneficially owns..........................................................31
Benefit Plans...............................................................8
blue sky...................................................................12
Board......................................................................11
Bonus Plan.................................................................41
Business Day...............................................................58
By-Laws....................................................................10
Capital Budget.............................................................14
CERCLA.....................................................................26
Certificate of Merger.......................................................2
Certificates................................................................5
Charter Amendment...........................................................1
Class TM Certificates.......................................................4
Class TM Merger Consideration...............................................4
Class TM Preferred Stock....................................................3
Class TM Shares.............................................................3
Closing.....................................................................2
Closing Date................................................................2
Code.......................................................................15
Commitment Letters.........................................................31
Common Stock Certificates...................................................3
Common Stock Merger Consideration...........................................3
Company.....................................................................1
Company Common Stock........................................................3
Company Employee...........................................................41
Company Properties.........................................................20
Company Property...........................................................20
Company SEC Documents......................................................13
Company Trust Agreements...................................................20
Competition Laws...........................................................39
Confidentiality Agreement:.................................................38
controlled corporation.....................................................23
Convertible Preferred Stock................................................10
Court......................................................................48
Cumulative Preferred Stock.................................................10
Deemed Shares...............................................................8
Deferred Compensation Plans:................................................8
Deferred Stock..............................................................8
Delaware Act................................................................1
Designated Settlement Fund.................................................24
DGCL........................................................................1
Disclosure Letter...........................................................7
Dissenting Shares...........................................................9
distributing corporation...................................................23
EBITDA.....................................................................58
Effective Time..............................................................2
Elected Deemed Share........................................................9
Elected Deferred Share......................................................8
Election Form...............................................................8
employee benefit plan..................................................15, 16
Environmental Claim........................................................26
Environmental Costs and Liabilities........................................26
Environmental Laws.........................................................26
Environmental Property Transfer Laws.......................................27
ERISA......................................................................15
ERISA Affiliate............................................................15
ERISA Plan.................................................................16
Exchange Act...............................................................12
Exchange Agent..............................................................4
Exchange Fund...............................................................5
Expenses...................................................................54
Finance Company.............................................................1
Foreign Plan...............................................................17
Fractional Securities Fund..................................................7
Free Cash Flow.............................................................58
FTC........................................................................39
GAAP.......................................................................13
Good Reason................................................................17
Governmental Entity........................................................12
Hazardous Substance........................................................27
HSR Act....................................................................39
Identified Contracts.......................................................19
include....................................................................58
includes...................................................................58
including..................................................................58
Indemnified Liability......................................................43
Indemnified Litigation Matter..............................................46
Indemnified Merger Parties.................................................46
Indemnified Merger Party...................................................46
Indemnified Parties........................................................43
Indemnified Party..........................................................43
Indemnitors................................................................44
Intellectual Property......................................................18
interest similar to an option..............................................23
Leased Properties..........................................................20
Leased Property............................................................20
Liens......................................................................11
made available.............................................................58
Management.................................................................59
mass layoff................................................................27
Material Adverse Effect....................................................59
Merger......................................................................1
Merger Company Membership Interests..........................................
Merger Consideration........................................................4
Merger Party Indemnitor....................................................45
MF Disclosure Letter........................................................3
multiemployer pension plan.................................................16 not stock..................................................................23
Option......................................................................7
Option Plans................................................................7
Owned Properties...........................................................20
Owned Property.............................................................20
PBGC.......................................................................16
Permitted Exceptions.......................................................59
Person.....................................................................60
Plans......................................................................15
plant closing..............................................................27
Proxy Statement:...........................................................42
qualified..................................................................16
RCRA.......................................................................26
Real Property Lease........................................................20
Real Property Leases.......................................................20
Release....................................................................27
Reorganization Plan........................................................28
Required Vote..............................................................28
Restated Certificate of Incorporation.......................................2
Return.....................................................................23
S-4........................................................................14
SAR.........................................................................7
SEC:.......................................................................12
Secretary of State..........................................................2
Securities Act:............................................................12
Shares...................................................................3, 4
single employer............................................................15
Solvency Letter............................................................45
Special Meeting............................................................42
Spread......................................................................7
Subsidiaries...............................................................60
Superior Proposal..........................................................37
Surviving Corporation.......................................................1
Surviving Corporation Common Stock..........................................4
Surviving Corporation Junior Preferred Stock................................4
Surviving Corporation Preferred Stock.......................................3
Tax........................................................................23
Tax Matters Agreement......................................................60
Taxes......................................................................23
Termination Fee............................................................54
TM Exchange Agreement......................................................47
Trust.......................................................................1
Trust Merger Agreements....................................................48
Trust Voting Agreement......................................................1
U.S. real property holding corporation.....................................23 without limitation.........................................................58
Year.......................................................................41




                        AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER, among Johns Manville
Corporation, a Delaware corporation (the "Company"), HB Merger LLC, a Delaware limited liability company ("Merger Company"), and HB Finance LLC, a Delaware limited liability company ("Finance Company"), dated as of June 22, 2000 (the "Agreement").

               WHEREAS, the respective members or Boards of Directors, as the case may be, of Merger Company, Finance Company and the Company have approved this Agreement and deemed this Agreement to be advisable and have approved the transactions contemplated hereby, including the recapitalization of the Company through the merger of Merger Company with and into the Company (the "Merger") in accordance with the terms of this Agreement, the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "Delaware Act"); and

               WHEREAS, the Board (as defined herein) has approved the form of Amendment to the Company's Restated Certificate of Incorporation attached as Exhibit A hereto (the "Charter Amendment") and determined it to be advisable; and

               WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Merger Company to enter into this Agreement, Merger Company is entering into a voting agreement (the "Trust Voting Agreement") with Manville Personal Injury Settlement Trust (the "Trust"), pursuant to which, on the terms and subject to the conditions thereof, the Trust has agreed to vote in favor of the adoption of this Agreement and approval of the transactions contemplated hereby, including the Charter Amendment;

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                 ARTICLE I

                                 THE MERGER

               Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the Delaware Act, at the Effective Time (as defined in Section 1.2 hereof), Merger Company shall be merged with and into the Company. Upon the Merger, the separate existence of Merger Company shall cease and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect as provided in the applicable provisions of the DGCL and the Delaware Act. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Merger Company shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company and Merger Company shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

               Section 1.2 Effective Time. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 1.3 below), Merger Company and the Company will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") in such form and executed as provided in the DGCL and the Delaware Act. The Merger shall become effective on the date and at the time when the Certificate of Merger has been duly filed with the Secretary of State or, subject to the DGCL and the Delaware Act, such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

               Section 1.3 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York city time, on a date to be specified by the parties, which shall be no later than the second Business Day (as defined in Section 8.5) after satisfaction or waiver (by the party entitled to waive the condition) of all of the conditions set forth in Article VI hereof (except for the conditions set forth in Sections 6.1(a) and 6.1(f) which cannot be waived and those conditions that by their nature cannot be satisfied until the Closing, but subject to all such conditions having been satisfied or waived at the time of the Closing) (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another date and/or place is agreed to in writing by the parties hereto.

               Section 1.4 Certificate of Incorporation; By-laws. Pursuant to the Merger, (i) the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate of Incorporation"), as in effect immediately prior to the Merger shall be amended and restated in its entirety in the form attached as Exhibit B hereto (including the terms of the Surviving Corporation Preferred Stock (as defined in Section 2.1(a) below) attached thereto as Annex A and the terms of the Surviving Corporation Junior Preferred Stock (as defined in Section 2.1(b) below) attached thereto as Annex B), and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, and (ii) the by-laws of the Company, attached as Exhibit C hereto, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               Section 1.5 Directors and Officers of the Surviving Corporation and Certain Subsidiaries.

               (a) The persons listed on Section 1.5(a) of the disclosure letter separately delivered by Merger Company and Finance Company to the Company on or prior to the date hereof (the "MF Disclosure Letter") shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

               (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                ARTICLE II

                            CONVERSION OF SHARES

               Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Company, the holders of any shares of common stock, par value $.01 per share, of the Company (referred to herein as "Common Shares" or "Company Common Stock"), the holders of any shares of the Company Class TM Preferred Stock, par value $.01 per share (referred to herein as "Class TM Shares" or "Class TM Preferred Stock"), or the holders of any membership interests of Merger Company (the "Merger Company Membership Interests"):

               (a) Each issued and outstanding share of Company Common Stock (other than Common Shares to be cancelled in accordance with Section 2.1(d) and the Dissenting Shares covered by Section 2.4) shall be converted into the right to receive, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Common Stock Certificates") in the manner provided in Section 2.2, $13.625 per share in cash, payable to the holder thereof without interest, and 0.02 of a fully paid and nonassessable share of Series A Redeemable PIK Preferred Stock, par value $.01 per share, of the Surviving Corporation, the terms of which are set forth in Annex A of Exhibit B hereto (the "Surviving Corporation Preferred Stock"). Such consideration is referred to herein as the "Common Stock Merger Consideration." All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Common Stock Certificate shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration for each share of Company Common Stock upon the surrender of such certificate in accordance with Section 2.2. Any payment made pursuant to this Section 2.1(a) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

               (b) Each issued and outstanding share of Class TM Preferred Stock, the terms of which are set forth in Exhibit A hereto shall be converted at the Effective Time into the right to receive, payable upon surrender of the certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Class TM Preferred Stock (the "Class TM Certificates") in the manner provided in
Section 2.2, 0.6 of a fully paid and nonassessable share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock") and
0.4 of a fully paid and nonassessable share of Series B Junior Redeemable Convertible Preferred Stock, par value $.01 per share, of the Surviving Corporation, the terms of which are set forth in Annex B to Exhibit B hereto (the "Surviving Corporation Junior Preferred Stock"). Such consideration is referred to herein as the "Class TM Merger Consideration", and references to such consideration or the Common Stock Merger Consideration, as applicable, are referred to hereby as the "Merger Consideration". All such Class TM Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Class TM Certificate shall cease to have any rights with respect thereto, except the right to receive the Class TM Merger Consideration for each share of Class TM Preferred Stock upon the surrender of the Class TM Certificates in accordance with Section
2.2. Any payment made pursuant to this Section 2.1(b) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

               (c) Each issued and outstanding Merger Company Membership Interest shall be converted into and become 0.6 of a fully paid and nonassessable share of Surviving Corporation Common Stock and 0.4 of a fully paid and nonassessable share of Surviving Corporation Junior Preferred Stock.

               (d) All shares of Company Common Stock that are held by the Company as treasury stock and all shares of Company Common Stock owned by Merger Company or any Subsidiary of Merger Company shall be cancelled and retired and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor.

               Section 2.2 Exchange of Certificates.

               (a) At least five Business Days prior to the Effective Time, Merger Company shall designate the Company's registrar and transfer agent, or such other bank or trust company as is reasonably satisfactory to the Company, to act as exchange agent for the holders of Common Shares and Class TM Shares (collectively, the "Shares") in connection with the Merger, pursuant to an agreement providing for the matters set forth in this
Section 2.2 and such other matters as may be appropriate and the terms of which are reasonably satisfactory to the Company (the "Exchange Agent"), for the payment of the applicable Merger Consideration. Immediately prior to the Effective Time, Finance Company and the Company will cause to be deposited in trust with the Exchange Agent for the benefit of holders of the Shares, as applicable, (i) the amount of cash, (ii) certificates representing the number of whole shares of Surviving Corporation Preferred Stock, (iii) certificates representing the number of whole shares of Surviving Corporation Junior Preferred Stock and (iv) certificates representing the number of whole shares of Surviving Corporation Common Stock necessary to complete the transactions contemplated by this Section
2.2 on a timely basis (the "Exchange Fund").

               At the Effective Time, the Surviving Corporation will instruct the Exchange Agent to promptly, and in any event not later than three Business Days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of Common Stock Certificates or Class TM Certificates (collectively, the "Certificates"), whose shares were converted pursuant to Section 2.1 into the right to receive the applicable Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Merger Company and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the applicable Merger Consideration (which shall provide that, at the election of the surrendering holder, Certificates may be surrendered, and the applicable Merger Consideration therefor collected, by hand delivery). At least two Business Days prior to the Effective Time, Merger Company will cause the Exchange Agent to make available for collection by hand at its offices in New York, New York, the letter of transmittal and instructions referred to in the immediately preceding sentence. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration for each share of Company Common Stock or Class TM Preferred Stock, as the case may be, formerly represented by such Certificate, to be mailed within three Business Days of receipt thereof (and made available for collection by hand immediately following the Effective Time if the completed letter of transmittal is received at least one Business Day prior to the Effective Time), and the Certificate so surrendered shall forthwith be cancelled. If payment of the applicable Merger Consideration is to be made to a person or stock certificates are to be issued to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment or issuance that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the applicable Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration and a check in the proper amount of cash in lieu of any fractional shares of Surviving Corporation Preferred Stock pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled, may be issued with respect to such Company Common Stock to such a transferee if the Certificates representing such Company Common Stock are presented to the Exchange Agent (or if lost, stolen or destroyed, the procedures set forth in Section 2.2(e) are complied with), accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

               (b) Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Company Common Stock held by Merger Company, or any Subsidiary of Merger Company, or Dissenting Shares (as defined in Section 2.4)) shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Section 2.2. No interest or dividends shall be paid or will accrue on any Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II (other than dividends, if any, accruing on the Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock from the Effective Time pursuant to the terms thereof).

               Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of any such shares for any Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock or dividends thereon, or, in accordance with Section 2.2(d), cash in lieu of fractional shares thereof, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock and Surviving Corporation Common Stock for the account of the persons entitled thereto.

               (c) Any portion of the Exchange Fund and the Fractional Securities Fund (as defined in Section 2.2(d)) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Surviving Corporation, upon demand of Surviving Corporation, and any former stockholders of the Company shall thereafter look only to Surviving Corporation for payment of their claim for the Merger Consideration for the shares or for any cash in lieu of fractional shares of Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock.

               (d) No fractional shares of Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock shall be issued in the Merger. Each holder of shares of Surviving Corporation Preferred Stock, Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock to which such holder otherwise would have been entitled pursuant to Section 2.2 (after taking into account all Shares then held of record by such holder) shall receive in lieu thereof, a cash payment in an amount equal to the product of (i) in the case of Surviving Corporation Preferred Stock the fractional interest of each such share to which such holder otherwise would have been entitled, multiplied by $100 and (ii) in the case of Surviving Corporation Junior Preferred Stock or Surviving Corporation Common Stock, as applicable, the fractional interest of each such share to which such holder otherwise would have been entitled, multiplied by $15.625 (the cash comprising such aggregate payments in lieu of such fractional shares being hereinafter referred to as the "Fractional Securities Fund"). The Company shall, immediately prior to the Effective Time, make available to the Exchange Agent cash in an amount sufficient to make the payments in lieu of such fractional shares as aforesaid.

               (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined in Section 8.5) claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration deliverable in respect thereof as determined in accordance with this
Article II, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as the Surviving Corporation may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

               (f) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock and Class TM Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II, subject to Section 262 of the DGCL.

               Section 2.3 Company Awards.

               (a) Immediately prior to the Effective Time, each outstanding option (each, an "Option") to purchase shares of Company Common Stock (other than Elected Management Options as defined in Section 2.3(c) below) and each outstanding stock appreciation right with respect to Company Common Stock (each, an "SAR") granted by the Company pursuant to the Company's benefit plans (the "Option Plans") identified in Section 2.3 of the disclosure letter separately delivered by the Company to Merger Company and Finance Company on or prior to the date hereof (the "Disclosure Letter"), whether or not exercisable, which is outstanding and unexercised at such time, shall be cancelled and each holder thereof shall be entitled to receive, immediately prior to the Effective Time, an amount in cash computed by multiplying (i) the excess, if any, of (A) the greater of (x) $15.625 and (y) the highest Fair Market Value (as defined in the Company's 1996 Executive Incentive Compensation Plan) per Common Share at any time during the 60-day period preceding the Effective Time, over (B) the exercise price per share of Company Common Stock subject to such Option or grant price per share in respect of such SAR, as applicable (the "Spread"), by (ii) the number of such shares of Company Common Stock then subject to such Option or SAR; provided, that any such payment shall be net of all withholding taxes required to be withheld by the Company.

               (b) Immediately prior to the Effective Time, each share of deferred stock ("Deferred Stock") awarded under the Option Plans (other than an Elected Deferred Share as defined in Section 2.3(c) below) shall be cancelled and each holder thereof shall be entitled to receive, immediately prior to the Effective Time, with respect to each share of Deferred Stock so cancelled, an amount in cash equal to the greater of (x) $15.625 and (y) the highest Fair Market Value (as defined in the Company's 1996 Executive Incentive Plan) per share of Company Common Stock at any time during the 60-day period preceding the Effective Time (net of all withholding taxes required to be withheld by the Company).

               (c) (i) Each member of Management (as defined in Section 8.5(iii)) shall have the right to elect, prior to the Special Meeting, pursuant to an election form reasonably acceptable to the parties ("Election Form"), that, in lieu of receiving the Spread, with respect to each Option owned by such member of Management for which an election is made, the Spread on such option will be converted into the right to receive
(i) that number of shares of Surviving Corporation Common Stock equal to the product of (a) the Spread divided by $15.625 and (b) 0.6 and (ii) that number of shares of Surviving Corporation Junior Preferred Stock equal to the product of (x) the Spread divided by $15.625 and (y) 0.4, in each case on the terms and conditions set forth in the applicable Election Form; provided, that any such payment shall be net of all withholding taxes required to be withheld by the Company.

               (ii) Each member of Management shall have the right to elect, prior to the Special Meeting, that, in lieu of receiving the corresponding cash payment as set forth in Section 2.3(b) with respect to each share of Deferred Stock owned by such member (each share for which an election is made, an "Elected Deferred Share"), such Elected Deferred Share be converted into the Class TM Merger Consideration, on the terms and subject to the conditions set forth in this Section 2.3(c) and the applicable election form.

               (d) Immediately prior to the Effective Time, (i) each unit in the Company Deferred Compensation Plan deemed invested in assets other than in Company Common Stock shall be converted into the right to receive cash in an amount equal to the value of such unit, payable to the holder thereof without interest, and (ii) each unit deemed invested in shares of Company Common Stock in the Deferral Account (as defined in the Company's Deferred Compensation Plan and the Non-Employee Directors' Deferred Compensation Plan (together, the "Deferred Compensation Plans") (together with the Option Plans, the "Benefit Plans")), including those Deferral Accounts with respect to which one or more installment payments have previously been made, shall be settled in a cash amount equal to $15.625 per share provided that any such payment shall be net of all withholding taxes required to be withheld by the Company. To the extent that, at the Effective Time, a member of Management has any portion of his Deferral Account deemed invested in shares of the Company Common Stock (the "Deemed Shares"), such member shall have the right to elect, prior to the Special Meeting, pursuant to an election form that, in lieu of receiving a cash payment set forth in the Deferred Compensation Plan with respect to each Deemed Share owned by such member (each, an "Elected Deemed Share"), that such Elected Deemed Share will be converted into the Class TM Merger Consideration, on the terms and subject to the conditions set forth in this
Section 2.3(d) and the applicable election form (net of all withholding taxes required to be withheld by the Company).

               Notwithstanding anything in this Section 2.3 to the contrary, in no event will the Company have an obligation hereunder that violates the terms of the applicable Benefit Plans. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to (i) obtain all required consents from, and provide any required notices to, the holders of Options and Deferred Stock and (ii) amend the terms of the applicable Benefit Plans, in each case as is necessary to give effect to the provisions of paragraphs (a), (b), (c) and (d) of this Section 2.3; provided however, that the Company shall not be required to make any payment in respect of the foregoing (other than as set forth in Sections 2.3(a), (b), (c) and (d)).

               Section 2.4 Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Common Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Common Stock Merger Consideration, as provided in Section 2.1 hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Common Stock Merger Consideration to which such holder is entitled, without interest or dividends thereon (except dividends in respect of the Surviving Corporation Preferred Stock).

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Merger Company and Finance Company that:

               Section 3.1 Organization. Each of the Company and its Subsidiaries (as defined in Section 8.5(vii)) is a corporation or other entity duly incorporated or organized, as the case may be, validly existing, and in good standing (but, with respect to Subsidiaries not organized in the United States, only to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not have a Material Adverse Effect (as defined in Section 8.5(iv)). The Company has previously delivered to Merger Company a complete and correct copy of each of its Restated Certificate of Incorporation and by-laws, as currently in effect (the "By-Laws").

               Section 3.2 Capitalization.

               (a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, 7,200,000 shares of Convertible Preferred Stock, Series A, par value $1.00 per share (the "Convertible Preferred Stock") and 11,109,170 shares of Cumulative Preference Stock, Series B, par value $1.00 per share (the "Cumulative Preferred Stock") and prior to the Effective Time will also consist of 5,000,000 shares of Class TM Preferred Stock. As of the date hereof, (i) 147,699,913 shares of Company Common Stock are issued and outstanding, (ii) 17,013,046 shares of Company Common Stock are issued and held in the treasury of the Company, and (iii) there are no shares of Convertible Preferred Stock or Cumulative Preferred Stock issued and outstanding or held in treasury and (iv) 12,804,482 shares of Company Common Stock are reserved for issuance upon exercise of Options, SARs or Deferred Stock under the Option Plans or Deferred Compensation Plans. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding. All the outstanding shares of the Company's capital stock are, and all shares of Class TM Preferred Stock and all shares which may be issued or granted pursuant to the exercise of Options, SARs, or Deferred Stock will be, when issued or granted in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 3.2(a) of the Disclosure Letter as of the date hereof and for the transactions contemplated hereby, there are no existing (i) options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary of the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.
Schedule 3.2 (a) of the Disclosure Letter sets forth (A) with respect to each Option, Deferred Stock or other such rights or obligations referred to in this Section 3.2(a) owned by a director-level employee or higher, including with respect to each Option owned by a director-level employee or higher, the name of the holder thereof, the number of securities or underlying securities associated therewith, the exercise or strike price associated therewith, the vesting schedule, if any, the termination date thereof and any other pricing information relating thereto and (B) the aggregate number of securities or underlying securities associated therewith and the price terms with respect to all other Options, SARs, Deferred Stock or other such rights or obligations referred to in this
Section 3.2(a).

               (b) Except as set forth in Section 3.2(b) of the Disclosure Letter, all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company's Subsidiaries are beneficially owned, directly or indirectly, by the Company free and clear of any mortgage, lien, pledge, charge, encumbrance or other security interest (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or ownership interests) (collectively, "Liens"), other than such restrictions as may exist under applicable statute and all such shares or other ownership interests have been duly authorized, validly issued and are fully paid and non-assessable.

               Section 3.3 Authorization; Validity of Agreement.

               (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of its stockholders as contemplated by Section 5.6 hereof, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of the Company (the "Board") and, other than adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement and approval of the Charter Amendment by the Company and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Merger Company and Finance Company, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (b) The Board has adopted such resolutions as are necessary so that the provisions of Section 203 of the DGCL are inapplicable to the transactions contemplated by this Agreement.

               Section 3.4 No Violations; Approvals.

               (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or By-laws of the Company or violate any provision of the certificate of incorporation or bylaws (or other organizational documents with respect to non-incorporated entities) of its Subsidiaries, (ii) except as set forth in Section 3.4(a) of the Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or the creation of a Lien, other than a Permitted Exception, pursuant to), or require any consent of any third party pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, collective bargaining agreement, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets; except in the case of clauses (ii) or (iii) for such violations, breaches, defaults, rights, creation of Liens or failure to obtain consents which would not have a Material Adverse Effect.

               (b) No filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (a "Governmental Entity") is legally required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws (as defined in Section 5.4(c)), (ii) with respect to the issuance of Surviving Corporation Common Stock, Surviving Corporation Preferred Stock and Surviving Corporation Junior Preferred Stock in the Merger, the applicable requirements under the Securities Act of 1933, as amended (the "Securities Act"), (iii) applicable requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of the Certificate of Merger with the Secretary of State, including the amendments to the Restated Certificate of Incorporation that will become effective as of the Effective Time set forth in Exhibit B hereto, and the Charter Amendment, (v) applicable requirements under corporation, takeover or "blue sky" laws of various states or non-United States change-in-control or investment laws or regulations, (vi) applicable requirements under Environmental Laws (as defined in Section 3.15) and (vii) such other consents, approvals, orders, permits, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not either individually, or in the aggregate, have a Material Adverse Effect.

               Section 3.5 SEC Reports and Financial Statements. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms and documents required to be filed by it since January 1, 1997 under the Exchange Act and has heretofore made available to Merger Company
(i) its Annual Reports on Form 10-K for the years ended December 31, 1997, December 31, 1998 and December 31, 1999, respectively, (ii) all proxy statements relating to meetings of stockholders of the Company since January 1, 1997 (in the form mailed to stockholders), (iii) its quarterly report on Form 10-Q for the quarter ended March 31, 2000, and (iv) all other forms, reports and registration statements filed by the Company with the SEC since January 1, 1997 (other than registration statements on Form S-8 or preliminary materials and registration statements in forms not declared effective). The documents described in clauses (i)-(iv) above, as amended, are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the Company SEC Documents, including the financial statements and schedules provided therein or incorporated by reference therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included or incorporated by reference in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

               Section 3.6 Absence of Certain Changes. Except as disclosed in the Company SEC Documents or as disclosed in Section 3.6 of the Disclosure Letter, from March 31, 2000 until the date of this Agreement,
(i) the Company and its Subsidiaries have conducted their operations in the ordinary course, (ii) there has not been a Material Adverse Effect and
(iii) the Company and its Subsidiaries have not taken any of the following actions:

               (a) declared, set aside or paid (other than dividends paid by Subsidiaries to the Company or other wholly-owned Subsidiaries of the Company) any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than regular quarterly dividends consistent with past practice;

               (b) incurred any material indebtedness for money borrowed or issued or sold any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guaranteed any material indebtedness for money borrowed other than under credit facilities in the ordinary course of business and other than borrowings in the ordinary course of business that can be repaid at any time without prepayment penalty or other similar fees;

               (c) granted any material increase in the fringe benefits or compensation payable or to become payable by the Company to any officer or director of the Company, except for normal increases in the ordinary course of business consistent with past practice or to reflect promotions or new hires;

               (d) entered into any significant new line of business outside of the buildings products industry, or incurred or committed to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to that are no greater than the amount designated therefor in the Company's current capital budget approved by the Board in December, 1999, the amount of which has been furnished to Merger Company prior to the date hereof (the "Capital Budget");

               (e) other than in the ordinary course of business consistent with past practice, sold, leased, mortgaged, encumbered or otherwise disposed of, any material assets (including capital stock of Subsidiaries);

               (f) merged or consolidated with, or purchased an equity interest in all or substantially all of the assets (which assets shall be material to the Company) of, any Person or other business organization or any division or business thereof; or

               (g) agreed to take any of the foregoing actions identified in subparagraphs (a) through (f) above.

               Section 3.7 Absence of Undisclosed Liabilities. Except as expressly identified in the Company SEC Documents, or as reflected or reserved against in the balance sheet dated as of December 31, 1999 or the balance sheet dated as of March 31, 2000 constituting a portion of the financial statements included in the Company's Annual Report on Form 10-K for the term ended December 31, 1999 and the Company's quarterly report filed on Form 10-Q, respectively (the "Balance Sheets") or in the notes thereto and except for liabilities in respect of Litigation (which are the subject of Section 3.10) and liabilities under Environmental Laws (which are the subject of Section 3.15), neither the Company nor any of its Subsidiaries had as of that date any liabilities which were material to the Company and its Subsidiaries taken as a whole and which were required to be set forth in the Balance Sheets or the notes thereto in accordance with GAAP. Except as disclosed in the Company SEC Documents, since the date of the Balance Sheet, the Company has not incurred any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for such liabilities as would not have a Material Adverse Effect, liabilities resulting from the execution and delivery of this Agreement or relating to the transactions contemplated hereby and except for liabilities in respect of Litigation (which are the subject of Section 3.10) and liabilities under Environmental Laws (which are the subject of Section 3.15).

               Section 3.8 Information in Disclosure Documents. None of (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of Surviving Corporation Preferred Stock as required by the terms of this Merger (the "S-4"), (ii) the Proxy Statement (as defined in Section 5.6(b)) (and any amendment thereof or supplement thereto) or (iii) any information to be supplied by the Company in any other statement or schedule required to be filed by either the Company or the Merger Company with the SEC in connection with the transaction contemplated hereby will contain, at the date mailed to Company stockholders and at the time of the Special Meeting (as defined in Section 5.6(a)), any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and the S-4, the Proxy Statement and any other statement or schedule filed by the Company will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the S-4, the Proxy Statement or such statement or schedule based on information supplied by Merger Company for inclusion in the S-4 or the Proxy Statement.

               Section 3.9 Employee Benefit Plans; ERISA.

               (a) Section 3.9(a) of the Disclosure Letter contains a true and complete list of each material "employee benefit plan" as defined in
Section 3(3) of ERISA and each bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock award, severance or termination benefit, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, each employment, retention or severance agreement or arrangement which cannot be terminated in fewer than three months or without liability exceeding the greater of one month's salary or one week of salary for each year of service and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee or director of the Company or any ERISA Affiliate employed in the United States (the "Plans").

               (b) With respect to each Plan, the Company has heretofore delivered or made available to Merger Company true and complete copies of each of the following documents:

               (i) the Plan;

               (ii) the most recent annual report and actuarial report;

               (iii) the most recent Summary Plan Description required under ERISA with respect thereto;

               (iv) if the Plan is funded through a trust or third party funding vehicle, the trust or other funding agreement and the latest financial statements thereof; and

               (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and each voluntary employee benefit association intended to qualify under Section 501(c)(9) of the Code.

               (c) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a liability under such Title, other than liability for contributions due in the ordinary course and premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which contributions and premiums have been paid when due) except for such liabilities that would not have a Material Adverse Effect.

               (d) No Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA (an "ERISA Plan"), is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

               (e) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date. Each ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified (or timely application has been made therefor); no event has occurred since the date of such determination that would materially adversely affect such qualification; and each trust maintained thereunder has been determined by the Internal Revenue Service to be exempt from taxation under Section 501(a) of the Code. All contributions or other payments required to have been made by Company and its Subsidiaries to or under any Plan by applicable law or the terms of such Plan have been timely and properly made. Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code except where a failure to so operate or administer would not have a Material Adverse Effect. There are no pending, or to the knowledge of the Company, threatened, material claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

               (f) Except as disclosed in Schedule 3.9(f) of the Disclosure Letter or in connection with equity compensation or otherwise disclosed or referred to in Section 3.9 (or in Section 3.9 of the Disclosure Letter), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, without further action (i) result in any payment becoming due to any current or former employee or director of Company and its Subsidiaries, (ii) increase any benefits under any Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits, (iv) satisfy any condition or requirement entitling any current or former employee or director of Company and its Subsidiaries to additional rights or features with respect to any benefits, or (v) result in any payment becoming due by the Company or any of its Subsidiaries or the Merger Company that would be subject to Sections 162(m), 280G or 4999 of the Code.

               (g) Section 3.9(g) of the Disclosure Letter identifies each Employment Agreement containing a provision for "Good Reason" or similar terms relating to the potential termination of the employee's employment with the Company in connection with the consummation of the Merger. Neither the Company nor its Subsidiaries has taken any corporate action acknowledging that an individual party to a Listed Employee Agreement will have, upon consummation of the Merger, "Good Reason" or a similar right (as that term is defined in such Listed Employee Agreement) to terminate his or her employment thereunder with the Company.

               (h) With respect to each Plan that is not subject to United States law (a "Foreign Plan"):

               (i) Except as disclosed in Schedule 3.9(h) of the Disclosure Letter, with respect to each Foreign Plan, any liability for accrued benefit obligations has been funded (through insurance or otherwise) or a book reserve account has been established (in each case sufficient to procure or provide for the accrued benefit obligations in accordance with
GAAP), and each such account is reflected on the Balance Sheets except for such liability for accrued benefit obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 or otherwise disclosed in the Company SEC Documents; and

               (ii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

               Section 3.10 Litigation; Compliance with Law.

               (a) Except as expressly identified in the Company SEC Documents or Section 3.10 of the Disclosure Letter and except for claims under Environmental Laws (which are the subject of Section 3.15), (i) as of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which would reasonably be expected to result in a liability greater than $5,000,000, whether or not covered by insurance, and (ii) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which would have a Material Adverse Effect.

               (b) Except as expressly identified in the Company SEC Documents and except for Environmental Laws (which are the subject of Section 3.15), the operations of the Company and its Subsidiaries are not being conducted in violation of any law, statute, regulation, judgment, decree, order or injunction of any Governmental Entity, except where such violations would not have a Material Adverse Effect.

               (c) The Company and its Subsidiaries hold all licenses, permits, variances and approvals of Governmental Entities necessary for the lawful conduct of their respective businesses as currently conducted except for licenses, permits, variances or approvals under Environmental Laws (which are the subject of Section 3.15) and except where the failure to hold such licenses, permits, variances or approvals would not have a Material Adverse Effect.

               (d) Except as set forth in Schedule 3.10(d) of the Disclosure Letter, or as set forth in the Balance Sheets, neither the Company nor any of its Subsidiaries has, as of the date therein, any liabilities associated with the matters contemplated by this Section 3.10 which would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, except for such liabilities as were incurred in the ordinary course of business or would not have a Material Adverse Effect.

               Section 3.11 Intellectual Property. Section 3.11 of the Company Disclosure Letter sets forth a list of all registered and pending applications for Intellectual Property (as hereinafter defined) of the Company or its Subsidiaries material to the Company taken as a whole. The Company and its Subsidiaries own free and clear of any Lien, other than Permitted Exceptions, or possess licenses or other valid rights to use, all patents, patent rights, domain names, trademarks (registered or unregistered), trade dress, trade names, copyrights (registered or unregistered), service marks, trade secrets, know-how and other confidential or proprietary rights and information, inventions, processes, formulae, as well as all goodwill symbolized by any of the foregoing (collectively, "Intellectual Property") necessary in connection with the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess such rights or licenses would not have a Material Adverse Effect. Except as disclosed in Section 3.11 of the Disclosure Letter, (i) the conduct, products or services of the business of the Company and its Subsidiaries as currently conducted do not infringe upon any Intellectual Property of any third party except where such infringement would not reasonably be expected to create a liability in excess of $2,000,000 or otherwise would not have a Material Adverse Effect,
(ii) there are no claims or suits pending or for which written notice has been provided or, to the knowledge of the Company, threatened (A) alleging that the Company's or its Subsidiaries' conduct, products or services infringe upon any Intellectual Property of any third party except where such infringement would not reasonably be expected to create a liability in excess of $2,000,000 or otherwise have a Material Adverse Effect, or (B) challenging the Company's or its Subsidiaries' ownership of, right to use, or the validity or enforcement of any license or other agreement relating to, the Company's and its Subsidiaries' Intellectual Property, and (ii) to the knowledge of the Company, no Person is infringing upon any Intellectual Property of the Company or its Subsidiaries except where such infringement would not have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of the Company or any Subsidiary with respect to the Intellectual Property owned or used by them, except where such loss or encumbrance would not reasonably be expected to create a liability in excess of $2,000,000 or otherwise have a Material Adverse Effect. All Intellectual Property necessary in connection with the business of the Company and its Subsidiaries is valid, subsisting, enforceable and, where applicable, has been properly maintained, except as would not have a Material Adverse Effect.

               Section 3.12 Identified Contracts.

               (a) Other than the contracts or agreements of the Company included as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and contracts or agreements between the Company and its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of the Company, Section 3.12(a) of the Disclosure Letter lists each of the contracts and agreements of the following types to which the Company or any of its Subsidiaries is a party as of the date of this Agreement (such contracts and agreements described below being "Identified Contracts"):

               (i) contracts, agreements and commitments for the purchase of products or inventories by, or for the furnishing of services to, the Company or its Subsidiaries that (A) require remaining payments by the Company or its Subsidiaries in excess of $2,500,000 and (B) are not terminable by the Company or its Subsidiaries, as the case may be, on notice of one year or less without penalty;

               (ii) contracts, agreements and commitments for the sale of products or inventories, or for the furnishing of services, by the Company or its Subsidiaries that (A) require remaining payments to the Company or its Subsidiaries in excess of $2,500,000 and (B) are not terminable by the Company or its Subsidiaries, as the case may be, on notice of one year or less;

               (iii) manufacturer's representative, sales agency and distribution contracts and agreements under which there were in 1999 or there are projected to be in 2000 annual sales in excess of $2,500,000;

               (iv) mortgages, indentures, security agreements, notes, loan agreements, guarantees and other contracts and agreements governing the terms of indebtedness of the Company or its Subsidiaries to third parties in excess of $5,000,000 principal amount;

               (v) material contracts and agreements between the Company and any of its affiliates;

               (vi) shareholder, voting trust or similar contracts and agreements relating to the voting of shares or other equity interests of the Company or its Subsidiaries;

               (vii) contracts and agreements entered into since January 1, 1991, providing for the acquisition or disposition of assets or direct or indirect acquisition or disposition of 10% or more of any class of equity securities of any Person having a value in excess of $5,000,000, other than sales of inventories in the ordinary course of business and sales of obsolete equipment;

               (viii) capitalized leases which pursuant to their terms, are reasonably expected to involve an aggregate payment obligation greater than $5,000,000; and

               (ix) agreements, contracts, understandings or arrangements between the Company or any of its Subsidiaries and the Trust or the Manville Property Damage Settlement Trust (collectively, "Company Trust Agreements").

               (b) Each Identified Contract is in full force and effect (subject to termination in accordance with its terms following the date hereof) and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company as of the date hereof, any other party thereto, is in material breach of, or material default under, any such Identified Contract, except for such failures to be in full force and effect, breaches or defaults which would not have a Material Adverse Effect.

               Section 3.13 Real Property.

               (a) Section 3.13(a) of the Disclosure Letter sets forth a complete list of (i) all real property and interests in real property owned in fee by the Company and its Subsidiaries (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased, subleased, or otherwise occupied by the Company and its Subsidiaries as lessee with annual lease payment obligations in excess of $500,000 (individually, a "Leased Property" and collectively, the "Leased Properties," such Leased Properties, together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties").

               (b) Owned Properties. Except as set forth in Section 3.13(b) of the Disclosure Letter, the Company and its Subsidiaries have good, marketable and valid fee simple title to all Owned Properties and all buildings, structures and other improvements located thereon, free and clear of all Liens, except the Permitted Exceptions.

               (c) Leases.

               (i) Except as set forth in Section 3.13(c)(i) of the Disclosure Letter, the Company and its Subsidiaries have valid and binding leasehold interests in and to the Leased Properties and all buildings, structures or other improvements located thereon pursuant to the leases, licenses and occupancy agreements listed on Section 3.13(a)(ii) of the Disclosure Letter (each, a "Real Property Lease" and collectively, the "Real Property Leases"), subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

               (ii) Except as set forth in Section 3.13(c)(ii) of the Disclosure Letter, each of the Real Property Leases is in full force and effect; the Company or a Subsidiary thereof holds good and valid leasehold title to, and actual possession of, the Leased Properties subject thereto, free and clear of all Liens of any nature whatsoever, except the Permitted Exceptions. Except for the non-disturbance agreements listed in Section 3.13(c)(ii) of the Disclosure Letter, the Company is aware of no other non-disturbance agreements to which it is a party.

               (iii) Except as set forth in Section 3.13(c)(iii) of the Disclosure Letter, there are no material leases or subleases executed by the Company, as lessor, with respect to any of the Company Properties;

               (iv) Each of the Real Property Leases entitles the Company or its Subsidiary, as the case may be, to the use, occupancy and possession of the Leased Properties specified therein for the purposes such Leased Properties are now being used; and

               (v) Neither the Company nor any of its Subsidiaries is in material default, and to the knowledge of the Company and any of its Subsidiaries no other material default exists, under any Real Property Lease with a term extending more than one year from the date hereof and an annual lease payment obligation in excess of $2,000,000.

               (d) Except as set forth in Section 3.13(d) of the Disclosure Letter, all of the buildings, fixtures and improvements included on or in the Company Properties and owned or leased by the Company and its Subsidiaries are in satisfactory condition and repair for the continued use of the Company Properties in the ordinary course of business consistent with past practices except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

               (e) Except as set forth in Section 3.13(e) of the Disclosure Letter, the Permitted Exceptions do not adversely affect, in any material respect, the use, management or operation of the Company Properties except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

               (f) Except as set forth in Section 3.13(f) of the Disclosure Letter, all certificates of occupancy necessary for the current use and operation of each Company Property have been issued and are in full force and effect, the use of the Company Properties is in conformity with such certificates of occupancy except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

               (g) Except as set forth in Section 3.13(g) of the Disclosure Letter, there does not exist any actual or, to the knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any material part thereof except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

               (h) Except as set forth in Section 3.13(h) of the Disclosure Letter, (x) no person or entity has any option or right of first refusal to acquire title to the Company Properties or any material portion thereof or interest therein; and (y) neither the Company nor any of its Subsidiaries has entered into a contract to sell any material real estate interest except in the ordinary course of business.

               (i) The current use and occupancy of the Company Properties and the improvements located thereon are not in violation of any recorded or unrecorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Company Properties except to the extent that instances of noncompliance with the preceding provisions of this sentence, individually or in the aggregate, do not have a Material Adverse Effect.

               (j) All Company Properties have sufficient access to public roads.

               (k) All water, gas and other utilities are sufficient to enable the Company Properties to continue to be used and operated in the ordinary course of business consistent with past practices.

               Section 3.14 Taxes.

               (a) Except as set forth in Section 3.14 of the Disclosure
Letter: (i) All material Returns (as defined in Section 3.14(b) below) required to be filed with any taxing authority by the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes (as defined in Section 3.14(b) below) shown as due and payable on the Returns and as of the time of filing the Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries in all material respects; (iii) the Company and its Subsidiaries have made provision for all material Taxes payable by the Company, its Subsidiaries and the Trust, insofar as the Company is responsible for the Taxes of the Trust, for which no Return has yet been filed or in respect of which a final determination has not yet been made;
(iv) the charges, accruals and reserves for Taxes with respect to the Company, its Subsidiaries and the Trust, insofar as the Company is responsible for the Taxes of the Trust reflected in the Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) to the knowledge of the Company there is no action, suit, proceeding, investigation, audit or claim pending or threatened, against or with respect to the Company or any of its Subsidiaries in respect of any Tax; (vi) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or are not adequately reserved for in the most recent financial statements contained in the Company SEC Documents; (vii) none of the Company or any of the Company's Subsidiaries has waived any statute of limitations or agreed to any extension of time within which to file any Return, or to pay any material Taxes which such statute of limitations has not expired or Return or Taxes have not since been timely filed or paid; (viii) none of the Company or any of the Company's Subsidiaries is party to or is bound by any Tax sharing, Tax indemnity or similar agreement with respect to Taxes pursuant to which it will have any obligation to make any payment after the Closing Date; (ix) since January 1, 1995 none of the Company nor any of the Company's Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law; (x) each of the Company and the Company's Subsidiaries has withheld and paid over all material Taxes required to be withheld in connection with any amounts paid over or owing to any employee, creditor, independent contractor or other third party; (xi) no claim has been made in writing by a Taxing authority in a jurisdiction where any of the Company or the Company's Subsidiaries does not file Returns to the effect that the Company or the Company's Subsidiaries is or may be subject to Taxation by that jurisdiction; (xii) since January 1, 1996 neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code; (xiii) the Company has not made an election described in Notice 88-67 to treat the Convertible Preferred Stock as "not stock" and an "interest similar to an option"; (xiv) on its 1987 consolidated federal income Tax Return, the Company elected under Section 468B of the Internal Revenue Code of 1954, as amended (the "1954 Code") to treat the Designated Settlement Fund (as defined in Section 3.14(b) below) as a designated settlement fund within the meaning of Section 468B of the 1954 Code; (xv) each of PLR 9146049 and PLR 9534031 remains in full force and effect and neither the Company nor any of its Subsidiaries is aware of any facts that may affect the continuing validity of such rulings; (xvi) all transfers of money or property to the Designated Settlement Fund were pursuant to a court order; and (xvii) the Company is not (and has not been for five years) a "U.S. real property holding corporation" within the meaning of Section 897 of the Code.

               (b) As used in this Agreement:

               (i) the term "Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto;

               (ii) the term "Tax" or "Taxes" shall mean all federal, state, local or foreign taxes, assessments, duties, levies or similar charges of any kind including, without limitation, all income, payroll, withholding, unemployment insurance, social security, sales, use, service, leasing, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, duty, transfer, workers' compensation, severance, windfall profits, or other Tax, charge, fee, levy or assessment of the same or of a similar nature, including any interest, penalty or addition thereto, whether disputed or not; and

               (iii) the term "Designated Settlement Fund" shall mean the non-grantor trust portion of the settlement fund established for claimants against the Company which filed a petition for reorganization under chapter 11 of title 11, United States Code, on August 26, 1982 pursuant to Section 180 7(a)(7)(c) of the Tax Reform Act of 1986.

               Section 3.15 Environmental Matters.

               (a) Except as expressly identified in the Company SEC Documents or as disclosed in Section 3.15(a) of the Disclosure Letter or conditions which both (i) do not, as of the date hereof, constitute Environmental Costs and Liabilities (as defined in this Section 3.15) in excess of $1,000,000 individually or $5,000,000 in the aggregate that are not expressly currently identified on the Company's environmental reserves and (ii) would not have a Material Adverse Effect, the Company and its Subsidiaries have been during the past five years and are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined) which compliance includes the possession of material permits, licenses and governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof and the Company is not aware of any facts, circumstances or conditions that would reasonably be expected to interfere with such continued compliance with existing Environmental Laws or require material capital expenditures to maintain such compliance with existing Environmental Laws.

               (b) Except as expressly identified in the Company SEC Documents or as disclosed in Section 3.15(b) of the Disclosure Letter or conditions which both (i) do not, as of the date hereof, constitute Environmental Costs and Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate that are not currently reflected on the Company's environmental reserves and (ii) would not have a Material Adverse Effect, there are no Environmental Claims (as hereinafter defined) pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries.

               (c) Except as disclosed in Section 3.15(c) of the Disclosure Letter, and except for costs associated with ongoing environmental management of the Company's operations in the ordinary course of business, including those costs reflected in the Company's environmental reserves, the Company is not subject to any outstanding Environmental Costs and Liabilities and, there are not, to the knowledge of the Company, any facts, circumstances or conditions relating to, arising from, associated with or attributable to the operations of the Company or any Subsidiary or any real property currently or formerly owned, operated or leased by or on behalf of the Company or any Subsidiary, including any Release (as defined in this Section 3.15) of Hazardous Substances (as defined in this Section 3.15), that in each case, both (i) as of the date hereof, constitute Environmental Costs and Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate and (ii) would have a Material Adverse Effect.

               (d) Except as disclosed in Section 3.15(d) of the Disclosure Letter, none of the Company or its Subsidiaries has (i) entered into or agreed to any consent decree, order or agreement with any third-party or governmental agency under any Environmental Law or (ii) is subject to any judgment, decree, or order issued pursuant to Environmental Laws and requiring the Company to undertake any investigation, remediation or monitoring as a result of Hazardous Substances in the soil or groundwater, which in either case are both outstanding and would have a Material Adverse Effect.

               (e) Except as disclosed in Section 3.15(e) of the Disclosure Letter, to the knowledge of the Company, there are not now on, in or under any real property owned or operated by the Company or any Subsidiary (x) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Substances, (y) any exposed friable asbestos-containing materials, or (z) any polychlorinated biphenyls, the presence of which both (i) as of the date hereof constitutes Environmental Costs and Liabilities in excess of $1,000,000 individually or $5,000,000 in the aggregate and (ii) would have a Material Adverse Effect.

               (f) The Company has made available to Merger Company copies of all current material environmental or health and safety related audits or assessments involving the Company or any Subsidiary or any real property currently owned, operated or leased by the Company and that are in the Company's possession, custody or control.

               (g) Except as disclosed on Schedule 3.15(g) of the Disclosure Letter, the transactions contemplated under this Agreement do not require the filing of any notice with or the approval of any Governmental Entity with jurisdiction over environmental or health or safety matters under any Environmental Property Transfer Law except where the failure to make such filings would not have a Material Adverse Effect.

               (h) Except as set forth in Schedule 3.15(i) of the Disclosure Letter, or as set forth in the Balance Sheets, neither the Company nor any of its Subsidiaries has, as of the date therein, any liabilities associated with the matters contemplated by this Section 3.15 which would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP except for such liabilities as were incurred in the ordinary course of business or would not have a Material Adverse Effect.

               (i) Merger Company acknowledges that the representations and warranties contained in this Section 3.15 are the only representations and warranties being made by the Company with respect to compliance with, or liability or claims under, Environmental Laws or with respect to permits issued or required under Environmental Laws, that no other representation by the Company contained in this Agreement shall apply to any such matters and that no other representation or warranty, express or implied, is being made with respect thereto.

               As used in this Agreement:

               (i) the term "Environmental Claim" means any claim, lien, action, demand, proceeding, investigation or written notice to the Company or its Subsidiaries by any person or entity alleging non-compliance with or potential liability (including potential liability for investigatory costs, clean-up costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from (a) the presence, or Release into the environment, of any Hazardous Substance (as hereinafter defined) at any location, whether or not owned or operated by the Company or its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation of any applicable Environmental Law;

               (ii) the term "Environmental Costs and Liabilities" means any and all losses, Liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and remedial action) arising from or under any Environmental Law or any agreement with any Governmental Entity or other Person thereunder or pursuant thereto;

               (iii) the term "Environmental Laws" means all federal, state, local and foreign laws including statutes, codes, ordinances, rules, regulations or other legal requirements, as in effect and as interpreted as of the date hereof, relating to pollution or protection of the environment or natural resources, including, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 et seq., the Clean Water Act, 33 U.S.C.ss. 1251 et seq., the Clean Air Act, 33 U.S.C.ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.Css. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq., to the extent it regulated exposure to Hazardous Substances, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes;

               (iv) the term "Environmental Property Transfer Laws" means any federal, state, local or foreign laws, statutes, codes, ordinances, rules, regulations or other legal requirements relating to the environment or natural resources, which condition the transfer of assets, real estate, or stock on the approval of or the need to notify a Governmental Authority having jurisdiction over the environment or natural resources, including, but not limited to the New Jersey Industrial Site Recovery Act, the Connecticut Property Transfer Law, the Indiana Responsible Property Transfer Law, and the Illinois Responsible Property Transfer Act;

               (v) the term "Hazardous Substance" means any and all substances, wastes or materials regulated as hazardous, toxic, radioactive, a pollutant, contaminant or words of similar import under any Environmental Law, including, but not limited to, oil and petroleum products, asbestos and asbestos-containing materials or polychlorinated biphenyls; and

               (vi) the term "Release" means any release, spill, emission, migration, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

               Section 3.16 Labor Matters.

               (a) Except as set forth in Section 3.16(a) of the Disclosure Letter, the Company and its Subsidiaries are not a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization.

               (b) Except as set forth in Section 3.16(b) of the Disclosure
Letter: (i) to the knowledge of the Company, there are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other labor disputes pending or threatened in writing against or involving the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect; (ii) within the three years prior to the date hereof, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (iii) within the three years prior to the date hereof, to the knowledge of the Company, there have been no organizing activities involving the Company and its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries.

               (c) Except as set forth in Section 3.16(c) of the Disclosure
Letter: there has been no "mass layoff" or "plant closing" as defined by Worker Adjustment Retraining and Notification Act with respect to the Company and its Subsidiaries within the six (6) months prior to Closing.

               Section 3.17 Required Vote by Company Stockholders. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote hereon is the only vote of any class of capital stock of the Company required by the DGCL, the Restated Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement ("Required Vote") or approve the Charter Amendment.

               Section 3.18 Board Recommendation. On the date hereof, the Board, at a meeting duly called and held, by the vote of the directors present at such meeting, (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that this Agreement and the Merger and the Charter Amendment are advisable and (iii) resolved to recommend that the holders of shares of Company Common Stock vote to adopt this Agreement and approve the Charter Amendment.

               Section 3.19 Brokers. Except for J.P. Morgan & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company is solely responsible for the fees and expenses of J.P. Morgan & Co. Incorporated which fees and expenses shall be paid by the Company at the Closing. The Company's arrangements with J.P. Morgan & Co. Incorporated have been disclosed to Merger Company prior to the date hereof.

               Section 3.20 Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Securities Inc., as of the date hereof, to the effect that the Common Stock Merger Consideration to be received pursuant to this Agreement is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such consideration.

               Section 3.21 Injunction. The Injunction (as such term is defined in the Manville Corporation Second Amended and Restated Plan of Reorganization, dated November 28, 1988 ("Reorganization Plan")) has not been vacated or modified in whole or in part, and is valid, binding and enforceable against any and all Claims (as such term is defined in the Reorganization Plan), including any and all AH Claims and Other Asbestos Claims (as each such term is defined in the Reorganization Plan).

               Section 3.22 Annual Plan. The Annual Plan approved by the Board in December 1999 with respect to its business and provided by the Company to Merger Company and its advisors was prepared in good faith and was based on reasonable assumptions and nothing has come to the attention of the Company that would indicate that the projected results set forth in the Annual Plan are no longer achievable.

               Section 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates.

                                ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF MERGER COMPANY AND FINANCE COMPANY

               Each of Merger Company and Finance Company represents and warrants to the Company as follows:

               Section 4.1 Organization. Each of Merger Company, Finance Company and their respective Subsidiaries is a limited liability company, corporation or other entity duly incorporated or organized, as the case may be, validly existing, and in good standing (but, with respect to Subsidiaries not organized in the United States, only to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed would not have a material adverse effect on the business, results of operations or financial condition transactions contemplated by this Agreement. The Merger Company has previously delivered to Company a complete and correct copy of each of its Certificate of Formation and Limited Liability Company Agreement, as currently in effect.

               Section 4.2 Capitalization. Assuming consummation of the Merger as contemplated by the Merger Agreement, Schedule 4.2 of the MF Disclosure Letter sets forth the percentage equity ownership of the Surviving Corporation that the members of Merger Company, the Trust, Management and the other shareholders of the Surviving Corporation will own immediately following the Closing, based on the equity participation of Management as set forth therein.

               Section 4.3 Authorization; Validity of Agreement. Each of Merger Company and Finance Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Merger Company and Finance Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the members of Merger Company and Finance Company and no other corporate proceedings on the part of Merger Company or Finance Company is necessary to authorize the execution and delivery of this Agreement by Merger Company and Finance Company and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Company and Finance Company and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Merger Company and Finance Company enforceable against each of them in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               Section 4.4 Consents and Approvals; No Violations.

               (a) Neither the execution and delivery of this Agreement by Merger Company or Finance Company nor the consummation by Merger Company or Finance Company of the transactions contemplated hereby will (i) violate any provision of such company's certificate of formation or limited liability company agreement, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which such company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such company, any of its Subsidiaries or any of its properties or assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not have a material adverse effect on the business, results of operations or financial condition of such company and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

               (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Merger Company and Finance Company or the consummation by Merger Company or Finance Company of the transactions contemplated hereby, except (i) applicable requirements under Competition Laws, (ii) applicable requirements under the Securities Act and Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State, (iv) applicable requirements under corporation or "blue sky" laws of various states or non-United States change-in-control laws or regulations, (v) applicable requirements under Environmental Laws and (vi) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not have a material adverse effect on the business, results of operations or financial condition of such company or and its Subsidiaries, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

               Section 4.5 Information in Disclosure Documents. None of the information supplied by Merger Company or Finance Company in writing for inclusion in the S-4, Proxy Statement (including any amendments or supplements thereto), or any other statement or schedule filed with the SEC by the Company, Merger Company or Finance Company will contain, at the date mailed to stockholders and at the time of the Special Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and any statement or schedule filed by Merger Company and Finance Company will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by either Merger Company or Finance Company with respect to statements made in such statement or schedule based on information supplied to Merger Company or Finance Company by the Company for inclusion in such statement or schedule.

               Section 4.6 Financing. Finance Company has delivered to the Company on or prior to the date hereof executed commitment letters (the "Commitment Letters") with respect to the financing arrangements for the transactions contemplated hereby (the financing arrangements so described in the Commitment Letters being referred to herein as the "Financing") from
(i) Bear Stearns Merchant Fund Corp. and HMTF Bridge Partners, L.P., committing to provide on the terms and conditions described therein equity financing of $150 million, and $350 million respectively (which are attached hereto as Exhibit D) and (ii) from Bear Stearns Corporate Lending Inc. and Bear, Stearns & Co. Inc., committing to provide on the terms and conditions described therein; debt financing of $1,750,000,000 and from Bear Stearns Corporate Lending Inc. committing to provide bridge financing of $600,000,000 (which are attached hereto as Exhibit E and Exhibit F, respectively). As of the date of this Agreement, the Commitment Letters are in full force and effect and have not been amended or rescinded. Merger Company and Finance Company believe that the aggregate proceeds of the Financing will be sufficient to (A) pay the Merger Consideration and any amounts required to be paid in respect of cancellation of options, stock appreciation rights and other Company Awards, deferred compensation amounts, and otherwise to perform all of the obligations of Merger Company and Finance Company hereunder, including the payment of all of the expenses of Merger Company and Finance Company and (B) together with cash available to the Surviving Corporation, perform the obligations of the Surviving Corporation under this Agreement.

               Section 4.7 Beneficial Ownership of Shares. None of Merger Company, Finance Company nor any of their affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) more than 5% of the outstanding shares of Company Common Stock or any securities convertible into or exchangeable for Company Common Stock.

               Section 4.8 Brokers. Except for Bear Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst Incorporated, or their respective designees, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merger Company or Finance Company. Finance Company is solely responsible for the fees and expenses of Bear Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst Incorporated and affiliates to the extent that the Closing does not occur except to the extent provided in
Section 8.1, provided however that upon the Closing the Surviving Corporation shall have sole responsibility for the payment of such fees and expenses. Merger Company's and Finance Company's payment obligations to Bear Stearns Merchant Fund Corp. and Hicks, Muse, Tate & Furst Incorporated and affiliates have been disclosed to the Company prior to the date hereof.

               Section 4.9 Surviving Corporation after the Merger. Merger Company and Finance Company have engaged or will engage an appraisal firm to deliver a letter at the Closing, the addressees of which will include the Company and the Board and upon which such persons may rely, stating that at the Effective Time and after giving effect to the Merger, the financing and the other transactions contemplated in connection therewith (including the incurrence of the Financing) and any changes in the Surviving Corporation's assets and liabilities as a result thereof, the Surviving Corporation: (i) will be solvent (i.e., the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liabilities on its debts as they become absolute and mature); (ii) will not have unreasonably small capital with which to engage in its business; and (iii) will not have incurred and will not plan to incur debts beyond its ability to pay as they become absolute and mature.

               Section 4.10 Employment Agreement. Merger Company has previously provided to the Company a copy of the executed letter agreement between Merger Company and Charles L. Henry, providing for the execution of the Employment Agreement between the Company and Charles L. Henry effective as of the Closing.

               Section 4.11 No Prior Activities. Except for this Agreement and transactions contemplated hereby or related hereto, Merger Company and its Subsidiaries and Finance Company and its Subsidiaries (i) have not entered into any agreements or arrangements with any Person or (ii) are not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Merger Company and its Subsidiaries and Finance Company and its Subsidiaries have not engaged, directly or indirectly, in any business activities of any type or kind.

               Section 4.12 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Merger Company nor Finance Company nor any other Person makes any other express or implied representation or warranty on behalf of Merger Company, Finance Company or any of their respective affiliates.

                                 ARTICLE V

                                 COVENANTS

               Section 5.1 Interim Operations of the Company. The Company covenants and agrees as to itself and its Subsidiaries that during the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 7.1 hereof, except as (i) expressly contemplated by this Agreement,
(ii) required by applicable law or by any contract or agreement disclosed in the Disclosure Letter, (iii) described in Section 5.1 of the Disclosure Letter or (iv) agreed to in writing by Merger Company, after the date hereof and prior to the Effective Time:

               (a) the business of the Company and its Subsidiaries will be conducted only in the ordinary course and, to the extent consistent therewith, the Company will use its commercially reasonable efforts to preserve intact its business organization and goodwill and the business organization and goodwill of its Subsidiaries and keep available the services of their current officers and employees and preserve and maintain existing relations with customers, suppliers, officers, employees and creditors;

               (b) the Company will not, nor will it permit any of its Subsidiaries to, enter into any significant new line of business outside the building products industry, or incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater in the aggregate than the Capital Budget plus an additional $5,000,000 in the aggregate;

               (c) neither the Company nor its Subsidiaries will amend its certificate of incorporation, by-laws or similar organizational documents, except as contemplated by the transactions contemplated hereby;

               (d) the Company shall not and shall not permit its Subsidiaries to declare, set aside or pay (other than dividends paid by Subsidiaries to the Company or other wholly-owned Subsidiaries of the Company) any dividend or other distribution payable in cash, stock or property with respect to its capital stock (other than the payment of regular quarterly dividends consistent with past practice which dividends shall not in any quarter exceed the amount of dividends paid per share of Company Common Stock in the first quarter of the year 2000 and provided that the record date for the third quarter of the year 2000 dividend may not be earlier than September 25, 2000 and the record date for the fourth quarter of the year 2000 dividend may not be earlier than December 26,
2000);

               (e) except for the TM Exchange Agreement (as defined in Section 5.14), neither the Company nor its Subsidiaries shall (i) adjust, split, combine or reclassify any capital stock or issue, grant, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances of shares of Company Common Stock pursuant to securities, options, warrants, calls, commitments or rights existing at the date hereof and disclosed to Merger Company (including as disclosed in the Company SEC Documents); (ii) incur any indebtedness for money borrowed or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guarantee any indebtedness for money borrowed other than under credit facilities existing on the date hereof in the ordinary course of business and other borrowings in the ordinary course of business that can be repaid at any time without prepayment penalty or other similar fees; or (iii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

               (f) other than in the ordinary course of business consistent with past practice, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, mortgage, encumber or otherwise dispose of, any assets (including capital stock of Subsidiaries) with an aggregate value of more than $5,000,000, other than sales of obsolete assets;

               (g) the Company shall not, nor permit any of its Subsidiaries to, merge or consolidate with, or purchase any equity interest in all or substantially all of the assets of, any Person or other business organization or any division or business thereof, if the aggregate amount of the consideration paid or transferred by the Company in connection with all such transactions would exceed $5,000,000; provided however, this
Section 5.1(g) shall not prohibit the Company from purchasing inventory in the ordinary course of business;

               (h) neither the Company nor its Subsidiaries shall (i) except for normal increases in the ordinary course of business consistent with past practice or to reflect promotions or new hires, grant any material increase in the fringe benefits or compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or director; (ii) adopt, amend or otherwise materially increase, or accelerate the payment or vesting of the amounts payable or to become payable to any officer or director of the Company or any of its Subsidiaries under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or amend in any material respect any existing employment or severance agreement with, or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any officer or director of the Company or any of its Subsidiaries;

               (i) the Company shall file all reports required to be filed by it with the SEC or New York Stock Exchange between the date of this Agreement and the Effective Time;

               (j) neither the Company nor its Subsidiaries shall change the accounting principles used by it in effect as of the date hereof unless required by GAAP (or, if applicable with respect to Subsidiaries, foreign generally accepted accounting principles) or applicable law;

               (k) except in the ordinary course of business consistent with past practice, the Company shall not, nor shall it permit any of its Subsidiaries to, (i) except as set forth in clause (iii) below, pay, discharge or satisfy any material claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) where such payment, discharge or satisfaction would require any material payment except for the payment, discharge or satisfaction of liabilities or obligations in accordance with the terms of Identified Contracts as in effect on the date hereof, (ii) modify, amend or terminate any Identified Contract in any material respect or waive or release any material right or claim thereunder or (iii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the aggregate amount paid (after giving effect to insurance proceeds) does not exceed $5,000,000;

               (l) the Company shall not, nor shall it permit any of its Subsidiaries to, enter into or commit to enter into, or assume, any operating or capital lease, other than (i) any such lease contemplated by the Capital Budget or (ii) any such operating lease which is not material to the Company and its Subsidiaries, taken as a whole;

               (m) except for the agreements listed in Section 5.1(m) of the Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into or modify any collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement. With respect to the agreements listed on
Section 5.1(m) of the Disclosure Letter, the Company agrees to keep Merger Company reasonably informed as to the status of negotiations with respect to any collective bargaining agreements listed thereon;

               (n) the Company shall not, nor shall it permit any of its Subsidiaries to, engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, including any transaction, agreement, arrangement or understanding with any affiliate or other person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

               (o) other than in the ordinary course of business consistent with past practice or as required by law, the Company and its Subsidiaries shall not make any Tax election, amend any Return or settle or compromise any Tax liability or make any Tax payments; and

               (p) neither the Company nor its Subsidiaries will enter into an agreement, contract, commitment or arrangement that if completed would be in contravention of any of the foregoing.

               Section 5.2 Acquisition Proposals.

               (a) The Company agrees that, except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries shall, and shall instruct their respective officers or directors, investment bankers, attorneys, accountants, financial advisors, agents or other representatives not to (i) initiate, solicit, encourage or knowingly facilitate the making of any Acquisition Proposal (as hereinafter defined) or (ii) except as permitted below, engage in negotiations or discussions with, or furnish any non-public information or data to, any third party relating to an Acquisition Proposal (other than the transactions contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, until the receipt of the Required Vote, and subject to the provisions of Section 5.2(b) and (c), the Company and the Board (i) may participate in negotiations or discussions (including, as a part thereof, making any counterproposal) with or furnish information or data to any third party pursuant to a confidentiality agreement on terms no less favorable to the Company as the Confidentiality Agreement (as defined hereinafter), if either (A) the Board determines in good faith, after receiving the advice of its financial advisors, that a third party has made a Superior Proposal after the date hereof or an Acquisition Proposal that the Board concludes would be reasonably likely to constitute a Superior Proposal (and such Acquisition Proposal was not solicited by the Company or any affiliate or agent of the Company at the explicit or implicit direction of the Company) or (B) the Board determines in good faith, after consultation with independent counsel, that the failure to participate in such negotiations or discussions or to furnish such information or data would be reasonably likely to constitute a breach of the Board's fiduciary duties under applicable law, (ii) shall be permitted to (X) take and disclose to the holders of the Company Common Stock a position with respect to the Merger or another Acquisition Proposal (including a Superior Proposal), or amend or withdraw such position, if, based on the advice of independent counsel, the Board determines that such action is required pursuant to Rules 14d-9 and 14e-2 under the Exchange Act and (Y) make disclosure to stockholders as the Board determines after consultation with independent counsel is necessary to comply with the Board's fiduciary duties under applicable law and (iii) shall be permitted to request from any Person making an Acquisition Proposal such information as may be necessary for the Board to inform itself as to the material terms of the Acquisition Proposal. Immediately after the execution and delivery of this Agreement, the Company and its Subsidiaries will, and will instruct their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform its officers, directors, investments bankers, attorneys, accountants, financial advisors, agents or other representatives involved in the transactions contemplated by this Agreement of the obligations undertaken in this
Section 5.2(a).

               (b) In addition to the obligations of the Company set forth in paragraph (a) above, the Company shall advise Merger Company orally and in writing by the end of the next Business Day, but in no event more than 36 hours after its receipt), of any written request for information or of any Acquisition Proposal and the material terms and conditions of such request or Acquisition Proposal and the identity of the person making any such request, or Acquisition Proposal and any determination by the Board that an Acquisition Proposal is a Superior Proposal. The Company will keep Merger Company reasonably informed as to the status and material terms and conditions of any such request or Acquisition Proposal.

               (c) If the Board is entitled to engage in negotiations or discussions with, or furnish any information or data to, any third party on the terms contemplated in Section 5.2(a), the Board may, prior to the Required Vote, (i) (in addition to any other right that it may have to withdraw or modify its recommendation in the exercise of its fiduciary duties) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Merger Company, the approval or recommendation by the Board of the Merger or this Agreement or the Charter Amendment, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. The Board may only take the actions described in clauses (ii) and (iii) of this subparagraph (c) if the Board determines in good faith, after receiving the advice of its financial advisors, that it has received a Superior Proposal and this Agreement has terminated in accordance with the procedures contemplated in Section 7.1(c), including following the expiration of the five Business Day period contemplated therein and the Company having paid any required Termination Fee and Expenses as contemplated therein.

               (d) For purposes of this Agreement, "Acquisition Proposal" shall mean any bona fide proposal for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 15% or more of the net revenues, net income or the assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities or capital stock of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or persons beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The term "Superior Proposal" shall mean any bona fide proposal, which was not solicited by the Company or any affiliate or agent of the Company at the explicit or implicit direction of the Company, to enter into an Acquisition Proposal made by a third party on terms and conditions which the Board determines in its good faith judgment, after receiving the advice of its financial advisors, to be more favorable to the holders of the Company Common Stock from a financial point of view than the transactions contemplated hereby (taking account of all of the terms thereof, including price, likelihood of financing being available and expected timing of consummation).

               Section 5.3 Access to Information. From the date of this Agreement until the Effective Time, the Company shall and shall cause each of its Subsidiaries to afford to Merger Company and its officers, employees, accountants, counsel and its authorized representatives (including environmental consultants to the extent provided in Section 5.8) reasonable access during normal business hours upon reasonable prior notice to all of its books, records, assets, properties (provided that environmental testing may only be performed by or on behalf of Merger Company to the extent set forth in Section 5.8) and operations and, during such period, the Company shall furnish promptly to Merger Company (i) a copy of each report, letter, registration statement and other document filed or received by it during such period pursuant to the requirements of the Exchange Act, (ii) a copy of all correspondence, including pleadings, relating to the obtaining of the order contemplated in Section 6.1(f) and
(iii) such other information used in the operation of its business as Merger Company may reasonably request and the provision of which is not inconsistent with applicable laws and would not breach any agreements. Merger Company and its authorized representatives will conduct all such inspections in a manner which will minimize any disruptions of the business and operations of the Company and its Subsidiaries. Until the Effective Time, Merger Company will hold any such information in accordance with the provisions of the confidentiality agreement between the Company and Bear, Stearns & Co., Inc., dated March 1, 2000 as if Merger Company were a party thereto (the "Confidentiality Agreement"), and will cause such information to be so held by their Representatives (as defined in the Confidentiality Agreement). Upon a termination of this Agreement pursuant to Section 7.1, Merger Company and its Representatives shall return (and hold confidential) all information provided pursuant to this Section 5.3 and all other Evaluation Material (as defined in the Confidentiality Agreement) pursuant to the procedures set forth in the Confidentiality Agreement.

               Section 5.4 Further Action; Commercially Reasonable Efforts.

               (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other parties with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

               (b) The Company agrees to, and to cause its Subsidiaries and its and their respective officers, employees, advisors and accountants to, reasonably cooperate with Merger Company in connection with the arrangement of any financing to be consummated prior to or contemporaneously with the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents and comfort letters of accountants, as may be reasonably requested by Merger Company. In conjunction with the obtaining of any such financing, the Company agrees, at the reasonable request of Merger Company, to call for prepayment or redemption, or to prepay or redeem, or to attempt to renegotiate the terms of, any then existing indebtedness for borrowed money of the Company; provided, however, that no such prepayment or redemption or call for prepayment or redemption or renegotiated terms shall actually be made or become effective (nor shall the Company be required to incur any liability in respect of any such prepayment or redemption or call therefor or renegotiation thereof) prior to the Effective Time. Merger Company will promptly inform the Company of all material developments relating to arranging such financing.

               (c) Merger Company and the Company shall use their respective commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity. Without limiting the foregoing, the Company and Merger Company shall, as soon as practicable, file Notification and Report Forms under the HSR Act (as defined below) with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. "Competition Laws" means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and, to the extent applicable, equivalent laws of the European Union or the Member States thereof.

               (d) The Company shall cooperate with Merger Company, and use its commercially reasonable efforts to take all action necessary (including agreeing to amend this Agreement and/or restructure the transactions contemplated hereby prior to the Special Meeting), to cause the Surviving Corporation to be entitled to recapitalization accounting treatment for the transactions contemplated hereby for GAAP and SEC financial reporting purposes, provided that the Board determines that any such action would not reasonably be expected to affect adversely the Company or any of its stockholders.

               (e) The Company shall cooperate with Merger Company in connection with any decision by Merger Company to order, at the sole expense of Merger Company, any title insurance commitment or commitments with respect to each parcel of Owned Property. The Company shall cooperate with Merger Company in the event that Merger Company elects to purchase, at the sole expense of Merger Company, title insurance and/or order, at the sole expense of Merger Company, surveys with respect to each parcel of Owned Property.

               (f) Finance Company will use its commercially reasonable efforts to obtain as promptly as practicable the Financing required to be obtained to consummate the transactions contemplated hereby, as described in Section 4.6, provided that Finance Company shall not be obligated to seek a waiver of the conditions to such Financing. Neither Finance Company nor Merger Company will intentionally take any action that would be reasonably likely to result in the failure of the consummation of the Financing.

               (g) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Surviving
Corporation shall take or cause to be taken all such necessary action.

               (h) Each of the parties shall use commercially reasonable efforts to prevent the entry of, and to cause to be discharged or vacated, any order or injunction of a Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger.

               Section 5.5 Employee Benefits.

               (a) Surviving Corporation hereby agrees to honor, and to make required payments when due under, all contracts, agreements, arrangements, policies, plans and commitments of the Company and its Subsidiaries in effect as of the date hereof which are applicable with respect to any employee, officer, director or executive or former employee, officer, director or executive of the Company or any Subsidiary thereof, including the Benefit Plans in existence as of the date hereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such contracts, agreements, arrangements, policies, plans and commitments in accordance with the terms thereof and with applicable law.

               (b) Surviving Corporation hereby agrees to assume, each employment, retention, consulting or severance agreement or arrangement that was entered into by and between the Company and any employee, officer, director or executive or former employee, officer, director or executive of the Company or any Subsidiary thereof and that is in effect as of the date hereof and has been delivered to Merger Company as of the date hereof.

               (c) Surviving Corporation hereby agrees that after the Effective Time, it shall continue to maintain until the end of year 2001 the core benefits identified on Schedule 5.5 of the Disclosure Letter for the benefit of employees and former employees of the Company and its Subsidiaries which in the aggregate provide benefits that are no materially less favorable taken as a whole (on a value or cost basis) than those provided to them under the Benefit Plans on the date hereof. In addition, Surviving Corporation hereby agrees that for a period of eighteen months immediately following the Effective Time, it shall, or shall cause the Surviving Corporation to, continue to maintain the Company Separation Policy as in effect on the date hereof, without any amendment thereto which is adverse to the participants therein.

               (d) For purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Surviving Corporation and its Subsidiaries, Surviving Corporation shall cause each such plan, program or arrangement to treat the prior service with the Company and its affiliates of each person who is an employee or former employee of the Company or its Subsidiaries immediately prior to the Effective Time (a "Company Employee") (to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or its affiliates prior to the Effective Time) as service rendered to Surviving Corporation, for purposes of eligibility to participate and vesting; provided, however, that any benefits provided by Surviving Corporation under any (i) ERISA Plan, (ii) nonqualified employee benefit or deferred compensation plans, stock option, bonus or incentive plans or (iii) other employee benefit or fringe benefit programs, that may be in effect generally for employees of Surviving Corporation or its Subsidiaries from time to time, shall be reduced by benefits in respect of the same years of service under analogous plans, programs and arrangements maintained by or contributed to by the Company, the Surviving Corporation or their Subsidiaries. Surviving Corporation shall (x) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such Company Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Company Employees immediately prior to the Effective Time and (y) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

               (e) Surviving Corporation shall pay (no later than the February 15th following the Year for which the payment is due) to each individual who was a participant in any of the Company's annual incentive compensation plans (each, a "Bonus Plan") immediately prior to the Effective Time, a lump sum cash payment equal to the product of (i) the bonus which such participant would have earned in respect of the year (the "Year") in which the Effective Time occurs, based upon the actual performance in such Year prior to the Effective Time, compared to the target performance levels for the period in such Year prior to the Effective Time and (ii) a fraction, the numerator of which is the number of days in such Year prior to the Effective Time and the denominator of which is 365; provided that such individual will only be entitled to such payment if still employed at the end of such Year except for individuals previously identified to Merger Company in writing to whom such requirement shall be inapplicable. Merger Company may permit each member of Management as it shall designate to elect, prior to the Effective Time, to invest such deferred bonus amount in shares of Surviving Corporation Common Stock and Surviving Corporation Junior Preferred Stock. In the event of such election, the shares will be issued no later than the February 15th following the Year for which payment is due to those individuals employed at the end of such Year. The number of shares of Surviving Corporation Common Stock and Surviving Corporation Junior Preferred Stock to be issued will be determined by dividing the amount that would otherwise be payable as a bonus that is elected to be converted by $15.625 and multiplying such amount by the TM Merger Consideration. Notwithstanding anything in any employee agreement to the contrary, the payment under this Section 5.5(e) shall offset any payment under such employee agreement with respect to the prorated bonus which may be payable under such employee agreement with respect to the year in which the Effective Time occurs. Surviving Corporation shall implement a replacement annual incentive compensation plan similar to the existing plan except with respect to the targets thereunder for the remainder of the year in which the Effective Time occurs.

               Section 5.6 Stockholders Meeting; Proxy Statement.

               (a) The Company shall, in accordance with applicable law and the Restated Certificate of Incorporation and the By-laws of the Company duly call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting") as promptly as reasonably practicable after the date hereof for the purpose of considering and taking action upon this Agreement, the Charter Amendment and such other matters as may be appropriate at the Special Meeting.

               (b) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC, and Merger Company and Finance Company shall cooperate with the Company in such preparation and filing, an S-4 and a preliminary proxy statement and the parties shall file, if necessary, any other statement or schedule relating to this Agreement and the transactions contemplated hereby and use their respective commercially reasonable efforts to furnish the information required to be included by the SEC in the S-4, the Proxy Statement (as hereinafter defined) and any such statement or schedule. After consultation with Merger Company, the Company shall respond promptly to any comments made by the SEC with respect to the S-4 or the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and the parties shall respond promptly to any comments with respect to any other statement or schedule filed by them. No filing of, or amendment or supplement to, the S-4, or the Proxy Statement or any other statement or schedule will be made by the Company without providing Merger Company a reasonable opportunity to review and comment thereon, and no filing of any statement or schedule will be made by Merger Company or Finance Company without providing the Company a reasonable opportunity to review and comment thereon. If at any time after the date the S-4 is declared effective by the SEC or otherwise becomes effective and prior to the Special Meeting any information relating to the Company, Merger Company or Finance Company, or any of their respective affiliates, officers or directors, should be discovered by the Company, Merger Company or Finance Company which is required to be set forth in an amendment or supplement to the S-4, the Proxy Statement or any other statement or schedule, so that none of the S-4, the Proxy Statement and any such statement or schedule will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. Subject to the fiduciary obligations of the Board and applicable law, the Company shall include in the Proxy Statement the recommendation of the Board that stockholders of the Company adopt this Agreement.

               (c) Merger Company and Finance Company agree that (i) they will provide the Company with all information concerning Merger Company and Finance Company and their affiliates necessary or appropriate to be included in the Proxy Statement and (ii) at the Special Meeting or any postponement or adjournment thereof (or at any other meeting at which the Merger or this Agreement are considered by stockholders), they will vote, or cause to be voted, all of the Shares then owned by them, or any of their Subsidiaries and affiliates, if any, in favor of the approval and adoption of this Agreement.

               Section 5.7 Directors' and Officers' Insurance and
Indemnification.

               (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in Article VIII of the Restated Certificate of Incorporation and Article IV of the Company's By-laws on the date of this Agreement and such additional provisions relating thereto as are described in Exhibit B and Exhibit C attached hereto and shall provide for indemnification to the fullest extent permitted by and in accordance with the DGCL, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement).

               (b) The Surviving Corporation and its Subsidiaries shall indemnify at all times after the Effective Time each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of the Company or of any of the Company's Subsidiaries (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense, whenever asserted or claimed ("Indemnified Liability"), based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. The Surviving Corporation shall maintain in effect for not less than six years after the Effective Time policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Surviving Corporation shall provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law, Surviving Corporation shall periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against the Company, the Surviving Corporation or a subsidiary of the Company or the Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except to the extent that such failure shall have materially and irreversibly prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party unless such separate counsel is required due to a conflict of interest, in which case the Indemnitors shall be responsible for the fees and expenses of one separate counsel. No Indemnified Party shall settle any Assertion without the prior written consent of Surviving Corporation, nor shall Surviving Corporation settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining an unconditional general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.7 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties.

               Section 5.8 Environmental Assessments.

               In the event the Company or Merger Company receives information after the date hereof as a result of which it concludes in good faith that a site or sites owned or operated by the Company has associated with it Environmental Costs and Liabilities that would have a Material Adverse Effect, Merger Company shall have the right to arrange at its sole cost and expense, upon reasonable notice to the Company, for an independent environmental professional, possessing reasonable levels of insurance and skills, to conduct tests at such sites; provided, that such testing shall be conducted upon reasonable notice to the Company, in such a manner as to minimize disruption to the Company's operations, and in accordance with a sampling procedure approved in advance by the Company. Merger Company will, at the Company's option, provide the Company with split samples from such testing and copies of any reports prepared in connection therewith.

               Section 5.9 Environmental Transfer Laws. Prior to the Closing, the Company shall use its commercially reasonable efforts to ensure compliance with all Environmental Property Transfer Laws, including the New Jersey Industrial Site Recovery Act.

               Section 5.10 Solvency Letter.

               (a) Merger Company shall at its sole cost and expense engage, and use commercially reasonable efforts to cause, a reputable appraisal firm selected by Merger Company and reasonably satisfactory to the Company (the "Appraiser") to deliver to the Company and the Board at the Closing a letter addressed to Merger Company, the Company and the Board (the "Solvency Letter") to the effect that, immediately after the Effective Time and after giving effect to the Merger, the Financing and the other transactions contemplated in connection therewith (and any changes in the Surviving Corporation's assets and liabilities as a result thereof), the Surviving Corporation: (i) will be solvent (i.e., in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (ii) will not have unreasonably small capital with which to engage in its business; and (iii) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.

               Merger Company will request the Appraiser to deliver a form of the Solvency Letter as promptly as practicable but in no event later than five Business Days prior to the Closing Date. The parties agree to cooperate with the Appraiser in connection with the preparation of the Solvency Letter, including, providing the Appraiser with any information reasonably available to them necessary for the Appraiser's preparation of such letter.

               Section 5.11 Indemnity. The Company, if prior to the Effective Time, and the Surviving Corporation, at all times after the Effective Time (each, a "Merger Party Indemnitor"), shall indemnify Merger Company, Finance Company, their respective affiliates and each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of Merger Company or Finance Company, or of any of Merger Company's or Finance Company's Subsidiaries and affiliates (including Bear Stearns Merchant Fund Corp., Hicks, Muse, Tate & Furst Incorporated and their respective affiliates) (individually an "Indemnified Merger Party" and collectively the "Indemnified Merger Parties"), to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense, asserted against, or incurred by, an Indemnified Merger Party which is primarily based on an allegation that an Indemnified Merger Party has induced or acted in concert with the Company or any of its directors to act contrary to or in violation of any contract, duty or applicable law, to which the Company and the directors are subject, to the extent such allegation relates to the negotiation, execution or delivery of this Agreement or the Trust Voting Agreement by the parties hereto and thereto or the performance of the obligations of the parties hereunder or thereunder (an "Indemnified Litigation Matter"). Promptly after receipt by an Indemnified Merger Party of notice of the assertion of any claim or the commencement of any action against such Indemnified Merger Party in respect to which indemnity or reimbursement may be sought against under this Section 5.11 (an "Assertion Against HB"), such Indemnified Merger Party shall notify the Merger party Indemnitor in writing of the Assertion Against HB, but the failure to so notify shall not relieve of any liability it may have to such Indemnified Merger Party hereunder except to the extent that such failure shall have actually prejudiced in defending against such Assertion Against HB. In the event that following receipt of notice from the Indemnified Merger Party, a Merger Party Indemnitor notifies the Indemnified Merger Party that it desires to defend the Indemnified Merger Party against such Assertion Against HB, such Merger Party Indemnitor shall have the right to defend the Indemnified Merger Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Merger Party desires to participate in any such defense it may do so at its sole cost and expense, provided, however, that if the defendants in any such action shall include the Company and/or its officers or directors as well as an Indemnified Merger Party and such Indemnified Merger Party shall have received the advice of counsel that there exist defenses to such Indemnified Merger Party that are different from or additional to those available to the Company and/or such officers or directors, the Indemnified Merger Parties shall have the right to select one separate counsel (and one local counsel in such jurisdictions as are necessary) reasonably acceptable to the Company to participate in the defense of such action on its behalf, at the expense of the Company. If the Indemnified Merger Parties retain such counsel, then to the extent permitted by law, the Merger Party Indemnitor shall periodically advance to such Indemnified Merger Parties their reasonable legal and other out-of-pocket expenses relating to the Indemnified Litigation Matter (including the reasonable cost of any investigation and preparation incurred in connection therewith). No Indemnified Merger Party shall settle any Assertion Against HB without the prior written consent of the Merger Party Indemnitor, nor shall the Merger Party Indemnitor settle any Assertion Against HB without either (i) the written consent of all Indemnified Merger Parties against whom such Assertion Against HB was made, or (ii) obtaining an unconditional general release from the party making the Assertion Against HB for all Indemnified Merger Parties as a condition of such settlement. The provisions of this
5.11 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Merger Parties.

               Section 5.12 Listing for Surviving Corporation Preferred Stock. Merger Company agrees to use its commercially reasonable efforts to have the Surviving Corporation Preferred Stock eligible for trading on the Nasdaq National Market. If the Surviving Corporation Preferred Stock is not eligible for trading on the Nasdaq National Market as of the Closing Date, Merger Company will use its commercially reasonable efforts to arrange for an established securities dealer or dealers to make a market in the Surviving Corporation Preferred Stock.

               Section 5.13 Stockholders Agreement. On or prior to the Closing Date, the Company will execute and deliver, and Merger Company shall cause the members thereof to execute and deliver, to the Trust the Stockholders Agreement among the Company, the members of the Merger Company, Management and the Trust, in the form attached hereto as Exhibit G.

               Section 5.14 Exchange of Certain Company Common Stock. Immediately prior to the Closing (and after the Required Vote), the Company shall issue the Class TM Preferred Stock to the Trust and Management, in accordance with the terms of the exchange agreement among the Company, the Trust and Management regarding the exchange of certain Company Common Stock to Class TM Preferred Stock, in the form attached hereto as Exhibit H (the "TM Exchange Agreement").

               Section 5.15 Charter Amendment. On or prior to the Closing Date, the Company shall file with the Secretary of State a certificate of amendment to the Restated Certificate of Incorporation giving effect to the Charter Amendment.

                                ARTICLE VI

                                 CONDITIONS

               Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a) This Agreement shall have been adopted and the Charter Amendment shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock;

               (b) No statute, rule, order, decree or regulation shall have been enacted or promulgated and no other action shall have been taken by any Governmental Entity of competent jurisdiction which permanently restrains, enjoins or otherwise prohibits the consummation of the Merger or makes the Merger illegal;

               (c) There shall be no order or injunction of a Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger and there shall be no suit, action or proceeding by a Governmental Entity seeking to restrain, enjoin or prohibit the Merger;

               (d) The applicable waiting period under the HSR Act shall have expired or been terminated;

               (e) Other than filing the Certificate of Merger and the Restated Certificate of Incorporation in accordance with the DGCL, all authorizations, consents and approvals of all Governmental Entities required to be obtained prior to consummation of the Merger shall have been obtained, except for such authorizations, consents and approvals the failure of which to be obtained would not have a Material Adverse Effect;

               (f) The Federal Bankruptcy Court of the Southern District of New York (the "Court") shall have issued an order (i) approving of the Trust's execution of and performance of the Trust Voting Agreement and the transactions contemplated thereby; (ii) approving the Trust's execution and performance of the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement (provided that the Order shall not be deemed not to have been obtained if the provisions therein regarding the separate order referred to therein shall not have been obtained) and the Tax Matters Agreement and the transactions contemplated thereby, including the Merger and the execution and performance of the Amended Supplemental Agreement and the Trust Amendment (as defined in the Tax Matters Agreement, and together with the Trust Voting Agreement, the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement and the Amended Supplemental Agreement, the "Trust Merger Agreements"); (iii) discharging fully the Trustees of the Trust from any and all liabilities relating to or arising from the execution and delivery of and performance of their obligations under the Trust Merger Agreements and discharging fully the Trustees of the Trust from any and all liabilities relating to or arising from the consummation of the transactions contemplated the Trust Merger Agreements (other than the Trustees' obligations to the parties under the Trust Merger Agreements); (iv) approving the transfer of all assets of the grantor trust portion of the Trust that would constitute Qualified Payments (as defined in Section 468B(d) of the Code) (as defined in the Tax Matters Agreement) to the Designated Settlement Fund (as defined in the Tax Matters Agreement) immediately following the receipt of such amount (and from time to time thereafter as Qualified Payments are received as provided in Section 2.6 of the Tax Matters Agreement), all in a form reasonably acceptable to the Trust, which order shall be in full force and effect; and

               (g) The S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

               Section 6.2 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

               (a) The representations and warranties of Merger Company and Finance Company set forth in this Agreement (i) to the extent qualified by material adverse effect shall be true and correct, and (ii) to the extent not qualified by material adverse effect shall be true and correct, except that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of Merger Company and/or Finance Company and their respective Subsidiaries, taken as a whole, or materially impair the consummation of the transactions contemplated by this Agreement, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specific date), and the Company shall have received a certificate to such effect signed on behalf each of Merger Company and Finance Company by the Chief Executive Officer of each of Merger Company and Finance Company to such effect.

               (b) Each of Merger Company and Finance Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of each of Merger Company and Finance Company by the Chief Executive Officer of each of Merger Company and Finance Company to such effect.

               (c) The amount of cash necessary to complete the transactions contemplated by the Agreement as set forth in 2.2(a) and (d) shall be deposited with the Exchange Agent concurrently with the Closing.

               (d) The Company shall have received the Solvency Letter as referred to in Section 5.10, in form and substance reasonably satisfactory to it.

               (e) The members of Merger Company shall have executed and delivered the Stockholders Agreement to the Company.

               Section 6.3 Conditions to Obligations of Merger Company to Effect the Merger. The obligation of Merger Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

               (a) The representations and warranties of the Company set forth in this Agreement (i) to the extent qualified by Material Adverse Effect shall be true and correct, and (ii) to the extent not qualified by Material Adverse Effect shall be true and correct, except that this clause
(ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a Material Adverse Effect, in each of cases (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specific date) and Merger Company shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

               (b) The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Merger Company shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer.

               (c) The consents, approvals, authorizations, qualifications and orders of Governmental Entities that are necessary to consummate the transactions contemplated hereby shall have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a Material Adverse Effect.

               (d) There shall not be pending any suit, action or proceeding brought by any Governmental Entity seeking to prohibit or limit in any material respect the ownership or operation by the Company, Merger Company or any of their respective affiliates of a substantial portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement.

               (e) The proceeds of the Financing from the lenders identified in the Commitment Letters, on the terms and conditions set forth therein shall be available to the borrower under the Commitment Letters simultaneously with the Closing.

               (f) Since the date hereof, no Material Adverse Effect shall have occurred nor shall have there occurred any event, development, change or circumstance that would have a Material Adverse Effect (including an adverse development in any litigation pending against the Company), and the Company shall have delivered to Merger Company at the Closing a certificate signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, to the foregoing effect.

               (g) The senior executive identified in Section 6.3(g) of the Disclosure Letter who has entered into an employment arrangement regarding his employment with the Company after the Closing shall not have terminated his employment.

               (h) The Tax Matters Agreement shall be in full force and effect.

               (i) The exchange of shares of Company Common Stock for shares of Class TM Preferred Stock pursuant to the TM Exchange Agreement shall have been consummated.

               (j) There shall not have occurred, after the date hereof, any public announcement by any of the following any commissioner of the SEC; the chief accountant, any deputy chief accountant, any associate chief accountant; or the director of the Division of Corporation Finance; in any such case stating that the SEC has revised or intends to revise any of its published interpretations in effect as of the date hereof concerning the availability of "recapitalization accounting" treatment in a manner which would adversely affect the Surviving Corporation's ability to qualify for such treatment as a result of the transactions contemplated hereby.

               Section 6.4 Frustration of Closing Conditions. Neither Merger Company nor the Company may rely on the failure of any condition set forth in Section 6.2 (other than Section 6.2(c)) or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to fulfill in any material respects its obligations under this Agreement.

                                ARTICLE VII

                                TERMINATION

               Section 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder adoption of this Agreement, except for clause (c) below which cannot be effectuated after the adoption of this Agreement by the stockholders of the Company by the Required Vote:

               (a) By the mutual consent of the Members of Merger Company and the Board.

               (b) By either the Company or Merger Company if:

               (i) the Merger shall not have been consummated on or prior to November 30, 2000; provided, however, that such date shall automatically be extended to December 28, 2000 if the Special Meeting shall not have been held on or prior to November 1, 2000; and provided further that if the Special Meeting shall not have been held on or prior to December 1, 2000 such date shall automatically be extended to the later of December 28, 2000 or that date which is 15 Business Days after the Special Meeting is held but in no event shall such date extend beyond January 31, 2001 or such other date, if any, as Merger Company and the Company shall agree in writing (provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party whose failure to fulfill in any material respect any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date); or

               (ii) the stockholders of the Company fail to adopt this Agreement by the Required Vote or fail to approve the Charter Amendment at the Special Meeting (including any postponement or adjournment thereof); or

               (iii) any Governmental Entity shall have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties hereto shall have used their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or making the Merger illegal and such statute, order, decree, regulation or other action shall have become final and non-appealable; or

               (iv) the other party is in material breach of its representations or warranties or fails to perform in any material respect its covenants or other agreements hereunder to the extent required to have been performed at such time, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2 in the case of such a breach or failure to perform on the part of the Merger Company or Section 6.3 in the case of such a breach or failure to perform on the part of Company and (B) is incapable of being cured by the party so breaching or failing to perform prior to November 30, 2000 (or such later date as may be applicable as set forth in Section 7.1(b)(i)) or, if capable of being cured by such date, is not cured within 30 days after the terminating party gives written notice of such breach to the other party; or

               (v) the Trust Voting Agreement is terminated pursuant to
Section 5(b) or Section 5(c) thereof provided that if the Trust Voting Agreement terminates pursuant to Section 5(b)(iii) thereof, the Company may not effect such termination unless contemporaneously therewith the Company pays or causes to be paid to Merger Company, or its designee, in immediately available funds the Termination Fee and any Expenses required to be paid pursuant to Section 8.1.

               (c) By the Company if (i) the Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement with respect to a transaction that constitutes a Superior Proposal and the Company has notified Merger Company in writing that it intends to enter into such an agreement and terminate this Agreement pursuant to this clause (c), attaching the most current version of such agreement to such notice, and (ii) during the five Business Day period after the Company's notice, the Company shall have negotiated with Merger Company regarding the terms and conditions of a revised proposal by Merger Company and if the Board of Directors of the Company shall have concluded, after considering any revised proposal made by Merger Company during such period that any Superior Proposal giving rise to the Company's notice, as then revised, continues to be a Superior Proposal. The Company may not effect such termination unless contemporaneously therewith the Company pays or causes to be paid to Merger Company, or its designee, in immediately available funds the Termination Fee and Expenses required to be paid pursuant to Section 8.1. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least five Business Days after it has provided the notice to Merger Company required by the first sentence of this Section 7.1(c) and has made the payments required by the immediately preceding sentence and (y) to notify Merger Company promptly if the Board determines not to enter into a binding agreement with respect to the Superior Proposal as to which notification was given.

               (d) By Merger Company if (i) the Company enters into a written agreement for a Superior Proposal, (ii) the Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger and the Trust shall have terminated the Trust Voting Agreement in accordance with Section 5(b)(i) thereof, (iii) the Company continues to engage in negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal for a period of 45 days after the earliest of (x) the signing of a confidentiality agreement with such third party, (y) the giving of notice to Merger Company of such Acquisition Proposal as required by Section 5.2 or (z) the commencement of negotiations with such third party or (iv) the Special Meeting has not been held on or prior to January 15, 2001, unless Merger Company has materially contributed to the failure to hold such meeting or the Company has been restrained, enjoined or otherwise prohibited by a Governmental Entity from holding the Special Meeting.

               Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of Merger Company or the Company except as set forth in Section 8.1 hereof, except with respect to the requirement to comply with the Confidentiality Agreement and return or hold evaluation materials pursuant to the procedures set forth therein and in
Section 5.3 and except for any intentional breach of this Agreement.

                               ARTICLE VIII

                               MISCELLANEOUS

               Section 8.1 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in Sections 5.7 and 5.11.

(a)      In the event that

               (i) this Agreement is terminated by the Company pursuant to
Section 7.1(c), or by the Company pursuant to Section 7.1(b)(v) due to the Trust Voting Agreement being terminated pursuant to Section 5(b)(i) or 5(b)(iii) thereof, or

               (ii) this Agreement is terminated by Merger Company pursuant to Section 7.1(d)(i) or Section 7.1 (d)(ii) or by Merger Company pursuant to Section 7.1(b)(v) due to the Trust Voting Agreement being terminated pursuant to Section 5(b)(i) or 5(c)(ii) thereof then in each such case the Company shall pay, or cause to be paid,

               A. to Merger Company or its designee a fee (the "Termination Fee") of $53,000,000. Acceptance of payment of the Termination Fee by Merger Company shall constitute conclusive evidence that this Agreement has been validly terminated, and upon such payment, each of the Company, Merger Company and Finance Company shall be fully released and discharged from any liability under this Agreement; and

               B. to Merger Company and Finance Company as reimbursement, the amount of their documented out-of-pocket fees and expenses including commitment and other fees and expenses contemplated by the Commitment Letters and those fees and expenses for environmental testing, reasonably incurred thereby in connection with this Agreement and the transactions contemplated hereby (including those which may be incurred in connection with enforcing the terms of this Section 8.1), provided that in no event shall such expense reimbursement exceed in the aggregate $12,500,000 (the "Expenses").

               (b) In the event that

               (i) this Agreement is terminated by Merger Company pursuant to Section 7.1(d)(iii) or 7.1(d)(iv) or by the Company or Merger Company pursuant to Section 7.1(b)(v) due to the Trust Voting Agreement being terminated pursuant to Section 5(b)(ii) or 5(c)(i) thereof or by Merger Company pursuant to Section 7.1(b)(iv) as a result of a willful breach of a representation or a willful breach of a covenant, or

(ii)     this Agreement is terminated pursuant to Section 7.1(b)(ii):

               then in each such case the Company shall pay, or cause to be paid,

               A. to Merger Company or its designee the Expenses; and

               B. if prior to the first anniversary of such termination the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, the Termination Fee; provided, however, that if this Agreement is terminated as a result of the Trust Voting Agreement being terminated pursuant to Section 5(b)(ii) or 5(c)(i) thereof, then such Termination Fee shall only be required to be paid to Merger Company if (prior to such first anniversary) the Company enters into definitive documentation or consummates an Acquisition Proposal with (i) a Person that made an Acquisition Proposal after the date of the Confidentiality Agreement and prior to the time at which the Court entered its decision with respect to the Court Approval or (ii) any other Person if the consideration to be paid to the holders of the capital stock of the Company by such other Person is of equal or greater value than the consideration to be paid to such holders under this Agreement.

               (c) In the event that this Agreement is terminated by Merger Company pursuant to Section 7.1(b)(iv) other than as a result of a willful breach of a covenant, the Company shall pay or cause to be paid the Expenses to Merger Company or its designee.

               (d) The Company shall pay the Termination Fee to Merger Company or its designee concurrently with or prior to a termination referred to in clause 8.1(a)(i) above. The Company shall pay the Termination Fee to Merger Company or its designee within 24 hours of a termination referred to clause 8.1(a)(ii) above. The Company shall pay the Termination Fee to Merger Company or its designee promptly (and in any event within two Business Days) after the first to occur of the execution of an agreement relating to an Acquisition Proposal or the consummation of an agreement relating to an Acquisition Proposal referred to in clauses 8.1(b)(i) and 8.1(b)(ii) above.

               (e) With respect to the Termination Fee required to be paid on or prior to the termination of the Agreement, the Company shall reimburse the Expenses to Merger Company on the later of (i) the day that is two Business Days after such termination and (ii) the day that is two Business Days after the delivery by Merger Company to the Company of documents reflecting expenses incurred.

               (f) In the event that this Agreement is terminated pursuant to Section 7.1(b)(ii), 7.1(b)(iv), 7.1(b)(v) (other than as provided in Section 8.1(a)(i)), 7.1(d)(iii) or 7.1(d)(iv) in circumstances where
Section 8.1 requires the payment of Expenses, then the Company shall reimburse Merger Company for the Expenses incurred to the date of termination on the later of (i) the day that is two Business Days after such termination and (ii) the day that is two Business Days after the delivery by Merger Company to the Company of documents reflecting Expenses incurred. Merger Company shall be entitled to be reimbursed for Expenses, if any, thereafter incurred by it in connection with enforcing their right to receive a Termination Fee or reimbursement of Expenses pursuant to this
Section 8.1, with such additional Expenses to be reimbursed concurrently with the payment of any Termination Fee that may be due pursuant to Section 8.1.

               Section 8.2 Amendment; Waiver.

               (a) This Agreement may be amended by the parties hereto, by action taken or authorized by their respective members or Boards of Directors, at any time before or after approval by the stockholders of the Company of the matters presented in connection with the Merger, but after any such approval no amendment shall be made without the approval of such stockholders if such amendment alters or changes (i) the Merger Consideration, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of each of the parties hereto.

               (b) At any time prior to the Effective Time, the parties may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               Section 8.3 Survival. The respective representations and warranties of Merger Company, Finance Company and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

               Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to the Company, to:

                           Johns Manville Corporation
                           717 17th Street 80202
                           Denver, Colorado  80217-5108
                           Telephone:  (303) 978-2000
                           Facsimile:  (303) 978-4842
                           Attention:  Corporate Secretary

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Telephone:  (212) 735-3000
                           Facsimile:  (212) 735-2000
                           Attention:  Franklin M. Gittes, Esq.

                           and a copy to:

                           Manville Personal Injury Settlement Trust
                           143 Bedford Road, Suite 200
                           Katonah, New York  10536
                           Telephone:  (914) 767-3700
                           Facsimile:  (914) 767-0377
                           Attention:  Chairman and Managing Trustee

               and

               (b) if to Merger Company or Finance Company:

                           HB Merger LLC / HB Finance LLC
                           c/o Hicks Muse Tate & Furst Incorporated
                           200 Crescent Court, Suite 1600
                           Dallas, TX 75201
                           Telephone: (214) 740-7300
                           Facsimile: (214) 720-7888
                           Attention: Lawrence D. Stuart, Jr.

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas  75201
                           Telephone:  (214) 746-7700
                           Facsimile:  (214) 746-7777
                           Attention:  Glenn D. West, Esq.

               Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been provided in a data room in connection with the due diligence review conducted by Merger Company or has been otherwise made available if requested by the party to whom such information is to be made available. The words "affiliates" and "associates" when used in this Agreement shall have the respective meanings ascribed to them in Rule 12b-2 under the Exchange Act. The phrase "beneficial ownership" and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

               The following terms have the following definitions,

               (i) "Business Day" means any day other than Saturday and Sunday and any day on which banks are not required or authorized to close in the State of Delaware or New York.

               (ii) "EBITDA" shall mean gross revenue (other than gains or losses from the sale of assets) less operating expenses (including direct and indirect expenses and corporate overhead expenses, but excluding depreciation and amortization and all other non-cash expenses). For the purpose of this Agreement "Free Cash Flow" shall mean EBITDA minus the sum of the following: (a) cash expenditures that are required to be capitalized in accordance with GAAP, (b) cash interest expenses, net of cash interest income, plus cash dividends on preferred stock, (c) local, state and federal corporate income and other taxes accrued in accordance with GAAP, and (d) the amount of any increase in working capital determined in accordance with GAAP (with working capital being comprised of current assets minus current liabilities, except the current portion of long-term debt) with any change in working capital being determined based upon a comparison with the balance sheet at the beginning of the fiscal period being analyzed. In addition, for the purpose of determining Free Cash Flow, EBITDA shall be increased by the amount of any decrease in working capital determined as contemplated above.

               (iii) "Management" means those persons listed in Section 8.5(iv) of the Disclosure Letter and any additional persons that may be agreed to after the date hereof by Merger Company and the Company.

               (iv) "Material Adverse Effect" shall mean any result, occurrence, fact, change, event or effect (whether or not (i) foreseeable or known as of the date of this Agreement, (ii) covered by insurance, or
(iii) constituting a breach of a representation, warranty or covenant set forth in this Agreement) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, is or would reasonably be expected to be (whether or not such result, occurrence, fact, change, event or effect has, during the period or at the time in question, manifested itself in the Company's historical financial statements) (a) materially adverse to the Company's historical or near-term or long-term projected (i) business, (ii) operations, (iii) assets, (iv) liabilities, (v) financial condition or (vi) results of operations (including EBITDA or Free Cash Flow), in each case, of the Company and its Subsidiaries taken as a whole, or (b) materially adverse to the ability of any person to perform on a timely basis any material obligation under this Agreement or the Trust Voting Agreement or to consummate the transactions contemplated thereby. For purposes of this paragraph, a Material Adverse Effect shall be determined in light of Finance Company's intended capital structure for this transaction as reflected in the Commitment Letters.

               (v) "Permitted Exceptions" means (i) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers', warehousemen's and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company and its Subsidiaries; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Entity, provided that such regulations have not been violated; and (iv) agreements with utility companies which have no Material Adverse Effect on the continued use of any Company Property in the ordinary course of business consistent with past practices; (v) Liens arising or resulting from any action taken by Merger Company; (vi) any other covenants, conditions, restrictions, reservations, rights, Liens, easements and other matters affecting title, which do not individually or in the aggregate materially adversely affect the value or use of any of the Real Property as same has been used by the Company or any of its Subsidiaries consistent with past practices; and (vii) matters set forth in Section 3.13 of the Disclosure Letter.

               (vi) "Person" shall mean an individual, limited or general partnership, limited liability company, joint venture, trust, association, joint-stock company) corporation, unincorporated entity or Governmental Entity.

               (vii) "Subsidiaries" shall mean with respect to any Person, any other Person of which more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions are owned by such Person.

               (viii) "Tax Matters Agreement" shall mean the Tax Matters and Amended Trust Relationship Agreement dated as of June, 2000 between the Company and the Trust, the form of which is attached hereto as Exhibit I.

               Section 8.6 Headings; Disclosure Letter. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the Disclosure Letter shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

               Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement;

               Section 8.8 Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), among the parties with respect to the subject matter hereof.

               Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and (other than Section 5.7, 5.11 and 8.9) nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, except with respect to the obligations of the Trust under the Trust Voting Agreement, no direct or indirect holder of any equity interests or securities of either party hereto (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

               Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 8.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

               Section 8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that each of Merger Company and Finance Company shall be permitted to assign its rights under this Agreement to any newly formed wholly-owned subsidiaries of the members thereof and provided further that any such assignment will not relieve such party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and except to the extent necessary to enforce the provisions of Section 5.7, 5.11 and 8.9, the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 8.13 Publicity. Except as otherwise permitted by this Agreement or required by law or stock exchange rules, so long as this Agreement is in effect, neither the Company nor Merger Company shall, or shall permit any of its affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the other parties hereto, which consent shall not be unreasonably withheld. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

               Section 8.14 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises, out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that such forum is not an inconvenient forum.


               IN WITNESS WHEREOF, Johns Manville Corporation, HB Merger LLC and HB Finance LLC have caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

                                      JOHNS MANVILLE CORPORATION


                                      By: /s/ William E. Mayer
                                          -------------------------------
                                          Name:  William E. Mayer
                                          Title: Director


                                      HB MERGER LLC


                                      By: /s/ Andrew Rosen
                                         --------------------------------
                                          Name:  Andrew Rosen
                                          Title: Vice President and
                                                 Assistant Secretary


                                      HB FINANCE LLC


                                      By: /s/ Douglas R. Korn
                                         --------------------------------
                                          Name:  Douglas R. Korn
                                          Title: Vice President and
                                                 Assistant Secretary





                                                                      EXHIBIT A


                    FORM OF CERTIFICATE OF AMENDMENT TO
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                         JOHNS MANVILLE CORPORATION


            The undersigned, [ ], certifies that he is the [ ] of Johns Manville Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of Section 242 thereof, DOES HEREBY CERTIFY:

            That the following amendment was adopted in accordance with the provisions of Sections 242 of the DGCL:

            1.    The name of the Company is Johns Manville Corporation.

            2. This certificate of amendment was approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 242 of the DGCL.

            3. Article FOURTH of the Restated Certificate of Incorporation is amended by deleting said Article in its entirety and substituting the following in lieu thereof:

            "FOURTH: The total number of shares of all classes of capital stock which the Company shall have authority to issue is three hundred five million (305,000,000) shares, of which three hundred million (300,000,000) shares shall be common stock with a par value of $.01 per share ("Common Stock") and five million (5,000,000) shares shall be Class TM Preferred Stock with a par value of $.01 per share. A description of the different classes of stock of the Company and a statement of the designations and the powers, preferences and special rights, and the qualifications, limitations or restrictions thereof, of the various classes of stock are as follows:

     A. Provisions Relating to Class TM Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Class TM Preferred Stock are as follows:

            (1) Designation and Amount. The shares of such series shall be designated as Class TM Preferred Stock (the "TM Preferred Stock") and the number of shares constituting the TM Preferred Stock shall be five million (5,000,000).

            (2) Rank. The TM Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank prior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock hereafter created by the Board, the terms of which do not expressly provide that it ranks prior to or pari passu with the TM
Preferred Stock as to dividend distributions or distributions upon the liquidation, winding-up and dissolution of the Company. The TM Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank pari passu with any class of capital stock or series of preferred stock hereafter created by the Board, the terms of which expressly provide that it ranks pari passu with the TM Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company.

            (3) Dividends and Distributions. The holders of shares of TM Preferred Stock shall be entitled to receive dividends and distributions in an amount and at the time payable as any dividends and distributions that are declared on the Common Stock, as if each share of TM Preferred Stock is equal to one share of Common Stock.

            (4) Voting Rights. The holders of shares of the TM Preferred Stock shall have the following voting rights:

            Each share of TM Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company. Except as otherwise provided herein or by law, the holders of shares of TM Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company; provided, however, that the affirmative vote of the holders of a majority of the outstanding shares of TM Preferred Stock on the relevant record date, voting separately as a class, shall be required for any amendment, alteration or exchange or similar transaction, of any of the provisions of this Certificate which would alter or change the powers, preferences or special rights of the shares of TM Preferred Stock so as to adversely affect them.

            Except as set forth herein or otherwise required by law, holders of TM Preferred Stock shall have no special voting rights and their consent as a class shall not be required for taking any corporate action.

            (5) Reacquired Shares. Any shares of TM Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever (including by reclassification) shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their retirement, become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as otherwise permitted under the DGCL

            (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the TM Preferred Stock unless, prior thereto, the holders of shares of TM Preferred Stock shall have received $15.625 per share, or (2) to the holders of stock ranking on a parity (either as to dividends or distributions upon liquidation, dissolution or winding up) with the TM Preferred Stock, except distributions made ratably on the TM Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled as to dividends or upon such liquidation, dissolution or winding up.

            For purposes of this Article Fourth, Section 6 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

            (7) Redemption. The shares of TM Preferred Stock are not redeemable.

            (8) Conversion. The shares of TM Preferred Stock shall be automatically converted into an equal number of validly issued, fully paid and non-assessable shares of Common Stock in the event that the merger (the "Merger") contemplated by the Agreement and Plan of Merger among HB Merger LLC, HB Finance LLC and the Company, dated as of June 22, 2000 (the "Merger Agreement"), shall not have been consummated by the Business Day after the transactions contemplated by the Exchange Agreement, among the Company, Manville Personal Injury Settlement Trust and certain individuals party thereto, dated as of June 22, 2000 (the "Exchange Agreement"), are consummated. If the Merger is not so consummated, or if the Merger Agreement is terminated, each holder of a certificate representing TM Preferred Stock shall, after the earlier to occur of such events, be entitled to receive certificates representing Common Stock upon presentation of certificates representing TM Preferred Stock as provided for in the Exchange Agreement.

            (9) Restriction on Transferability. Except as contemplated by the Merger Agreement and the Exchange Agreement, the shares of TM Preferred
Stock may not be transferred or pledged in any manner whatsoever.

            (10) Reports. So long as any shares of TM Preferred Stock are outstanding, the Company will furnish holders thereof by first class mail, postage prepaid, at such holder's address as the same appears on the stock register of the Company, with the quarterly and annual financial reports that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or, in the event that the Company is not required to file such reports, reports containing the same financial information as would be required in such reports.

            (11)  General Provisions.

                  (a) If any of the TM Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated TM Preferred Stock certificate, or in lieu of and substitution for the TM Preferred Stock certificate lost, stolen or destroyed, a new TM Preferred Stock certificate of like tenor and representing an equivalent amount of shares of TM Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such TM Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

                    (b) The term "outstanding," when used in reference to shares of a specific series or class of capital stock of the Company, shall mean issued shares, excluding shares held by the Company or a subsidiary.

                    (c) No holder of shares of TM Preferred Stock will, except as otherwise provided in subparagraph (8) above, by virtue of such holder's holding such shares, possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

                    (d) Each holder of TM Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends on or liquidation preference of TM Preferred Stock, and exchange, redemption and repurchase of TM Preferred Stock, by the Company are subject to restrictions on the Company contained in certain credit and financing agreements binding on the Company or certain of its subsidiaries.

                    (e) If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Delaware or the State of New York are authorized by law to close.

          B. Provisions Relating to Common Stock. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

             No holder of Common Stock of the Company shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company or of the number of its shares, or of bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Company or of any stock of the Company purchased by it or its nominee or nominees.

             The holders of the Common Stock shall have the right to one vote per share on all questions to the exclusion of all other classes or classes of stock, except as by law expressly provided or as otherwise herein expressly provided with respect to the holders of any other class or classes of stock."


            IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by [ ], its [ ], this _____ day of ____________, 2000.


                                    JOHNS MANVILLE CORPORATION



                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:




                                                                  EXHIBIT B


         FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                         JOHNS MANVILLE CORPORATION

            Johns Manville Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that:

            1. The name of this corporation is Johns Manville Corporation. The original Certificate of Incorporation of the Company was filed, under the original name of the Company, Manville Corporation, with the Office of the Secretary of State of Delaware on August 21, 1981. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 28, 1988.

            2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), and amends the provisions of the Certificate of Incorporation, as amended and restated to date, of the Company.

            3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

            FIRST:  The name of the Corporation is Johns Manville
Corporation.

            SECOND: The address of the registered office of the Company in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Company in the State of Delaware at such address is National Corporate Research, Ltd.

            THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as it may from time to time be amended.

            FOURTH: The total number of shares of all classes of capital stock which the Company shall have the authority to issue is seventy million (70,000,000) shares, of which: (i) forty million (40,000,000) shares shall be shares of common stock, with a par value of $.01 per share ("Common Stock"); and (ii) thirty million (30,000,000) shares shall be shares of preferred stock, with a par value of $.01 per share ("Preferred Stock"), with eight million (8,000,000) shares designated as Series A Redeemable PIK Preferred Stock ("PIK Preferred Stock") with the terms as set forth in Annex A to this Amended and Restated Certificate of Incorporation and with sixteen million (16,000,000) shares designated as Series B Convertible Preferred Stock ("Junior Preferred Stock") with the terms set forth in Annex B to this Amended and Restated Certificate of Incorporation.

            A description of the different classes of stock of the Company and a statement of the designations and the powers, preferences and special rights, and the qualifications, limitations or restrictions thereof, of the various classes of stock are as follows:

A.          Provisions Relating to Preferred Stock

            The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, including the terms of any Preferred Stock set forth on Annex A or Annex B hereto, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

            (1) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

            (2) Whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

            (3) The right or obligation, if any, of the Company to redeem shares of the particular series of Preferred Stock at the option of the Company, at the option of the holder, or both, and, if redeemable, the price, terms, conditions and manner of such redemption;

            (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or in the event of any merger or consolidation of or sale of assets by the Company;

            (5) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or series of stock of the Company, and the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

            (6) The terms of any sinking fund or redemption or repurchase or purchase account, if any; the obligation, if any, of the Company to retire, redeem, repurchase or purchase shares of such series pursuant to such fund or account; and the terms and conditions of such obligation;

            (7) The voting powers, if any, and whether such voting powers are full or limited in such series;

            (8) Limitations, if any, on the issuance of additional shares of such series or any shares of any other class or series of stock of the Company or other entity; and

            (9) Such other preferences, powers, and special, participating, optional, relative or other rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine;

all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     B. Provisions Relating to Common Stock. The holders of the Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting and shall be entitled to all other statutory rights as provided for by law under the DGCL, but shall not be entitled to vote the shares of Common Stock cumulatively.

            FIFTH: Election of directors need not be by written ballot.

            SIXTH: (a) Except as provided below, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of any duty. Nothing in this Article Sixth shall eliminate or limit the liability of any director for any act, omission or transaction or under any statutory provision if and to the extent that the DGCL does not permit such elimination or limitation. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

            (b) The Company shall indemnify any person who is or was a party to any threatened, pending or completed action, suit or proceeding (regardless of whether commenced before or after the date of the merger of HB Merger LLC into the Company which occurred on [ ], 2000), whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company or any partnership, corporation, joint venture, trust or other enterprise with respect to which such person serves or has served as a director, officer, fiduciary, employee or agent) by reason of the fact that such person is or was at any time a director, officer, fiduciary, employee or agent of the Company, including any predecessor thereto or constituent thereof, or is or was serving at the request of the Company, including any predecessor thereto or constituent thereof, as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and irrespective of when the acts or omissions involved in such action, suit or proceeding occurred or allegedly occurred, against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement, whenever paid or payable, to the fullest extent and in the manner (including by way of advancement of costs and expenses) that a corporation organized under Delaware law is from time to time permitted to indemnify its directors, officers, fiduciaries, employees and agents.

            SEVENTH: Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, by the Secretary of the Company, by stockholders holding together at least a majority of all the shares of the Company entitled to vote at the meeting or, with respect to the matters set forth in Section 4 or Section 5 of Annex A to this Amended and Restated Certificate of Incorporation of the Company, relating to the PIK Preferred Stock, as provided in such Annex A, or with respect to the matters set forth in Section 4(b) of Annex B to this Amended and Restated Certificate of Incorporation of the Company, relating to the Junior Preferred Stock, as provided in such Annex B, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

            IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation and hereby acknowledges that the
facts stated herein are true, this day  of     , 2000



                                    By:
                                        -------------------------------
                                        Name:
                                        Title:



                                                                       ANNEX A

                  FORM OF TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                     of

                  SERIES A REDEEMABLE PIK PREFERRED STOCK

                                     of

                         JOHNS MANVILLE CORPORATION

         The rights, preferences, privileges, restrictions and other matters relating to the Series A Redeemable PIK Preferred Stock are as follows:

         (1) Designation and Amount. The shares of such series of preferred stock, par value $.01 per share, of Johns Manville Corporation (the "Company") shall be designated as Series A Redeemable PIK Preferred Stock (the "PIK Preferred Stock"), and the number of shares constituting the PIK Preferred Stock shall be 8,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company (the "Board"); provided, however, that: (i) in no event shall shares of PIK Preferred Stock be issued other than pursuant to the Agreement and Plan of Merger dated as of June 22, 2000 among HB Merger LLC, HB Finance LLC and the Company (the "Merger Agreement"), or as pay-in-kind dividends on outstanding shares of PIK Preferred Stock; (ii) no decrease shall reduce the number of shares of PIK Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable as pay-in-kind dividends on the PIK Preferred Stock through the Scheduled Redemption Date (as hereinafter defined); and (iii) the Board shall, from time to time, increase such number of reserved shares to the extent, if any, that the number of previously reserved shares shall be inadequate for the issuance of such pay-in-kind dividends.

         (2) Rank. The PIK Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, rank prior to all classes of common stock of the Company, to the Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Junior Preferred Stock") and to each other class of capital stock or series of preferred stock hereafter created by the Board not in violation of the terms hereof, the terms of which do not expressly provide that it ranks prior to or pari passu with the PIK Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company and the Junior Preferred Stock as "Junior Securities"). The PIK Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, rank pari passu with any class of capital stock or series of preferred stock hereafter created by the Board not in violation of the terms hereof, the terms of which expressly provide that it ranks pari passu with the PIK Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Company ("Parity Securities"). The PIK Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, rank junior to each class of capital or series of preferred stock hereafter created by the Board which has been approved by the holders of the PIK Preferred Stock in accordance herewith, the terms of which expressly provide that it ranks prior to the PIK Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Company ("Senior Securities"); provided, however, that no such approval by the holders of the PIK Preferred Stock shall be required with respect to such liquidation preference or stated amount of shares of any class of capital stock or series of preferred stock of the Company or any of its direct or indirect subsidiaries (including any pay-in-kind dividends paid thereon) as shall be issued in lieu of up to $600,000,000 of initial proceeds from the sale of debt securities as part of the Permanent Debt Financing (as hereinafter defined) and the first refinancing (if any) of the Permanent Debt Financing.

         (3) Dividends and Distributions. The holders of shares of PIK Preferred Stock, in preference to the holders of shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, cumulative dividends, at a rate of 13.0% per annum (as such rate may be increased in accordance with the terms hereof, the "Dividend Rate") of the Liquidation Preference (as hereinafter defined) (computed on the basis of a 360-day year and taking into account the different dividend rates, if any, during the course of such year) payable in cash on [insert date which is six-month anniversary of Effective Date] and [insert date which is twelve-month anniversary of Effective Date] of each year (each a "Dividend Payment Date"), or at the option of the Company, on each Dividend Payment Date on or prior to the seventh anniversary of the Effective Date (as hereinafter defined), by validly issuing fully paid and non-assessable shares of PIK Preferred Stock with an aggregate Liquidation Preference equal to the amount of the dividends to be paid. All undeclared dividends and declared but unpaid dividends shall compound on a semi-annual basis at the then applicable Dividend Rate, without any duplication when and if the dividends are actually paid. In the event (i) that the Company fails to redeem the PIK Preferred Stock on the Scheduled Redemption Date, pursuant to Section 8(a) hereof, or (ii) of a Change of Control (as hereinafter defined) and the failure of the Company to redeem the PIK Preferred Stock pursuant to
Section 8(c) hereof, the Dividend Rate then applicable shall be increased to 15.0% per annum.

              (a) The Company shall take all action permitted under applicable law to permit the payment of dividends, including through revaluation of assets to make funds legally available for such payment.

              (b) All dividends and distributions paid with respect to shares of PIK Preferred Stock shall be paid pro rata to the holders of the PIK Preferred Stock. All shares of PIK Preferred Stock issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of PIK Preferred Stock shall have been issued, the certificates representing such shares held by a holder on the Dividend Record Date shall represent not only such existing shares, but also the additional shares of PIK Preferred Stock issued to such holder pursuant to such dividend. "Dividend Record Date" means with respect to the dividend payable on [insert date which is six-month anniversary of Effective Date] and [insert date which is twelve-month anniversary of Effective Date] of each year, the immediately preceding [insert date which is fifteen days after five-month anniversary of Effective Date] and [insert date which is fifteen days after eleven-month anniversary of Effective Date].

         (4) Voting Rights. The holders of PIK Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this
Section 4 or in Section 5 hereof or as otherwise provided by law.

              (a) If and whenever: (i) three dividends on the PIK Preferred Stock have not been paid in full; (ii) any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law shall be commenced by or against the Company and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for sixty (60) days following the commencement thereof, or the Company shall take any corporate action authorizing any such proceedings; (iii) if, for any reason (including the reason that funds are not legally available for a redemption), the Company shall have failed to discharge its scheduled redemption obligation on the Scheduled Redemption Date pursuant to Section 8(a) hereof or shall have failed to discharge its redemption obligation based on the occurrence of a Change of Control pursuant to Section 8(c) hereof; or (iv) the Company shall have failed to comply in any material respect with any of the covenants set forth in Section 5 or 6 hereof and such noncompliance shall continue for a period of thirty (30) days (any such event referred to in clauses (i), (ii), (iii) or (iv) above being hereinafter referred to as a "Triggering Event"), the number of directors then constituting the Board shall be increased by two, and the holders of PIK Preferred Stock then outstanding shall be entitled to elect two additional directors to serve on the entire Board at any annual meeting of the stockholders or special meeting held in place thereof; provided, however, that if (A) the Liquidation Preference of the outstanding PIK Preferred Stock as of the date of the Triggering Event is 50% or less of the aggregate Liquidation Preference of PIK Preferred Stock issued to that date, including as pay-in-kind dividends on the PIK Preferred Stock, or (B) the amount of outstanding Liquidation Preference of PIK Preferred Stock as of the date of the Triggering Event shall thereafter be reduced by 50% or more, from the time after which the holders of the PIK Preferred Stock first have the right hereunder to elect directors, the right to elect such additional directors shall be reduced to the right to elect one additional director. In any case, such election shall occur ninety (90) days after one of the Triggering Events has occurred if such Triggering Event has not then been cured; provided, however, that once such Triggering Event has been cured, the right to elect such additional directors or director, as the case may be, shall automatically cease (but subject always to the same provisions for the vesting of such voting rights in the case of the occurrence of any subsequent Triggering Event) and the term of office of one director elected pursuant to such election shall forthwith terminate and the size of the entire Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of PIK Preferred Stock, the secretary of the Company (the "Secretary") may, and upon the written request of any holder of PIK Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the PIK Preferred Stock for the election of the directors or director, as the case may be, to be elected by them as herein provided, such call to be made by notice similar to that provided in the Amended and Restated Certificate of Incorporation or by-laws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of PIK Preferred Stock may call such meeting, by providing notice thereof, and for that purpose shall have access to the stock-record books of the Company. The directors or director, as the case may be, elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof, if such office shall not have been terminated as provided above. If any vacancy shall occur among the directors or director, as the case may be, elected by the holders of PIK Preferred Stock or the successor of such remaining directors or director, as the case may be, the remaining director elected by the holders of a majority of the outstanding shares of PIK Preferred Stock or, if there is no such director, the holders of a majority of the outstanding shares of PIK Preferred Stock shall be entitled to fill such vacancy, and any person entitled shall serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Except for cause, directors appointed by the holders of the PIK Preferred Stock may only be removed by the holders of a majority of the outstanding shares of PIK Preferred Stock as set forth in the following sentence. Holders of a majority of the outstanding shares of PIK Preferred Stock may remove Directors that have been elected on their behalf with or without cause.

              (b) So long as any shares of PIK Preferred Stock remain outstanding, without the written consent of the holders of a majority of the outstanding shares of PIK Preferred Stock or the approval of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of such holders called for such purpose, the Company shall not amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation of the Company including, without limitation, this Annex A relating to the PIK Preferred Stock (by merger or otherwise) so as to adversely affect the specified preferences, rights, privileges, powers or voting rights of the PIK Preferred Stock; provided, however, that any such amendment that reduces the dividend payable on or the Liquidation Preference of the PIK Preferred Stock shall require the approval of each holder of PIK Preferred Stock adversely affected thereby. So long as any shares of PIK Preferred Stock remain outstanding, without the written consent of the holders of a majority of the outstanding shares of PIK Preferred Stock or the approval of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of such holders called for such purpose, the Company shall not, except with respect to such liquidation preference or stated amount of shares of any class of capital stock or series of preferred stock of the Company or any of its direct or indirect subsidiaries (including any pay-in-kind dividends paid thereon) as shall be issued in lieu of up to $600,000,000 of initial proceeds from the sale of debt securities as part of the Permanent Debt Financing and the first refinancing (if any) of the Permanent Debt Financing: (i) create, authorize or issue any Senior Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Company into any Senior Securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities; (ii) issue any Parity Securities, directly or indirectly, to any Affiliate of the Company or its officers or directors;
(iii) issue any Parity Securities so long as Manville Personal Injury Settlement Trust holds a majority of the outstanding shares of PIK Preferred Stock; provided, however, that no such consent or approval of the holders of PIK Preferred Stock shall be required with respect to the issuance of any shares of Parity Securities (the "Basket Parity Securities") otherwise in compliance with this Section 4(b) (A) having an initial liquidation preference (excluding pay-in-kind dividends) not exceeding $150,000,000 in the aggregate at any time outstanding and (B) on which the Company shall not, either on a mandatory basis or at its option, pay any dividends in cash or other property (other than payment in equity securities of the Company that may be issued in compliance with this
Section 4(b)) unless the Company is then paying semi-annual cash (rather than pay-in-kind) dividends on the PIK Preferred Stock; or (iv) issue any capital stock with a scheduled redemption date prior to the Scheduled Redemption Date (as hereinafter defined) or redeem, repurchase, pay dividends or make other distributions in cash or other property on capital stock following the Scheduled Redemption Date if the PIK Preferred Stock has not been redeemed in full. Except as set forth above in this Section 4(b) or in Section 5 hereof, (x) the creation, authorization or issuance of any Junior Securities or any Parity Securities, (y) a decrease in the amount of authorized capital stock of any class, including any preferred stock (other than as set forth in Section 1 hereof), or (z) an increase in the amount of authorized capital stock of any class of Junior Securities or Parity Securities shall not require the consent of the holders of PIK Preferred Stock and shall be deemed not to affect adversely the specified preferences, rights, privileges, powers or voting rights of holders of PIK Preferred Stock.

              (c) In exercising the voting rights set forth in this Section 4 or in Section 5 hereof, each share of PIK Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of PIK Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

         (5) Certain Restrictions. Except with respect to such liquidation preference or stated amount of shares of any class of capital stock or series of preferred stock of the Company or any of its direct or indirect subsidiaries (including any pay-in-kind dividends paid thereon) as shall be issued in lieu of up to $600,000,000 of initial proceeds from the sale of debt securities as part of the Permanent Debt Financing and the first refinancing (if any) of the Permanent Debt Financing, so long as any shares of PIK Preferred Stock remain outstanding, without the written consent of the holders of a majority of the outstanding shares of PIK Preferred Stock or the approval of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of such holders called for such purpose:

              (a) the Company shall not:

              (i) declare or pay dividends on, or make any other distributions on, any shares of Junior Securities (other than dividends payable solely in Junior Securities of the same class and/or a different class);

              (ii) declare or pay dividends on or make any other distributions on any Parity Securities, except: (A) dividends paid on Basket Parity Securities in accordance with the proviso to
         Section 4(b)(iii) hereof; provided, however, that after the seventh anniversary of the Effective Date, no cash dividends shall be paid by the Company on Basket Parity Securities at any time when there shall be any unpaid cash dividends due on the PIK Preferred Stock; and (B) dividends paid ratably on shares of the PIK Preferred Stock and all other Parity Securities on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem, purchase, repurchase or otherwise acquire for value any Junior Securities; provided, however, that the Company may at any time redeem, purchase, repurchase or otherwise acquire shares of any such Junior Securities (A) in exchange for shares of any Junior Securities or (B) utilizing cash in an amount not greater than the proceeds of any offering by the Company of Junior Securities effected substantially contemporaneously with the applicable redemption, purchase, repurchase or other acquisition; or

              (iv) redeem, purchase, repurchase or otherwise acquire for value any Parity Securities except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares (including shares of the PIK Preferred Stock) upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (b) The Company shall not permit any direct or indirect subsidiary of the Company to purchase or otherwise acquire for value any shares of the capital stock of the Company unless the Company could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

              (c) The Company shall not permit any direct or indirect subsidiary of the Company to (i) redeem, purchase, repurchase or otherwise acquire for value any equity securities of any direct or indirect subsidiary of the Company; provided, however, that any such subsidiary may acquire any such equity securities (A) in exchange for any equity securities of the Company or any equity securities of any of its direct or indirect subsidiaries that may be issued in compliance with Section 4(b) hereof and this Section 5 or (B) utilizing cash in an amount not greater than the proceeds of any offering by the Company or any of its direct or indirect subsidiaries of equity securities effected substantially contemporaneously with the applicable redemption, purchase, repurchase or other acquisition; or (ii) issue any equity securities to any Person; provided, however, that any such subsidiary may issue, to any Person that is not an Affiliate of the Company or its officers or directors, equity securities which do not by their terms provide for (A) the payment of dividends or other distributions in cash or other property (other than payments in equity securities that may be issued in compliance with Section 4(b) hereof and this Section 5) or (B) the mandatory redemption, on a date when any shares of the PIK Preferred Stock remain outstanding, of such equity securities for cash or other property (other than redemption payments in equity securities that may be issued in compliance with Section 4(b) hereof and this Section 5); or (iii) pay any dividend or other distribution on any equity securities in cash or other property (other than payments in equity securities that may be issued in compliance with Section 4(b) hereof and this Section 5); provided, however, that none of the restrictions set forth in this Section 5(c) shall apply to any redemption, purchase, repurchase or other acquisition of equity securities from, or any issuance of equity securities to, or the payment of any dividend or other distribution to, the Company or any of its direct or indirect wholly owned subsidiaries.

              (d) The Company shall not allow any encumbrance or restrictions on the ability of any of its direct or indirect wholly-owned subsidiaries to: (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its capital stock to the Company or any other subsidiary; (2) make loans or advances to the Company or any other subsidiary; or (3) transfer any of its properties or assets to the Company or any other subsidiary, except for such encumbrances or restrictions imposed under or by reason of:

              (i) applicable law;

              (ii) this Annex A relating to the PIK Preferred Stock;

              (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any subsidiary;

              (iv) any instrument governing Acquired Indebtedness (as hereinafter defined) or Acquired Preferred Stock (as hereinafter defined), which encumbrance or restriction is not applicable to any Person (as hereinafter defined), or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

              (v) any agreements of the Company or its subsidiaries existing on the date hereof as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board, than the provision as in effect before giving effect to the respective amendment or modification;

              (vi) any restriction with respect to such a subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such subsidiary pending the closing of such sale or disposition;

              (vii) an agreement effecting a refinancing, replacement, substitution or restructuring of indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (iv) or
         (v) in this Section 5(d); provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement, substitution or restructuring agreement or any such other agreement are no less favorable to the Company in any material respect as determined in good faith by the Board than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (iv) or (v);

              (viii) restrictions on the transfer of assets subject to any lien imposed by the holder of such lien;

              (ix) any licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement;

              (x) restrictions relating to preferred stock issued by a subsidiary of the Company in compliance with Section 5(c)(ii) hereof that requires due and payable pay-in-kind dividends (or dividends of equity securities that otherwise are issued in compliance with Section 5(c)(ii) hereof and this Section 5(d)(x)) thereon to be paid in full prior to the payment of dividends on such subsidiary's common stock; or

              (xi) any agreement or instrument evidencing indebtedness of the Company or any of its subsidiaries including, without limitation, the Bridge Loan (as hereinafter defined) (if any) and the Permanent Debt Financing.

              (e) The Company shall not, and shall not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (as hereinafter defined) of the Company (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction shall have been approved by a majority of the members of the Board; provided, however, that if such Affiliate Transaction or series of related Affiliate Transactions involve aggregate consideration in excess of $10,000,000, such Affiliate Transaction shall be approved by a majority of the Board and evidenced in a resolution of the Board certifying that that the terms of such Affiliate Transaction are at least as favorable to the Company or the relevant subsidiary as might reasonably have been obtained in a comparable arm's length transaction with an unaffiliated third party; and provided further, the foregoing restrictions shall not apply to such Affiliate Transactions as are exempted from any covenant or restriction relating to transactions between the Company and its Affiliates set forth in the agreements representing the Bridge Loan, the Permanent Debt Financing and the first refinancing (if any) of the Permanent Debt Financing.

         (6) Reacquired Shares. Any shares of PIK Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever (including by redemption or reclassification) shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock without designation as to series and may be reissued either as PIK Preferred Stock subject to the limitations hereof or as part of a new series of preferred stock to be created by resolution or resolutions of the Board or as otherwise permitted under the DGCL.

         (7) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made:
(a) to the holders of Junior Securities unless, prior thereto, the holders of shares of PIK Preferred Stock shall have received a liquidation preference of $100 per full share of PIK Preferred Stock (the "Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of payment; or (b) to the holders of Parity Securities, except distributions made ratably on the PIK Preferred Stock and all other such Parity Securities in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         For purposes of this Section 7 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

         (8) Redemption.

              (a) Scheduled Redemption. Subject to the extent that the Company has funds legally available therefor, each outstanding share of PIK Preferred Stock shall be redeemed by the Company on the twelfth anniversary of the Effective Date (the "Scheduled Redemption Date") at the Liquidation Preference plus accrued and unpaid dividends, if any, to the Scheduled Redemption Date.

              (b) Redemption at the Option of the Company. All outstanding shares of PIK Preferred Stock shall be redeemable at the option of the Company, at any time as a whole or from time to time in part (any such partial redemption to be effected pro rata among the holders of outstanding shares of PIK Preferred Stock), on not less than 30 nor more than 60 days' notice to the holders of the PIK Preferred Stock at the following prices (expressed as percentages of the Liquidation Preference) (each such percentage hereinafter referred to as the "Redemption Price") plus accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of redemption, if redeemed during the following periods as indicated below:

Period                                                         Redemption Price
------                                                         ----------------
Effective Date to (but not including) first anniversary thereof    106.5%
thereafter to (but not including) second anniversary thereof       105.2%
thereafter to (but not including) third anniversary thereof        103.9%
thereafter to (but not including) fourth anniversary thereof       102.6%
thereafter to (but not including) fifth anniversary thereof        101.3%
and thereafter                                                     100.0%

              (c) Redemption in the Event of a Change in Control. In the event of a Change in Control (as hereinafter defined), the Company shall send a notice of the occurrence of such Change in Control (the "Notice of Occurrence"), by first class mail, postage prepaid, not more than thirty
(30) days following the occurrence of such Change in Control, to each record holder of outstanding shares of PIK Preferred Stock. Such Notice of Occurrence shall specify (i) that a Change in Control has occurred; (ii) that such holder has the right to require the Company to redeem its outstanding shares of PIK Preferred Stock, but only on the terms and subject to the conditions set forth in this Section 8(c); (iii) the date, not less than thirty (30) days after date of the Notice of Occurrence, by which such holder must notify the Company of such holder's intent to exercise such redemption right; (iv) that the redemption price shall be 101% of the Liquidation Preference of the PIK Preferred Stock, in cash, plus accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of redemption; and (v) that dividends on the shares the holder elects to require the Company to redeem will cease to accrue on such date of redemption. Upon receipt of such Notice of Occurrence, any holder of PIK Preferred Stock may, within the time period specified by the Company, notify the Company, by first class mail, postage prepaid, as to whether such holder elects to exercise the redemption right. If the holders of a majority of the outstanding shares of PIK Preferred Stock elect to require such redemption, the Company shall, subject to the extent that it has funds legally available therefor, redeem all of the outstanding shares of PIK Preferred Stock at such redemption price within sixty (60) days of receiving such majority election in accordance with the procedures set forth in Section 8(e) hereof. If the holders of less than a majority of the outstanding shares of PIK Preferred Stock elect to require such redemption, no shares of PIK Preferred Stock shall be redeemed as a result of the occurrence of such Change in Control. For purposes of this Section 8(c), a "Change in Control" shall be defined as: (i) the acquisition of more than 50% of the outstanding shares of Common Stock by any one holder other than the holders of Common Stock immediately following the Merger (each, an "Initial Holder") or (ii) the acquisition by a Person that is not an Initial Holder or an Affiliate thereof of a number of shares of Common Stock that is more than the aggregate number of shares of Common Stock then held by the Initial Holders and their Affiliates.

              (d) Status of Redeemed Shares. At the time of redemption specified in the resolution of the Board authorizing such redemption, the rights of the holders of the PIK Preferred Stock redeemed shall cease, except for the right to receive the redemption price specified in Sections 8(a), 8(b) and 8(c) hereof, as the case may be, without interest, plus accrued and unpaid dividends and distributions thereon, whether or not declared and including for any partial semi-annual period, to the date of redemption.

              (e) Notice of Redemption, etc. Except as otherwise provided herein, the Company shall (i) mail written notice of each redemption of any PIK Preferred Stock, by first class mail, postage prepaid, to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made and (ii) pay the amount specified in Section 8(a), 8(b) or 8(c) hereof, as the case may be, to the applicable holder of PIK Preferred Stock, against delivery by such holder to the Company of those certificates representing PIK Preferred Stock held by such holder which have then been so redeemed. In case fewer than the total number of shares of PIK Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of PIK Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) Business Days (as hereinafter defined) after surrender of the certificate representing the redeemed shares of PIK Preferred Stock.

         (9) Reports. So long as any shares of the PIK Preferred Stock are outstanding, the Company shall furnish each holder thereof by first class mail, postage prepaid, at such holder's address as the same appears on the stock register of the Company, with (a) the annual financial reports that the Company is required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) in the event that the Company is not required to file such reports, (i) annual reports containing the same financial information as would be required in reports so filed and (ii) quarterly financial reports containing the same financial information as would be required in quarterly reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

         (10) General Provisions.

              (a) If any of the PIK Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated PIK Preferred Stock certificate, or in lieu of and substitution for the PIK Preferred Stock certificate lost, stolen or destroyed, a new PIK Preferred Stock certificate of like tenor and representing an equivalent number of shares of PIK Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such PIK Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

              (b) The term "Acquired Indebtedness" shall mean indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a subsidiary of the Company or such merger, consolidation or acquisition.

              (c) The term "Acquired Preferred Stock" shall mean the preferred stock of any Person at such time as such Person becomes a subsidiary of the Company or at the time it merges or consolidates with the Company or any of its subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such Person becoming a subsidiary of the Company or such merger, consolidation or acquisition.

              (d) The term "Affiliate" shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

              (e) The term "Bridge Loan" shall mean the bridge loan issued in connection with the Merger by Bear Stearns Corporate Lending Inc. as contemplated, by the certain bridge loan commitment letter dated June 22, 2000.

              (f) The term "Effective Date" shall mean the date on which the Merger is effective pursuant to Section 1.2 of the Merger Agreement.

              (g) The term "Merger" shall mean the merger of HB Merger LLC into the Company which occurred on [ ], 2000.

              (h) The term "outstanding," when used in reference to shares of a specific series or class of capital stock of the Company, shall mean issued shares, excluding shares held by the Company or a subsidiary of the Company.

              (i) The term "Permanent Debt Financing" shall mean any senior and subordinated unsecured notes, and any preferred equity securities issued in lieu thereof, issued by the Company or any subsidiary of the Company in connection with the Merger or issued by the Company or any subsidiary of the Company to repay all or part of the Bridge Loan.

              (j) The term "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency of political subdivision thereof.

              (k) No holder of shares of PIK Preferred Stock shall, by virtue of such holder's holding such shares, possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

              (l) The headings of the sections, subsections, clauses and subclauses hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

              (m) Each holder of PIK Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends and premium on and Liquidation Preference of PIK Preferred Stock, and exchange, redemption and repurchase of PIK Preferred Stock, by the Company are subject to restrictions on the Company contained in certain credit and financing agreements binding on the Company or certain of its subsidiaries.

              (n) If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Delaware or the State of New York are authorized by law to close.




                                                                    ANNEX B



             FORM OF TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                     of

                    SERIES B CONVERTIBLE PREFERRED STOCK

                                     of

                         JOHNS MANVILLE CORPORATION


            The rights, preferences, privileges, restrictions and other matters relating to the Series B Convertible Preferred Stock are as follows:

     (1) Designation and Amount. The shares of such series of preferred stock, par value $.01 per share, of Johns Manville Corporation (the "Company") shall be designated as Series B Convertible Preferred Stock (the "Junior Preferred Stock"), and the number of shares constituting the Junior Preferred Stock shall be 16,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company (the "Board"); provided, however, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

     (2) Rank. The Junior Preferred Stock shall rank, with respect to distributions upon the liquidation, winding-up and dissolution of the Company, prior to all classes of common stock, par value $.01 per share, of the Company (the "Common Stock") and prior to each other class of capital stock or series of preferred stock hereafter created by the Board, the terms of which do not expressly provide that it ranks prior to or pari passu with the Junior Preferred Stock as to Dividends (as hereinafter defined) and distributions upon the liquidation, winding-up and dissolution of the Company (the "Junior Securities"). The Junior Preferred Stock shall rank: (a) with respect to Dividends, pari passu with the Common Stock; and
(b) with respect to Dividends and distributions upon the liquidation, winding-up and dissolution of the Company, pari passu with any class of capital stock or series of preferred stock hereafter created by the Board, the terms of which expressly provide that it ranks pari passu with the Junior Preferred Stock as to Dividends and distributions upon the liquidation, winding-up and dissolution of the Company (the "Parity Securities"). The Junior Preferred Stock shall rank, with respect to Dividends and distributions upon the liquidation, winding-up and dissolution of the Company, junior to the Series A Redeemable PIK Preferred Stock (the "PIK Preferred Stock") and junior to any class of capital stock or series of preferred stock hereafter created by the Board, the terms of which expressly provide that it ranks prior to the Junior Preferred Stock as to Dividends and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the PIK Preferred Stock as the "Senior Securities").

     (3) Dividends and Distributions. Subject to the prior and superior rights of the holders of shares of the Senior Securities, the holders of shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, dividends or distributions in cash, securities or other property (individually a "Dividend" and collectively "Dividends"), but only when, as and if Dividends are declared and paid on the Common Stock, payable with respect to each share of Junior Preferred Stock as if each such share were converted into the number of shares of Common Stock into which such share of Junior Preferred Stock would be converted if such share was converted immediately prior to the record date for such Dividend. Dividends shall not be deemed to include any securities which are to be taken into account in adjusting the Conversion Ratio (as hereinafter defined) as set forth in
Section 7(d) hereof.

     (4) Voting Rights. The holders of shares of the Junior Preferred Stock shall have the following voting rights:

         (a) Each share of Junior Preferred Stock shall entitle the holder thereof to vote, on all matters submitted to a vote of the stockholders of the Company, the number of votes equal to the number of shares of Common Stock into which such share of the Junior Preferred Stock would be converted if converted immediately prior to the record date for such vote. Except as otherwise provided herein or in any Certificate of Designations creating another series of Senior Securities or Parity Securities, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

         (b) So long as any shares of Junior Preferred Stock remain outstanding, without the written consent of the holders of at least 85% of the outstanding shares of Junior Preferred Stock or the approval of holders of at least 85% of the outstanding shares of Junior Preferred Stock at a meeting of such holders called for such purpose, the Company shall not amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation of the Company including, without limitation, this Annex B relating to the Junior Preferred Stock (by merger or otherwise) so as to adversely affect the specified preferences, rights, privileges, powers or voting rights of the Junior Preferred Stock; provided, however, that any such amendment that reduces the Liquidation Preference (as hereinafter defined) of the Junior Preferred Stock shall require the approval of each holder of Junior Preferred Stock adversely affected thereby.

         (c) Except as set forth herein or as required by law, holders of Junior Preferred Stock shall have no special voting rights and their consent or vote as a class shall not be required for taking any corporate action.

     (5) Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever (including by redemption or reclassification) shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock without designation as to series and may be reissued either as Junior Preferred Stock or as part of a new series of preferred stock to be created by resolution or resolutions of the Board or as otherwise permitted under the DGCL.

     (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of shares of Junior Securities (either as to Dividends or distributions upon liquidation, dissolution or winding up) or the Common Stock (as to distributions upon liquidation, dissolution or winding up) unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received a liquidation preference of $15.625 per share (the "Liquidation Preference"), or (b) to the holders of Parity Securities (either as to Dividends or distributions upon liquidation, dissolution or winding up) and Common Stock (as to Dividends), except distributions made ratably on the Junior Preferred Stock and all other such Parity Securities or Common Stock, as applicable, in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            For purposes of this Section 6 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

     (7) Conversion Rights.

         (a) Optional Conversion. Each outstanding share of Junior Preferred Stock shall be converted into, subject to adjustment as set forth in
Section 7(d) hereof, one fully paid and non-assessable share of Common
Stock (such share-for-share conversion ratio, as adjusted from time to time, being hereinafter referred to as the "Conversion Ratio") if the holders of a majority of the outstanding shares of Junior Preferred Stock, voting as a class, approve such conversion; provided, however, that such holders may elect, from time to time, to require the conversion of less than all of the shares of Junior Preferred Stock then outstanding, in which case such partial conversion will be made on an equal basis such that, immediately following such conversion, each holder of Junior Preferred
Stock will hold the same percentage of the issued and outstanding Junior Preferred Stock as it held immediately prior to such conversion. Following written notice to the Company of any such election, the Company shall establish a record date for such conversion (which shall be no earlier than the date of the Company's receipt of such notice and no later than 20 days after the Company's receipt of such notice) and shall notify each holder of record (as of such record date), by first class mail, postage prepaid, of the full or partial conversion of the Junior Preferred Stock in accordance with this Section 7(a) and that the issuance of certificates representing the shares of Common Stock issued as a result of conversion (and any Junior Preferred Stock remaining outstanding after such conversion) shall be effected in accordance with the procedures set forth in Section 7(c) hereof. Failure to give such notice to any such holder shall in no way affect the full or partial, as applicable, conversion of such Junior Preferred Stock into Common Stock. The conversion effected pursuant to this
Section 7(a) shall be deemed to have occurred on the record date established as set forth above and the shares of Junior Preferred Stock converted on such conversion shall be automatically converted at such time. Immediately following such conversion, the rights of the holders of converted Junior Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Junior Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

         (b) Mandatory Conversion. All outstanding shares of Junior Preferred Stock shall automatically be converted, at the Conversion Ratio, into fully paid and non-assessable shares of Common Stock at such time as the Company consummates a Qualified Initial Public Offering (as hereinafter defined), in which the aggregate per share offering price is at least $15.625 per share (provided that in the event the Company shall effect any stock dividend, stock split, reverse stock split or other combination of shares of common stock, recapitalization, reclassification, merger, consolidation or exchange offer, or similar events and transactions, then, and in each such case, such minimum price per share in effect immediately prior to such event or transaction or the record date therefor, whichever is earlier, shall be appropriately adjusted as determined in good faith by the Board); provided, however, that such outstanding shares of Junior Preferred Stock shall not be converted if, and to the extent that, shares of Junior
Preferred Stock shall have been called for redemption pursuant to Section 8(b) hereof on or prior to the date of consummation of the Qualified
Initial Public Offering; and provided further that, notwithstanding the immediately preceding proviso, such unconverted shares of Junior Preferred Stock shall nevertheless automatically be converted on the date that the applicable redemption payment is due pursuant to Section 8(e) hereof if and to the extent that such redemption payment shall not be made. The term "Qualified Initial Public Offering" shall mean one or a series of firm commitment underwritten public offerings of newly issued Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, where (i) the proceeds to the Company (prior to deducting any underwriters' discounts and commissions) equal or exceed $100,000,000 and
(ii) upon consummation of such offering, the Common Stock is listed on the New York Stock Exchange or American Stock Exchange or authorized to be traded on the Nasdaq National Market. The Company shall notify each record holder of Junior Preferred Stock, by first class mail, postage prepaid, on the date of consummation of the Qualified Initial Public Offering, of the mandatory conversion of all outstanding shares of Junior Preferred Stock in accordance with this Section 7(b) and that the issuance of certificates representing the shares of Common Stock issued on conversion thereof shall be effected in accordance with the procedures set forth in Section 7(c) hereof. Failure to give such notice to any such holder shall in no way affect the mandatory conversion of such Junior Preferred Stock into Common Stock. Immediately following such conversion, the rights of the holders of all Junior Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Junior Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

         (c)   Mechanics; Transfer Tax; Conversion Price.

               (i) As soon as practicable after the conversion of any shares of Junior Preferred Stock into Common Stock under Section 7(a) or 7(b) above, the Company shall deliver to the applicable holder of Junior Preferred Stock a certificate for the number of shares of Common Stock issuable upon the conversion (and a new certificate representing the unconverted portion, if any, of the shares of Junior Preferred Stock represented by the certificate or certificates surrendered for conversion), against delivery by such holder to the Company of those certificates representing Junior Preferred Stock held by such holder which have been converted in such conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment shall be made for accrued and unpaid Dividends, if any, on converted shares of Junior Preferred Stock or for Dividends on any Common Stock issued upon such conversion. The holder of record of a share of Junior Preferred Stock at the close of business on a record date with respect to the payment of Dividends on the Junior Preferred Stock in accordance with Section 3 hereof shall be entitled to receive such Dividends with respect to such share of Junior Preferred Stock on the corresponding dividend payment date, notwithstanding the conversion of such share after such record date and prior to such dividend payment date.

               (ii) Upon conversion of shares of Junior Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion; provided, however, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

               (iii) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares of Common Stock to permit the conversion, in full, of all of the Junior Preferred Stock to Common Stock. All shares of Common Stock that may be issued upon conversion of the Junior Preferred Stock shall be fully paid and non-assessable.

         (d)   Conversion Ratio Adjustments.

               (i) If, at any time after the issuance of the Junior Preferred Stock, the outstanding shares of the Common Stock shall be increased by a stock dividend payable in shares of Common Stock or by a stock split, subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common
     Stock entitled to receive such Common Stock pursuant to such stock dividend, stock split, subdivision or split-up, the Conversion Ratio shall be proportionately adjusted so that the number of shares of Common Stock issuable upon conversion of each share of Junior
     Preferred Stock shall be increased to the number of shares of Common
     Stock the holder of each such share of Junior Preferred Stock would have held after such stock dividend, stock split, subdivision or split-up, if such holder had converted each such share of Junior
     Preferred Stock immediately prior thereto, in accordance with the provisions hereof.

               (ii) If, at any time after the issuance of the Junior Preferred Stock, the outstanding shares of Common Stock shall be decreased by a combination (including, without limitation, any reverse stock split) of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Ratio shall be proportionately adjusted so that the number of shares of Common Stock issuable upon conversion of each share of Junior Preferred Stock shall be decreased to the number of shares of Common Stock the holder of each such share of Junior Preferred Stock would have held after such combination, if such holder had converted each such share of Junior Preferred Stock immediately prior thereto, in accordance with the provisions hereof.

               (iii) In the case of any consolidation of the Company, the merger of the Company with or into any other entity, statutory share exchange or other reorganization or similar transaction or the sale or transfer of all or substantially all the assets of the Company, in any such case pursuant to which the Common Stock is converted into other securities, cash or assets, then, upon consummation of such transaction, each share of Junior Preferred Stock shall automatically become convertible into the kind or amount of securities, cash and other assets receivable upon the consolidation, merger, statutory share exchange or other reorganization, sale, transfer or similar transaction, by a holder of the number of shares of Common Stock into which such share of Junior Preferred Stock would have been converted if such share of Junior Preferred Stock was converted immediately prior to such consolidation, merger, statutory share exchange or other reorganization, sale, transfer or similar transaction (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Junior Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably possible, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Junior Preferred Stock. If this Section 7(d)(iii) applies, Sections 7(d)(i) and 7(d)(ii) do not apply.

               (iv) If the Company takes any action that would require an adjustment in the Conversion Ratio pursuant to Section 7(d)(i), (ii) or (iii) above, the Company shall mail to the holders of Junior Preferred Stock a notice stating the proposed record or effective date, as the case may be, and such adjustment shall become effective immediately after the record date of the event triggering the adjustment. The Company shall mail such notice, by first class mail, postage prepaid, at least ten (10) days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any such action.

     (8) Redemption.

         (a) Scheduled Redemption. Subject to the extent that the Company has funds legally available therefor, each outstanding share of Junior
Preferred Stock shall be redeemed by the Company on , 2021 [the date which is six months after the twentieth anniversary of the date of issuance] (the "Scheduled Redemption Date") at the Liquidation Preference (subject to the right each such record holder to receive Dividends due on a dividend payment date).

         (b) Redemption at the Option of the Company. All outstanding shares of Junior Preferred Stock shall be redeemable at the option of the Company, at any time as a whole or from time to time in part (any such partial redemption to be effected pro rata among the holders of outstanding shares of Junior Preferred Stock), on not less than thirty (30) nor more than sixty (60) days' notice to the holders of the Junior Preferred Stock at the Liquidation Preference (subject to the right of each such record holder to receive Dividends due on a dividend payment date) on the payment date specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date of such notice.

         (c) Redemption in the Event of a Change in Control. In the event of a Change in Control (as hereinafter defined), the Company shall send a notice of the occurrence of such Change in Control (the "Notice of Occurrence"), by first class mail, postage prepaid, not more than thirty (30) days following the occurrence of such Change in Control, to each record holder of outstanding shares of Junior Preferred Stock. The Notice of Occurrence shall specify (i) that a Change in Control has occurred; (ii) that such holder has the right to require the Company to redeem outstanding shares of Junior Preferred Stock, but only on the terms and subject to the conditions set forth in this Section 8(c); (iii) the date, not less than thirty (30) days after date of the Notice of Occurrence, by which such holder must notify the Company of such holder's intent to exercise such redemption right; and (iv) that the redemption price shall be 100% of the Liquidation Preference of the Junior Preferred Stock, in cash (subject to the right of each such record holder to receive Dividends due on a dividend payment date). Upon receipt of such Notice of Occurrence, any holder of Junior Preferred Stock may, within the time period specified by the Company, notify the Company, by first class mail, postage prepaid, as to whether such holder elects to exercise the redemption right. If the holders of a majority of the outstanding shares of Junior Preferred Stock elect to require such redemption, the Company shall, subject to the extent that it has funds legally available therefor, redeem all of the outstanding shares of Junior Preferred Stock at such redemption price within sixty (60) days after receiving such majority election in accordance with the procedures set forth in Section 8(e) hereof; provided, however, that in order for the Company to effect such redemption, no shares of PIK Preferred Stock may be outstanding; and provided further that if the holders of a majority of the outstanding shares of Junior Preferred Stock elect to exercise their redemption right pursuant to this Section 8(c), such redemption shall be deferred until such time that no shares of PIK Preferred Stock are outstanding. If the holders of less than a majority of the outstanding shares of Junior Preferred Stock elect to require such redemption, no shares of Junior Preferred Stock shall be redeemed as a result of the occurrence of such Change in Control. For purposes of this Section 8(c), a "Change in Control" shall be defined as: (i) the acquisition of more than 50% of the outstanding shares of Common Stock by any one holder other than the holders of Common Stock immediately following the Merger (as hereinafter defined; each such holder being hereinafter referred to as an "Initial Holder") or (ii) the acquisition by a Person that is not an Initial Holder or an Affiliate thereof of a number of shares of Common
Stock that is more than the aggregate number of shares of Common Stock then held by the Initial Holders and their Affiliates.

         (d) Status of Redeemed Shares. At the time of redemption specified in the resolution of the Board authorizing such redemption, the rights of the holders of the Junior Preferred Stock redeemed shall cease, except for the right to receive the Liquidation Preference without interest (subject to the right each such record holder to receive Dividends due on a dividend payment date).

         (e) Notice of Redemption, Etc. Except as otherwise provided herein, the Company shall (i) mail written notice of each redemption of any Junior Preferred Stock, by first class mail, postage prepaid, to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made and (ii) pay the amount specified in Section 8(a), 8(b) or 8(c), as the case may be, to the applicable holder of Junior Preferred Stock, against delivery by such holder to the Company of those certificates representing Junior Preferred Stock held by such holder which have then been so redeemed. In case fewer than the total number of shares of Junior Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Junior Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) Business Days (as hereinafter defined) after surrender of the certificate representing the redeemed shares of Junior Preferred Stock.

     (9) General Provisions.

         (a) If any of the Junior Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Junior Preferred Stock certificate, or in lieu of and substitution for the Junior Preferred Stock certificate lost, stolen or destroyed, a new Junior Preferred Stock certificate of like tenor and representing an equivalent number of shares of Junior Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Junior Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

         (b) The term "Merger" shall mean the merger of HB Merger LLC into the Company which occurred on [ ], 2000.

         (c) The term "outstanding," when used in reference to shares of a specific series or class of capital stock of the Company, shall mean issued shares, excluding shares held by the Company or a subsidiary of the Company.

         (d) No holder of shares of Junior Preferred Stock shall, by virtue of such holder's holding such shares, possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

         (e) The headings of the sections, subsections, clauses and subclauses hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

         (f) Each holder of Junior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of Dividends on and Liquidation Preference of Junior Preferred Stock, and exchange, redemption and repurchase of Junior Preferred Stock, by the Company are subject to restrictions on the Company contained in certain credit and financing agreements binding on the Company or certain of its subsidiaries.

         (g) If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Delaware or the State of New York are authorized by law to close.




                                                                     EXHIBIT C

                                  FORM OF

                                  BY-LAWS
                                     OF
                         JOHNS MANVILLE CORPORATION
                          (a Delaware corporation)
                    Amended and Restated as of [ ], 2000

                                 ARTICLE I

                                Stockholders

          SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

          SECTION 2. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and name and capacity of the person issuing the notice, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

          SECTION 3. Stockholder Lists. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 4. Quorum. Except as otherwise required by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Company (or of a separate class, if a class shall have a separate class vote) entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented by proxy may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

          SECTION 5. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Company (the "Secretary"), or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

          SECTION 6. Voting; Proxies; Required Vote. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Company on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

          (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Company having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Company. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

          SECTION 7. Inspectors. The Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors so appointed are unable to act at the meeting, the person presiding at the meeting shall appoint one or more other inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

          SECTION 8. Certain Stockholder Approval Matters. Notwithstanding anything to the contrary contained herein, the provisions of Article 6 of that certain Stockholders' Agreement dated as of _______________ among the Company and certain stockholders of the Company (the "Stockholders' Agreement") are hereby incorporated by reference for all purposes.

                                ARTICLE II

                             Board of Directors

          SECTION 1. General Powers. The business, property and affairs of the Company shall be managed by, or under the direction of, the Board of Directors.

          SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be as may be fixed from time to time as set forth in the Stockholders' Agreement. The use of the phrase "entire Board" herein refers to the total number of directors which the Company would have if there were no vacancies on the Board of Directors.

          (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

          (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

          SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

          SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

          SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman or President or by a majority of the directors then in office.

          SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing and telecopying or telephoning the same at least two days before the special meeting, or by telecopying or telephoning the same, or by delivering the same personally not later than the day before the day of the meeting.

          SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Company shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

          SECTION 10. Resignation. Any director may resign at any time upon written notice to the Company and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Except as otherwise provided in the Certificate of Incorporation, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

          SECTION 11. Vacancies. Unless otherwise provided in these By-laws or the Certificate of Incorporation, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

          SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                                ARTICLE III

                                 Committees

          SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

          SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

          SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

          SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Company, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

                                ARTICLE IV

                                  Officers

          SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Company, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.

          SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Company may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

          SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Company and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

          SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

          SECTION 5. President and Chief Executive Officer. The President shall be the chief executive officer of the Company, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Company and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in
Section 1 of this Article IV; and may execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations and instruments.

          SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Company contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

          SECTION 7. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

          SECTION 8. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

          SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

                                 ARTICLE V

                              Indemnification

          SECTION 1. Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent, of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of chancery of the State of Delaware or such other court shall deem proper.

          To the extent that a Director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this
Section 1 of Article V or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Any indemnification under the first two paragraphs of this
Section 1 of Article V (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first two paragraphs of this Section 1 of Article V. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 1 of Article V.

          The indemnification provided by this Section 1 of Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section 1 of Article V.

          For purposes of this Section 1 of Article V, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees, or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section 1 of Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          For purposes of this Section 1 of Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, officer, employee or agent of the Company which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Section 1 of Article V.

                                ARTICLE VI

                             Books and Records

          SECTION 1. Location. The books and records of the Company may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

          SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Company.

          SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          (c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                ARTICLE VII

                      Certificates Representing Stock

          SECTION 1. Certificates; Signatures. The shares of the Company shall be represented by certificates, provided that the Board of Directors of the Company may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock of the Company represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Company by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Company.

          SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Company only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

          SECTION 3. Fractional Shares. The Company may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Company may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Company or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Company.

          SECTION 4. Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                               ARTICLE VIII

                                 Dividends

          Subject to applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Company shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall think conducive to the interest of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                ARTICLE IX

                                Ratification

         Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                 ARTICLE X

                               Corporate Seal

          The corporate seal shall have inscribed thereon the name of the Company and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

                                ARTICLE XI

                                Fiscal Year

          The fiscal year of the Company shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Company shall be the calendar year.

                                ARTICLE XII

                              Waiver of Notice

          Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                               ARTICLE XIII

                   Bank Accounts, Drafts, Contracts, Etc.

          SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Company, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Company in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

          SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Company, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Company in connection with the rights and powers incident to the ownership of stock by the Company. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Company may attend and vote at any meeting of stockholders of any company in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

          SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                ARTICLE XIV

                                 Amendments

          These By-laws may only be amended, modified or repealed, and new By-laws adopted, by the vote of the stockholders of the Company. In addition to the vote required by Section 6 of Article I of these By-laws, the affirmative vote of the Required Holders (as defined in the Stockholders' Agreement) shall be required to adopt, amend, modify or repeal these By-laws. Amendment, modification, repeal or adoption of the By-laws shall not be made by any other means.





                                                               Exhibit D(1)

                      BEAR STEARNS MERCHANT FUND CORP.
                              245 Park Avenue
                          New York, New York 10167


                                         June 22, 2000





HB Finance LLC
200 Crescent Court, Suite 1600
Dallas, Texas  75201


         Re:  Equity Commitment


Ladies and Gentlemen:

               In accordance with our recent discussions, Bear Stearns Merchant Fund Corp., a Delaware corporation, or an affiliate thereof (the "Equity Investor") is pleased to commit to make or otherwise arrange for a cash contribution of equity to Johns Manville Corporation ("Target") in an aggregate amount equal to $150,000,000 ("Equity Investment") in connection with the merger of HB Merger LLC, a Delaware limited liability company ("Mergerco") with and into Target (the "Merger") pursuant to a merger agreement between you, Mergerco and Target (the "Merger Agreement"). Such equity contribution (the "Equity Commitment") shall form part of the Equity to be contributed by the Sponsor Group (the "Investor Equity Contribution") to be used for the Merger (such terms, as well as other capitalized terms not otherwise defined herein, having the meanings assigned to them in the Senior Credit Facilities Commitment Letter of even date herewith among you, Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. (the "Commitment Letter")).

               The Equity Investor's commitment hereunder is subject to (a) the satisfaction, in the independent judgment of the Equity Investor, of the conditions set forth in the Merger Agreement with respect to the consummation of the Merger without giving effect to any modification or waiver effected without the Equity Investor's prior written consent, (b) the satisfaction, in the independent judgment of the Equity Investor, of the conditions set forth in the Commitment Letter without giving effect to any modification or waiver effected without the Equity Investor's prior written consent, (c) the satisfaction, in the independent judgment of the Equity Investor, of the conditions set forth in any other equity commitment letter forming a part of the Investor Equity Contribution, without giving effect to any modification or waiver effected without the Equity Investor's prior written consent, and (d) the concurrent (i) funding of the debt financing contemplated by the Commitment Letter, (ii) funding of the other equity commitments forming a part of the Investor Equity Contribution,
(iii) rollover of at least $10,000,000 in the aggregate of common stock and junior preferred stock of Target by certain members of management of Target, and (iv) consummation of the Merger contemporaneous with the funding of the Equity Investment by the Equity Investor.

               The commitment set forth in this letter shall expire, terminate and be of no further force of effect upon termination of the Commitment Letter (unless definitive documentation with respect to the Facilities shall have been entered into by the Borrower prior thereto).

               No person or entity other than you shall be entitled to rely on this commitment letter. This commitment letter is not assignable by you (other than an assignment of your rights and obligations hereunder to Target concurrently with the closing of the Merger and only if the Merger occurs) and any purported assignment shall be void. This commitment letter shall be binding on and inure solely to the benefit of each party hereto and (other than to the extent specifically set forth in the next three paragraphs) nothing in this commitment letter, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies whatsoever under or by reason of this commitment letter.

               In the event the Merger is not consummated, and pursuant to the Merger Agreement or otherwise Target or one or more of its affiliates pays to you or one or more of your affiliates or designees a termination or "break-up" fee or any other payment, you will pay or cause your affiliates or designees to pay, as applicable, such termination or "break-up fee" or any other payment 58.3% to HMTF Bridge Partners, L.P. or its designee and 41.7% to the Equity Investor or its designee after payment in full of the expenses and fees set forth in paragraph 3(e) of that certain letter agreement dated of even date herewith by and among you and Bear, Stearns & Co. Inc. The Equity Investor shall be entitled to reimbursement with respect to its reasonable and documented out-of-pocket expenses incurred in connection with the consummation of the Merger; provided, however, that in the event that the Merger is not consummated, the Equity Investor only shall be reimbursed to the extent that Target or one or more of its affiliates pays to you or one or more of your affiliates, pursuant to the Merger Agreement or otherwise, any amounts in respect of expenses incurred by you or one or more of your affiliates (including, if applicable, any of the other persons contributing equity as part of the Investor Equity Contribution) and to the extent that such amounts paid by Target or one or more of its affiliates is insufficient to reimburse in full each such person making an equity commitment as part of the Investor Equity Contribution (the "Equity Participants"), such amounts shall be shared among the Equity Participants 41.7% to the Equity Investor or its designee and 58.3% to HMTF Bridge Partners, L.P. or its designee.

               You agree to indemnify and hold harmless the Equity Investor, and its affiliates, owners, officers, directors, agents, and employees (collectively, the "Indemnified Persons") against all expenses, damages, claims, and liabilities suffered or incurred by any of them arising out of or in connection with this letter and the transactions contemplated hereby (including those resulting from any Indemnified Person's negligence), provided that the foregoing will not apply to any losses of an Indemnified Person to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person; provided, however, that if the Merger is not consummated you shall not be required to reimburse any expenses pursuant to this paragraph except as otherwise provided in the immediately preceding paragraph. Such indemnity shall be payable as expenses, damages, and liabilities are incurred and shall survive any termination of this letter. YOU HEREBY ACKNOWLEDGE THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF THE EQUITY INVESTOR OR ANY OTHER INDEMNIFIED PERSON. IN ADDITION, THE EQUITY INVESTOR ACKNOWLEDGES THAT (A) YOU ARE A SPECIAL PURPOSE ENTITY FORMED SOLELY FOR THE PURPOSE OF THE MERGER AND (B) YOU HAVE NO SIGNIFICANT ASSETS OR, EXCEPT AS PROVIDED BY THIS LETTER, THE COMMITMENT LETTER, ANY OTHER EQUITY COMMITMENT LETTER OR AS CONTEMPLATED BY THE IMMEDIATELY PRECEDING PARAGRAPH, ACCESS TO CAPITAL AND, ACCORDINGLY, THAT YOU WILL LIKELY HAVE NO ABILITY TO FULFILL YOUR OBLIGATIONS UNDER THIS PARAGRAPH UNLESS THE MERGER IS CONSUMMATED.

               Notwithstanding anything that may be expressed or implied in this commitment letter, you, by your acceptance hereof, acknowledge and agree that (a) notwithstanding that the Equity Investor is a corporation, no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any officer, agent or employee of the Equity Investor or any direct or indirect holder of any equity interests or securities of the Equity Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), any affiliate of the Equity Investor, or any direct or indirect director, officer, employee, partner, affiliate, member, controlling person or representative of any of the foregoing (any such person or entity, a "Related Person"), whether by the enforcement of any judgement or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (b) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by Related Persons under this commitment letter or any documents or instruments delivered in connection herewith or with the Transaction or for any claim based on, in respect of or by reason of such obligations or by their creation.

               This commitment letter shall be governed by the laws of the State of New York and may be executed in two or more counterparts, each of which shall be deemed an original or which together shall constitute one and the same instrument.

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               Please indicate your acceptance of the foregoing by
executing and returning to us the enclosed copy of this letter.

                                             Very truly yours,

                                             BEAR STEARNS MERCHANT FUND CORP.


                                             By:
                                                 ---------------------------
                                             Name:  Douglas R. Korn
                                             Title: Managing Director




ACCEPTED AND AGREED TO:

HB FINANCE LLC


By:
    -------------------------------
Name:  Andrew S. Rosen
Title: Vice President and Assistant Secretary



                                                               EXHIBIT D(2)


                         HMTF BRIDGE PARTNERS, L.P
                       200 Crescent Court, Suite 1600
                            Dallas, Texas 75201


                               June 22, 2000





HB Finance LLC
200 Crescent Court, Suite 1600
Dallas, Texas  75201


         Re:      Equity Commitment


Ladies and Gentlemen:

               In accordance with our recent discussions, HMTF Bridge Partners, L.P., a Delaware limited partnership (the "Equity Investor") is pleased to commit to make or otherwise arrange for a cash contribution of equity to Johns Manville Corporation (the "Target") in an aggregate amount equal to $350,000,000 ("Equity Investment") in connection with the merger of HB Merger LLC, a Delaware limited liability company ("Mergerco") with and into Target (the "Merger") pursuant to a merger agreement between you, Mergerco and Target (the "Merger Agreement"). Such equity contribution (the "Equity Commitment") shall form part of the Equity to be contributed by the Sponsor Group (the "Investor Equity Contribution") to be used for the Merger (such terms, as well as other capitalized terms not otherwise defined herein, having the meanings assigned to them in the Senior Credit Facilities Commitment Letter of even date herewith among you, Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. (the "Commitment Letter")).

               The Equity Investor's commitment hereunder is subject to (a) the satisfaction, in the independent judgment of the Equity Investor, of the conditions set forth in the Merger Agreement with respect to the consummation of the Merger without giving effect to any modification or waiver effected without the Equity Investor's prior written consent, (b) the satisfaction, in the independent judgment of the Equity Investor, of the conditions set forth in the Commitment Letter without giving effect to any modification or waiver effected without the Equity Investor's prior written consent, (c) the satisfaction, in the independent judgment of the Equity Investor, of the conditions set forth in any other equity commitment letter forming a part of the Investor Equity Contribution, without giving effect to any modification or waiver effected without the Equity Investor's prior written consent, and (d) the concurrent (i) funding of the debt financing contemplated by the Commitment Letter, (ii) funding of the other equity commitments forming a part of the Investor Equity Contribution, and,
(iii) rollover of at least $10,000,000 in the aggregate of common stock and junior preferred stock of Target by certain members of management of Target, and (iv) consummation of the Merger contemporaneous with the funding of the Equity Investment by the Equity Investor.

               The commitment set forth in this letter shall expire, terminate and be of no further force of effect upon termination of the Commitment Letter (unless definitive documentation with respect to the Facilities shall have been entered into by the Borrower prior thereto).

               No person or entity other than you shall be entitled to rely on this commitment letter. This commitment letter is not assignable by you (other than an assignment of your rights and obligations hereunder to Target concurrently with the closing of the Merger and only if the Merger occurs) and any purported assignment shall be void. This commitment letter shall be binding on and inure solely to the benefit of each party hereto and (other than to the extent specifically set forth in the next three paragraphs) nothing in this commitment letter, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies whatsoever under or by reason of this commitment letter.

               In the event the Merger is not consummated, and pursuant to the Merger Agreement or otherwise Target or one or more of its affiliates pays to you or one or more of your affiliates or designees a termination or "break-up" fee or any other payment, you will pay or cause your affiliates or designees to pay, as applicable, such termination or "break-up fee" or any other payment 58.3% to the Equity Investor or its designee and 41.7% to Bear Stearns Merchant Fund Corp. or its designee after payment in full of the expenses and fees set forth in paragraph 3(e) of that certain letter agreement dated of even date herewith by and among you and Bear, Stearns & Co. Inc. The Equity Investor shall be entitled to reimbursement with respect to its reasonable and documented out-of-pocket expenses incurred in connection with the consummation of the Merger; provided, however, that in the event that the Merger is not consummated, the Equity Investor shall only be reimbursed to the extent that Target or one or more of its affiliates pays to you or one or more of your affiliates, pursuant to the Merger Agreement or otherwise, any amounts in respect of expenses incurred by you or one or more of your affiliates (including, if applicable, any of the other persons contributing equity as part of the Investor Equity Contribution) and to the extent that such amounts paid by Target or one or more of its affiliates is insufficient to reimburse in full each such person making an equity commitment as part of the Investor Equity Contribution (the "Equity Participants"), such amounts shall be shared among the Equity Participants 58.3% to the Equity Investor or its designee and 41.7% to Bear Stearns Merchant Fund Corp. or its designee.

               You agree to indemnify and hold harmless the Equity Investor, and its affiliates, owners, partners, officers, directors, agents, and employees (collectively, the "Indemnified Persons") against all expenses, damages, claims, and liabilities suffered or incurred by any of them arising out of or in connection with this letter and the transactions contemplated hereby (including those resulting from any Indemnified Person's negligence), provided that the foregoing will not apply to any losses of an Indemnified Person to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person; provided, however, that if the Merger is not consummated you shall not be required to reimburse any expenses pursuant to this paragraph except as otherwise provided in the immediately preceding paragraph. Such indemnity shall be payable as expenses, damages, and liabilities are incurred and shall survive any termination of this letter. YOU HEREBY ACKNOWLEDGE THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF THE EQUITY INVESTOR OR ANY OTHER INDEMNIFIED PERSON. IN ADDITION, THE EQUITY INVESTOR ACKNOWLEDGES THAT (A) YOU ARE A SPECIAL PURPOSE ENTITY FORMED SOLELY FOR THE PURPOSE OF THE MERGER AND (B) YOU HAVE NO SIGNIFICANT ASSETS OR, EXCEPT AS PROVIDED BY THIS LETTER, THE COMMITMENT LETTER, ANY OTHER EQUITY COMMITMENT LETTER OR AS CONTEMPLATED BY THE IMMEDIATELY PRECEDING PARAGRAPH, ACCESS TO CAPITAL AND, ACCORDINGLY, THAT YOU WILL LIKELY HAVE NO ABILITY TO FULFILL YOUR OBLIGATIONS UNDER THIS PARAGRAPH UNLESS THE MERGER IS CONSUMMATED.

               Notwithstanding anything that may be expressed or implied in this commitment letter, you, by your acceptance hereof, acknowledge and agree that (a) notwithstanding that the Equity Investor is a partnership, no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any officer, agent or employee of the Equity Investor, any direct or indirect holder of any equity interests or securities of the Equity Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), any affiliate of the Equity Investor, or any direct or indirect director, officer, employee, partner, affiliate, member, controlling person or representative of any of the foregoing (any such person or entity, a "Related Person"), whether by the enforcement of any judgement or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and (b) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by Related Persons under this commitment letter or any documents or instruments delivered in connection herewith or with the Transaction or for any claim based on, in respect of or by reason of such obligations or by their creation.

               This commitment letter shall be governed by the laws of the State of New York and may be executed in two or more counterparts, each of which shall be deemed an original or which together shall constitute one and the same instrument.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]




               Please indicate your acceptance of the foregoing by executing and returning to us the enclosed copy of this letter.

                                             Very truly yours,

                                             HMTF BRIDGE PARTNERS, L.P.

                                             By:  HMTF Bridge Partners, LLC,
                                                  its general partner


                                             By:
                                                 ----------------------------
                                                 Name:  Andrew Rosen
                                                 Title: Principal




ACCEPTED AND AGREED TO:

HB FINANCE LLC


By:
    ----------------------------------
Name:  Douglas R. Korn
Title: Vice President and Assistant Secretary




                                                                  EXHIBIT E

                          BEAR, STEARNS & CO. INC.
                              245 Park Avenue
                          New York, New York 10167

                    BEAR STEARNS CORPORATE LENDING INC.
                              245 Park Avenue
                          New York, New York 10167



                                                 June 22, 2000



                           Senior Credit Facilities
                               Commitment Letter


HB Finance LLC
c/o Hicks, Muse, Tate & Furst Incorporated
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:  Mr. Jack Furst

and

c/o Bear Stearns Merchant Fund Corp.
245 Park Avenue
New York, New York 10167
Attention:  Mr. John Howard

Ladies and Gentlemen:

            You have advised Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear Stearns Corporate Lending Inc. ("BSCL") that Hicks, Muse, Tate & Furst Incorporated and Bear Stearns Merchant Fund Corp. (collectively, the "Sponsors") intend, together with certain of their respective affiliates and certain other investors (collectively with the Sponsors, the "Sponsor Group") and certain existing stockholders and members of management of the Target referred to below (the "Rollover Shareholders" and, together with the Sponsor Group, the "Investor Group"), to cause your affiliate, HB Merger LLC ("Mergerco"), a newly-formed limited liability company owned by the Sponsor Group, to enter into a merger agreement (the "Merger Agreement") with Johns Manville Corporation, a Delaware corporation (the "Target"), pursuant to which Mergerco will be merged (the "Merger") with and into the Target (with the Target as the surviving corporation) and the Investor Group will acquire all of the outstanding capital stock and options of the Target (the "Transaction"). You have further advised us that the Transaction will be effected pursuant to a recapitalization (the "Recapitalization") in which the Investor Group will subscribe for and purchase newly issued equity of the Target or, in the case of the Rollover Shareholders, roll over certain of their existing common equity of the Target into a combination of pay-in-kind preferred, junior preferred and common equity of the Target, and that certain existing indebtedness of the Target will be refinanced (the "Refinancing") concurrently with the consummation of the Recapitalization (currently estimated to be $471,800,000 at the closing of the Transaction), all as more specifically described in the Sources and Uses Table attached hereto as Schedule I. In connection with the Recapitalization, the Target will transfer all of its assets to a wholly-owned subsidiary of the Target reasonably acceptable to Bear Stearns and BSCL (the "Borrower"). References herein to the "Transaction" shall include the financings described herein (including the Merger and the Refinancing) and all other transactions related to the Transaction.

            You have also advised us that you propose to finance the Transaction and the related premiums, fees, expenses and tax settlement costs from the following sources: (a) $853,100,000 in common and preferred equity of the Target on the terms described in the Transaction Documentation (as defined in the Term Sheet described below) or as otherwise reasonably satisfactory to us (the "Equity"), consisting of no less than $500,000,000 contributed in cash by the Sponsor Group and approximately $353,100,000 (based on liquidation preference in the case of preferred stock and based on the consideration per share paid in the Transaction in the case of common stock) in pay-in-kind preferred stock of the Target (the "Rollover PIK Preferred Stock"), junior preferred stock of the Target (the "Junior Preferred Stock") and common stock of the Target (the "Rollover Common Equity"), (b) approximately $1,750,000,000 from senior secured credit facilities (such credit facilities, the "Senior Credit Facilities") of the Borrower comprised of term loan facilities aggregating $1,450,000,000 (the "Term Loan Facilities") and a $300,000,000 revolving credit facility (the "Revolving Credit Facility") (of which approximately $108,400,000 is expected, subject to changes in (i) the Target's and its subsidiaries' existing bank debt in the ordinary course of business, (ii) the amount of excess cash on the Target's balance sheet at the closing of the Transaction and (iii) the amount of the management equity rollover, to be drawn initially to finance the Transaction), (c) excess cash on the Target's balance sheet expected to be available at the closing of the Transaction (currently estimated to be $54,300,000) and (d) at least $600,000,000 in gross cash proceeds from either (i) the issuance by the Borrower of senior subordinated unsecured notes (the "Senior Subordinated Notes") in a public offering or Rule 144A private placement or
(ii) in the event the Borrower is unable to issue the full amount of the Senior Subordinated Notes at or prior to the time the Transaction is consummated, borrowings under a senior subordinated bridge facility (the "Senior Subordinated Bridge Facility"; together with the Senior Credit Facilities, the "Facilities") as interim bridge financing to the Senior Subordinated Notes. The Revolving Credit Facility will be used to finance
(x) a portion of the cost of the Transaction and (y) the continuing operations of the Borrower and its subsidiaries after the Transaction.

            Bear Stearns is pleased to advise you that it is willing to act as exclusive advisor, sole lead arranger and sole book manager for the Senior Credit Facilities.

            Furthermore, BSCL is pleased to advise you of its commitment to provide (or to cause one of its subsidiaries or affiliates to provide) the entire amount of the Senior Credit Facilities, upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

            It is agreed that Bear Stearns will act as the sole and exclusive advisor, lead arranger and book manager for the Senior Credit Facilities, and that Bear Stearns will, in such capacity, perform the duties and exercise the authority customarily performed and exercised by it in such role. You agree that no other agents, co-agents, lead arrangers or book managers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Senior Credit Facilities, unless you and we shall so agree.

            We intend to syndicate the Senior Credit Facilities to a group of financial institutions identified by us in consultation with you and acceptable to you (such acceptance not to be unreasonably withheld) (together with BSCL, the "Senior Lenders"). Bear Stearns intends to commence syndication efforts promptly following the execution of the Merger Agreement, and you agree actively to assist, and to cause the Sponsors and the Target actively to assist, Bear Stearns in completing a syndication satisfactory to it and you. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from the Sponsors' existing lending relationships and the existing lending relationships of the Target, (b) direct contact between senior management and advisors of the Target and the Sponsors and the proposed Senior Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with Bear Stearns, of one or more meetings of prospective Senior Lenders. You also agree that, at your expense, you will work with Bear Stearns to procure a rating for the Senior Credit Facilities by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group prior to the commencement of the syndication of the Senior Credit Facilities. Without limiting or otherwise affecting the foregoing and the other conditions to BSCL's commitment set forth herein, it is understood and agreed that BSCL's commitment hereunder is not subject to the successful syndication of the Senior Credit Facilities or a credit rating being obtained.

            Bear Stearns will manage all aspects of the syndication in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Senior Lenders and the amount and distribution of fees among the Senior Lenders. To assist Bear Stearns in its syndication efforts, you agree promptly to prepare and provide, and to cause the Target promptly to prepare and provide, to Bear Stearns all information with respect to the Target and the Transaction, including all projections, pro forma financial statements, financial models and business plans (collectively, the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Senior Credit Facilities. You hereby represent and covenant that (a) all information, other than the Projections (the "Information"), that has been or will be made available to Bear Stearns by you, the Target or any of your respective representatives in connection with the transactions contemplated hereby, taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Bear Stearns by you, the Target or any of your respective representatives have been or will be prepared in good faith based upon reasonable assumptions at the time of the preparation thereof; provided that such representation and warranty with respect to Information and Projections provided by the Target shall be limited to your actual knowledge. You understand that in arranging and syndicating the Senior Credit Facilities we may use and rely on the Information and the Projections without independent verification thereof.

            As consideration for BSCL's commitment hereunder and Bear Stearns' agreement to perform the services described herein, you agree to pay, or to cause the Borrower to pay, to BSCL the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

            BSCL's commitment hereunder and Bear Stearns' agreement to perform the services described herein are subject to (a) our reasonable satisfaction that there shall not have occurred or become known to us after the date hereof any event, development, condition or circumstance that has had or could reasonably be expected to have a material adverse effect on the Transaction or on the business, assets, property, condition (financial or otherwise), results of operations or prospects of the Target and its subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other material matter (including any matter relating to financial models and underlying assumptions relating to the Projections) affecting the Target or the Transaction that in our reasonable judgment is inconsistent in a material and adverse manner to the Target and its subsidiaries, taken as a whole, with any such information or other matter disclosed to us prior to the date hereof, (c) there not having occurred and being continuing after the date hereof a material disruption of or material adverse change in financial, banking or capital market conditions that, in our sole discretion, could materially impair the syndication of the Senior Credit Facilities, (d) our satisfaction that prior to and during the syndication of the Senior Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Sponsors, any affiliate thereof or, from and after the execution of the Merger Agreement, the Target or any of its subsidiaries (which, in the case of the Sponsors or any of their affiliates, would materially impair the syndication of the Senior Credit Facilities) (other than the offering and placement of the Senior Subordinated Notes and the Senior Subordinated Bridge Facility and other facilities disclosed to Bear Stearns and BSCL the syndication of which is coordinated with the syndication of the Senior Credit Facilities to the reasonable satisfaction of Bear Stearns and BSCL), (e) the negotiation, execution and delivery of definitive documentation with respect to the Senior Credit Facilities satisfactory to Bear Stearns and its counsel on or before the earlier of (A) the date which is 30 days after the then-operative termination date of the Merger Agreement and (B) February 28, 2001, (f) your compliance with your covenants and agreements with us under this Commitment Letter and the Fee Letter in respect of the Transaction, and (g) the other conditions set forth or referred to herein or in the Fee Letter or the Term Sheet. Those matters that are not covered by the provisions hereof (including the immediately preceding paragraph hereof) and of the Term Sheet are subject to the approval and agreement of Bear Stearns, BSCL and the Sponsors.

            You agree (a) to indemnify and hold harmless Bear Stearns, BSCL, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "Indemnified Person") as set forth in Annex A hereto and (b) to reimburse Bear Stearns, BSCL and their affiliates from time to time upon presentation of reasonable supporting documentation for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and fees, charges and disbursements of counsel) incurred in connection with the Senior Credit Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the amendment, modification or waiver of this Commitment Letter, the Term Sheet or the Fee Letter; provided that if the Transaction is not consummated you shall not be required to reimburse any expenses pursuant to this clause (b) except as otherwise agreed in writing between you and Bear Stearns. No Indemnified Person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Senior Credit Facilities.

            You acknowledge that Bear Stearns and its affiliates (the term "Bear Stearns" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other persons in respect of which you or the Sponsors may have conflicting interests. Bear Stearns will not use confidential information obtained from you or the Sponsors by virtue of the Transaction or its other relationships with you or the Sponsors in connection with the performance by Bear Stearns of services for other persons, and Bear Stearns will not furnish any such information to other persons. You also acknowledge that Bear Stearns has no obligation to use in connection with the Transaction, or to furnish to you, confidential information obtained from other persons.

            This Commitment Letter shall not be assignable by you (other than (i) an assignment of your rights hereunder to an affiliate of yours which becomes a party to, and succeeds to all of your rights under, the Merger Agreement, or (ii) an assignment of your rights and obligations hereunder and under the Fee Letter to the Target or the Borrower concurrently with the closing of the Recapitalization and only if the Recapitalization occurs) without the prior written consent of Bear Stearns and BSCL (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person (including, without limitation, the Target and the Borrower) other than the parties hereto and the Indemnified Persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by each of you, Bear Stearns and BSCL. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Senior Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

            This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, by you to any other person except (a) to your directors, officers, committees, agents, employees and advisors and, on a confidential basis, to the directors, officers, committees, agents, employees and advisors of the Sponsors and to the directors, officers, agents, employees and advisors of the Target, in each case who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

            The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect notwithstanding the termination of this Commitment Letter or BSCL's commitment hereunder; provided, that your obligations under this Commitment Letter, other than those arising under the thirteenth paragraph hereof, shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Senior Credit Facilities upon the execution thereof, and you shall automatically be released from all liability in connection therewith at such time; provided, further, that in the event that the syndication of the Senior Credit Facilities has not been successfully completed prior to the execution of such definitive documentation, you shall enter into, and shall cause the Borrower to enter into, a satisfactory agreement with Bear Stearns and BSCL with respect to the completion of such syndication, pursuant to which you and the Borrower shall agree to satisfy your obligations under the fifth, sixth and seventh paragraphs hereof until such time as such syndication shall have been successfully completed.

            No direct or indirect holder of any equity interests or securities of either party hereto (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Commitment Letter or the transactions contemplated hereby and the parties hereto hereby waive and release all claims related to any such liability or obligation.

            You hereby irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York located in the Borough of Manhattan in the City of New York or the United States District Court for the Southern District of the State of New York, or any appellate courts from any thereof, for the purpose of any suit, action or other proceeding arising out of this Commitment Letter, the Fee Letter or any of the agreements or transactions contemplated hereby, which is brought by or against you and you (i) hereby irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (ii) hereby agree not to commence any action, suit or proceeding relating to this Commitment Letter, the Fee Letter or any such other agreements or transactions other than in such court except to the extent mandated by applicable law. You hereby waive any objection that you may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. You hereby acknowledge that you have been advised by counsel in the negotiation, execution and delivery of this Commitment Letter, the Fee Letter and the other agreements and transactions contemplated hereby, that neither Bear Stearns nor BSCL has any fiduciary relationship with or fiduciary duty to you or any other person arising out of or in connection with this Commitment Letter, the Fee Letter or any of the other agreements or transactions contemplated hereby and that neither BSCL nor Bear Stearns has been retained to advise or has advised you or any other person pursuant to this Commitment Letter regarding the wisdom, prudence or advisability of entering into or consummating the Transaction. EACH OF BEAR STEARNS, BSCL AND YOU HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COMMITMENT LETTER, THE FEE LETTER OR ANY OF THE OTHER AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.

            If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than the earlier of (i) 5:00 p.m., New York City time, on June 23, 2000 and (ii) 24 hours after the execution of the Merger Agreement. BSCL's commitment and Bear Stearns' agreements herein will automatically expire at such time in the event Bear Stearns has not received such executed counterparts in accordance with the immediately preceding sentence; provided that BSCL's commitment and Bear Stearns' agreements herein will immediately expire upon (i) the execution by the Target of any agreement with any parties other than the Sponsors which contemplates the acquisition of all or substantially all of the stock or assets of the Target or (ii) the termination or expiration of the Merger Agreement.

            Bear Stearns and BSCL are pleased to have been given the opportunity to assist you in connection with this important financing.


                                    Very truly yours,

                                    BEAR, STEARNS & CO. INC.


                                    By:____________________________
                                       Name:
                                       Title:


                                    BEAR STEARNS CORPORATE LENDING
                                    INC.


                                    By:____________________________
                                       Name:
                                       Title:


Accepted and agreed to as of the
date first written above by:

HB FINANCE LLC


By:____________________________
   Name:
   Title:






                                                                    Annex A


            Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Commitment Letter dated June 22, 2000 (the "Commitment Letter") from Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. to HB Finance LLC (the "Indemnifying Party") of which these Indemnification Provisions form an integral part.

            To the fullest extent permitted by applicable law, the Indemnifying Party agrees that it will indemnify and hold harmless each of the Indemnified Persons from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable third party fees, costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation in which any of the Indemnified Persons is a party) and including, without limitation, any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, resulting from any negligent act or omission of any of the Indemnified Persons), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (i) the Transaction, (ii) the Commitment Letter, the Fee Letter or the Senior Credit Facilities, or (iii) any untrue statement or alleged untrue statement of a material fact contained in, or material omissions or alleged omissions in, information furnished by the Indemnifying Party or any of its subsidiaries or affiliates to any of the Indemnified Persons or any other person in connection with the Transaction or the Commitment Letter, provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from (a) the gross negligence or willful misconduct of any of the Indemnified Persons or (b) the breach of the Commitment Letter by any Indemnified Person.

            These Indemnification Provisions shall be in addition to any liability which any Indemnifying Party may have to the Indemnified Persons.

            If any action, suit, proceeding or investigation is commenced, as to which any of the Indemnified Persons proposes to demand indemnification, it shall notify the Indemnifying Party with reasonable promptness, provided, however, that any failure by any of the Indemnified Persons to so notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations hereunder, except to the extent it has been materially prejudiced by such failure. Bear Stearns, on behalf of the Indemnified Persons, shall have the right to retain one counsel of its choice to represent the Indemnified Persons, and the Indemnifying Party shall pay the reasonable fees, expenses and disbursement of such counsel, and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against any of the Indemnified Persons made with its written consent, which consent shall not be unreasonably withheld. Without the prior written consent of Bear Stearns (which consent shall not be unreasonably withheld), the Indemnifying Party shall not settle or compromise any claim, permit a default or consent to the entry of any judgment in respect thereof unless (i) such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to each of the Indemnified Persons of an unconditional and irrevocable release from all liability in respect of such claim, (ii) the terms of such release do not, in Bear Stearns' judgment, materially and adversely affect the business of the Indemnified Persons and
(iii) the Indemnifying Party gives to Bear Stearns reasonable advance notice of such settlement, compromise or claim. Notwithstanding the foregoing, the consent of Bear Stearns shall not be required for the settlement or compromise of a claim if (a) such settlement or compromise involves only the payment of money by the Indemnifying Party, (b) any such payment is made in full by the Indemnifying Party at the time of such settlement or compromise, and (c) such settlement or compromise includes, as an unconditional term thereof, the giving by the claimant to each of the Indemnified Persons of an unconditional and irrevocable release from all liability in respect of such claim, and does not involve or constitute an admission of guilt or liability by an Indemnified Person or contain any adverse finding of fact with respect thereto.

            In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found by a judgment of a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Indemnifying Party, on the one hand, and the Indemnified Persons, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Persons, on the other hand, and also the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Persons, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, none of the Indemnified Persons shall be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by such Indemnified Person pursuant to the Commitment Letter and the Fee Letter.

            Except as provided in the fourteenth paragraph of the Commitment Letter, the expiration or termination of BSCL's commitment under the Commitment Letter shall not affect these Indemnification Provisions, which provisions shall remain operative and in full force and effect.






                                                                SCHEDULE I


                            SOURCES AND USES TABLE


Sources:
-------

            Revolving Loans(1)                            $  108,400,000(2)
            Tranche A Term Loans                             500,000,000
            Tranche B Term Loans                             650,000,000
            Tranche C Term Loans                             300,000,000
            Senior Subordinated Notes or
              Senior Subordinated Bridge Facility            600,000,000
            Rollover of Existing Indebtedness                 16,000,000(2)
            Excess Cash                                       54,300,000(2)
            Rollover Equity                                  353,100,000(3,4)
            Sponsor Group Equity                             500,000,000(4)

                  Total Sources                           $3,081,800,000
                                                          ==============

Uses:
----

            Purchase of Equity                            $2,279,000,000
            Tax Settlement Costs                              90,000,000
            Rollover of Existing Indebtedness                 16,000,000(2)
            Rollover Common Equity and Junior
              Preferred Stock (other than
              Management Rollover Equity)                     50,000,000
            Management Rollover Common Equity and
               Junior Preferred Stock                         15,000,000(4)
            Refinancing of Existing Indebtedness
              (including accrued interest)                   471,800,000(2)

            Estimated Fees and Expenses                      160,000,000

                  Total Uses                              $3,081,800,000
                                                          ==============

-------------
(1)   $300,000,000 total facility.

(2)   Subject to adjustment at the time of closing as described herein.

(3) Consisting of Rollover PIK Preferred Stock, Junior Preferred Stock and Rollover Common Equity, based on liquidation preference in the case of preferred stock and based on the consideration per share paid in the Transaction in the case of common stock.

(4) Management rollover equity may be less than $15,000,000 but not less than $10,000,000, with the difference to be made up by Sponsor Group Equity or additional borrowings under the Revolving Credit Facility.





                                                                 Exhibit A


                    $1,750,000,000 SENIOR CREDIT FACILITIES

                        Summary of Terms and Conditions

                                 June 22, 2000


            Hicks, Muse, Tate & Furst Incorporated and Bear Stearns Merchant Fund Corp. (collectively, the "Sponsors") intend, together with certain of their respective affiliates and certain other investors (collectively with the Sponsors, the "Sponsor Group") and certain existing stockholders and members of management of the Target referred to below (the "Rollover Shareholders" and, together with the Sponsor Group, the "Investor Group"), to cause HB Merger LLC ("Mergerco"), a newly-formed limited liability company owned by the Sponsor Group, to enter into a merger agreement (the "Merger Agreement") with Johns Manville Corporation, a Delaware corporation (the "Target"), pursuant to which Mergerco will be merged (the "Merger") with and into the Target (with the Target as the surviving corporation) and the Investor Group will acquire all of the outstanding capital stock and options of the Target (the "Transaction"). The Transaction will be effected pursuant to a recapitalization (the "Recapitalization") in which the Investor Group will subscribe for and purchase newly issued equity of the Target or, in the case of the Rollover Shareholders, roll over certain of their existing common equity of the Target into a combination of pay-in-kind preferred, junior preferred and common equity of the Target. The Sponsors intend to refinance (the "Refinancing") certain existing indebtedness of the Target concurrently with the consummation of the Recapitalization (currently estimated to be $471,800,000 at the closing of the Transaction), all as more specifically described in the Sources and Uses Table attached as Schedule I to the Commitment Letter of which this Exhibit A is a part. In connection with the Recapitalization, the Target will transfer all of its assets to a wholly-owned subsidiary of the Target reasonably acceptable to Bear Stearns and BSCL (the "Borrower"). References herein to the "Transaction" shall include the financings described herein (including the Merger and the Refinancing) and all other transactions related to the Transaction.

            The Transaction and the related premiums, fees, expenses and tax settlement costs will be financed from the following sources: (a) $853,100,000 in common and preferred equity of the Target on the terms described in the Transaction Documentation (as defined in Annex II) or as otherwise reasonably satisfactory to Bear Stearns and BSCL (the "Equity"), consisting of no less than $500,000,000 contributed in cash by the Sponsor Group and approximately $353,100,000 (based on liquidation preference in the case of preferred stock and based on the consideration per share paid in the Transaction in the case of common stock) in pay-in-kind preferred stock of the Target (the "Rollover PIK Preferred Stock"), junior preferred stock of the Target (the "Junior Preferred Stock") and common stock of the Target (the "Rollover Common Equity"), (b) approximately $1,750,000,000 from senior secured credit facilities (such credit facilities, the "Senior Credit Facilities") of the Borrower comprised of term loan facilities aggregating $1,450,000,000 (the "Term Loan Facilities") and a $300,000,000 revolving credit facility (the "Revolving Credit Facility") (of which approximately $108,400,000 is expected, subject to changes in (i) the Target's and its subsidiaries' existing bank debt in the ordinary course of business, (ii) the amount of excess cash on the Target's balance sheet at the closing of the Transaction and (iii) the amount of the management equity rollover, to be drawn initially to finance the Transaction), (c) excess cash on the Target's balance sheet expected to be available at the closing of the Transaction (currently estimated to be $54,300,000) and (d) at least $600,000,000 in gross cash proceeds from either (i) the issuance by the Borrower of senior subordinated unsecured notes (the "Senior Subordinated Notes") in a public offering or Rule 144A private placement or
(ii) in the event the Borrower is unable to issue the full amount of the Senior Subordinated Notes at or prior to the time the Transaction is consummated, borrowings under a senior subordinated bridge facility (the "Senior Subordinated Bridge Facility"; together with the Senior Credit Facilities, the "Facilities") as interim bridge financing to the Senior Subordinated Notes. The Revolving Credit Facility will also be used to finance the continuing operations of the Borrower and its subsidiaries after the Transaction.

I    Parties
     -------

Borrower:               The Borrower. Certain foreign subsidiaries of the
                        Borrower may be designated as additional borrowers under the Revolving Credit Facility on terms and conditions to be agreed upon.

Guarantors:             The Target and each of its direct and indirect
                        present and future domestic subsidiaries (other than the Borrower) (the "Guarantors"; the Borrower and the Guarantors, collectively, the "Credit
                        Parties"). To the extent subsidiaries of the Borrower are designated as additional borrowers as described above, the Borrower will guarantee any borrowings made by such subsidiaries under the Revolving Credit Facility.

Advisor, Sole Lead
Arranger and Sole
Book Manager:           Bear, Stearns & Co. Inc. (in such capacity, the
                        "Lead Arranger").

Syndication Agent:      Bear Stearns Corporate Lending Inc. (in such
                        capacity, the "Syndication Agent").

Administrative Agent:   A Senior Lender acceptable to the Borrower and the
                        Lead Arranger (in such capacity, the
                        "Administrative Agent" and, together with the Lead
                        Arranger and the Syndication Agent, the "Agents").

Senior Lenders:         A syndicate of banks, financial institutions and
                        other entities arranged by the Lead Arranger and acceptable to the Borrower (such acceptance not to be unreasonably withheld) (collectively, the
                        "Senior Lenders").

II   Types and Amounts of Senior Credit Facilities
     ---------------------------------------------

1    Term Loan Facilities
     --------------------

Types and Amounts of
Senior Credit
Facilities:             Term Loan Facilities in an aggregate amount of
                        $1,450,000,000 (the loans thereunder, the "Term
                        Loans") as follows:

                        Tranche A Term Loan Facility: A six and one half-year term loan facility (the "Tranche A Term Loan Facility") in an aggregate principal amount equal to $500,000,000 (the loans thereunder, the "Tranche A Term Loans"). The Tranche A Term Loans shall be repayable in semi-annual installments in amounts to be agreed upon until the date that is six and one-half years after the Closing Date (as defined in Annex II).

                        Tranche B Term Loan Facility: A seven and one half-year term loan facility (the "Tranche B Term Loan Facility") in an aggregate principal amount equal to $650,000,000 (the loans thereunder, the "Tranche B Term Loans"). The Tranche B Term Loans shall be repayable in semi-annual installments in amounts to be agreed upon until the date that is seven and one-half years after the Closing Date.

                        Tranche C Term Loan Facility: An eight and one half-year term loan facility (the "Tranche C Term Loan Facility") in an aggregate principal amount equal to $300,000,000 (the loans thereunder, the "Tranche C Term Loans"). The Tranche C Term Loans shall be repayable in semi-annual installments in amounts to be agreed upon until the date that is eight and one-half years after the Closing Date.

Availability:           The Term Loans shall be made in a single
                        drawing on the Closing Date.

Purpose:                The proceeds of the Term Loans shall be
                        used to finance the Transaction and to pay related fees and expenses.

2    Revolving Credit Facility
     -------------------------

Type and Amount of
Facility:               Six and one half-year Revolving Credit Facility in
                        the amount of $300,000,000 (or the equivalent thereof in foreign currencies under the multi-currency option described below) (the loans thereunder, the "Revolving Credit Loans").

Availability:           The Revolving Credit Facility shall be available on
                        a revolving basis during the period commencing on the Closing Date and ending on the six and one half-year anniversary thereof (the "Revolving
                        Credit Termination Date"). Not more than
                        $108,400,000 in Revolving Credit Loans shall be made on the Closing Date (subject to changes in (i) the Target's and its subsidiaries' existing bank debt in the ordinary course of business, (ii) the amount of excess cash on the Target's balance sheet at the closing of the Transaction and (iii) the amount of the management equity rollover).

Letters of Credit:      A portion of the Revolving Credit Facility not in
                        excess of an amount to be agreed shall be available for the issuance of letters of credit (the "Letters of Credit") by a Senior Lender to be selected in the syndication process and agreed to by the Borrower (in such capacity, the "Issuing Lender").
                        No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

                        Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Revolving Credit Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Senior Lenders under the Revolving Credit Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

Swing Line Loans:       A portion of the Revolving Credit Facility not in
                        excess of an amount to be agreed shall be available for swing line loans (the "Swing Line Loans") from a Senior Lender to be selected in the syndication process and agreed to by the Borrower (in such capacity, the "Swing Line Lender") on same-day notice. Any such Swing Line Loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Each other Senior Lender under the Revolving Credit Facility shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each Swing
                        Line Loan.

Multi-Currency
Option: Loans under the Revolving Credit Facility shall be available in foreign currencies to be agreed ("Foreign Currency Loans"), subject to limits for each such currency to be agreed. The structure of the manner and mechanics for the funding of Foreign Currency Loans (i.e. whether Foreign Currency Loans in one or more countries shall be made available by all the Senior Lenders or a sub-group of Senior Lenders consisting of one or more Senior Lenders fronting on behalf of the other Senior Lenders) shall be determined by the Syndication Agent after consultation with the Borrower, but it is the intention of the Syndication Agent that all the Senior Lenders under the Revolving Credit Facility shall share the risk on a pro rata basis.

Maturity:               The Revolving Credit Termination Date.

Purpose: The proceeds of the Revolving Credit Loans shall be used to finance the Transaction and to pay related fees and expenses and for general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business.


III  Certain Payment Provisions
     --------------------------

Fees and Interest
Rates                   As set forth on Annex I.

Optional Prepayments
and Commitment
Reductions:             Loans may be prepaid and commitments may be reduced
                        by the Borrower in minimum amounts to be agreed upon. Optional prepayments of the Term Loans shall be applied to the Tranche A Term Loans, the Tranche
                        B Term Loans and the Tranche C Term Loans ratably in accordance with the then-outstanding amounts thereof and may not be reborrowed. Optional prepayments of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as applicable, shall be applied, first, to the next two installments thereof, and second, ratably to the remaining installments thereof in accordance with the then-remaining number of installments.
                        Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans or Tranche C Term Loans shall have the right to refuse all or any portion of such prepayment allocable to its Tranche B Term
                        Loans or Tranche C Term Loans, as the case may be, on or prior to the second anniversary of the Closing Date and the amount so refused will be applied to prepay the Tranche A Term Loans.

Mandatory Prepayments
and Commitment
Reductions:             The following amounts shall be applied to prepay
                        the Term Loans:

                        (a) 100% of the net proceeds of any incurrence of certain indebtedness and 50% of the net proceeds of any sale or issuance of equity (other than indebtedness in respect of the Senior Subordinated Notes (or any other subordinated debt securities issued in lieu of the Senior Subordinated Notes to refinance or replace the Senior Subordinated Bridge Facility (the "Take-Out Securities")) and certain other customary exceptions to be agreed) after the Closing Date by the Target or any of its subsidiaries;

                        (b) 100% of the net proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Target or any of its subsidiaries of any assets in excess of an amount to be agreed (except for (i) the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on and (ii) a capacity for reinvestment in like assets within 12 months of such sale or other disposition to be agreed); and

                        (c) 50% of excess cash flow (to be defined) for each fiscal year of the Borrower and its subsidiaries based on audited annual financial statements (commencing with the 2001 fiscal year), provided that no such prepayment shall be required with respect to any fiscal year for which the ratio of consolidated total debt to consolidated EBITDA is less than 3.0 to 1.0.

                        Each such prepayment of the Term Loans shall be applied to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans ratably in accordance with the then-outstanding amounts thereof and may not be reborrowed. Mandatory prepayments of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as applicable, shall be applied, first, to the next two installments thereof, and second, ratably to the remaining installments thereof in accordance with the then-remaining number of installments. Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each holder of Tranche B Term Loans or Tranche C Term Loans shall have the right to refuse all or any portion of such prepayment allocable to its Tranche B Term Loans or Tranche C Term Loans, as the case may be, and the amount so refused will be applied to prepay the Tranche A Term Loans.

                        To the extent that the aggregate extensions of credit under the Revolving Credit Facility exceed the amount of the Revolving Credit Facility by an amount to be agreed as a result of fluctuations in currency exchange rates, the extensions of credit thereunder shall be reduced by the amount of such excess. To the extent that there are limits on borrowings in any particular foreign currency under the Revolving Credit Facility, borrowings in such currencies shall be repaid to the extent such limits are exceeded.


IV   Collateral         The obligations of each Credit Party in respect of
                        the Senior Credit Facilities shall be secured by a perfected first priority security interest in substantially all of its present and future tangible and intangible assets (including, without limitation, intellectual property, owned real property with a value in excess of an amount to be agreed and all of the capital stock of the Borrower and each of its direct and indirect domestic subsidiaries and 65% of the capital stock of each of its first-tier foreign subsidiaries), except for
                        (a) leasehold interests in real property and (b) those assets as to which the Syndication Agent shall determine in its discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.


V   Certain Conditions
    ------------------

Initial Conditions:     As set forth on Annex II.

On-Going Conditions:    The making of each extension of credit shall be
                        conditioned upon (a) the accuracy in all material respects of all representations and warranties in the Credit Documentation (as defined in Annex II)
                        (including, without limitation, the material adverse change and litigation representations) and
                        (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation, a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) as of the Closing Date, the Transaction, (b) the business, assets, property, condition (financial or otherwise), results of operations or prospects of the Borrower and its subsidiaries taken as a whole, or (c) the validity or enforceability of any of the Credit Documentation or the rights and remedies of the Agents and the Senior Lenders thereunder.


VI   Certain
     Documentation
     Matters The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by the Senior Lenders, including, without limitation (in each case, with appropriate qualifications and exceptions to be agreed):

Representations and
Warranties:             Financial statements (including pro forma financial
                        statements); absence of undisclosed liabilities; no material adverse change; corporate existence;
                        compliance with law; corporate power and authority;
                        enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property;
                        liens; intellectual property; no burdensome restrictions; taxes; Federal Reserve regulations;
                        ERISA; Investment Company Act; subsidiaries;
                        environmental matters; solvency; labor matters;
                        accuracy of disclosure; creation and perfection of security interests; status as senior debt; and no other designated senior debt.

Affirmative Covenants:  Delivery of financial statements, reports, final accountants' letters, projections, officers' certificates and other information requested by any Senior Lender; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of each of the Senior Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; further assurances (including, without limitation, with respect to security interests in after-acquired property); and agreement to obtain interest rate protection on terms and conditions reasonably satisfactory to the Syndication Agent such that at least 50% of the long-term debt of the Borrower and its subsidiaries bears interest at a fixed rate.

Financial Covenants:    Minimum fixed charge coverage and maximum total
                        leverage having terms to be determined.

Negative Covenants:     Limitations on: indebtedness; liens; guarantee
                        obligations; mergers, consolidations, liquidations and dissolutions; sales of assets; dividends and other payments in respect of capital stock
                        (including the Rollover PIK Preferred Stock and the
                        Junior Preferred Stock); capital expenditures;
                        investments, loans and advances; optional payments and modifications of subordinated and other material debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses; changes in lines of business; designated senior debt; and changes in passive holding company status of the Target.

Events of Default:      Nonpayment of principal when due; nonpayment of
                        interest, fees or other amounts after a grace period of 5 business days; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default; bankruptcy events;
                        certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest; and a change of control (the definition of which is to be agreed but in any event including any change of control in respect of the Senior
                        Subordinated Notes, any Take-Out Securities or the
                        Senior Subordinated Bridge Facility).

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Senior Lenders holding not less than a majority of the aggregate amount of the Term Loans, Revolving Credit Loans, participations in Letters of Credit and Swing Line Loans and unused commitments under the Senior Credit Facilities, except that (a) the consent of each Senior Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Senior Lender's commitment and (iv) modifications to the pro rata provisions of the Credit Documentation,
                        (b) the consent of Senior Lenders holding not less than a percentage to be agreed of the aggregate amount of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, shall be required with respect to extensions of the scheduled amortization of any Tranche A Term Loan, Tranche B Term Loan or Tranche C Term Loan, respectively, and (c) the consent of 100% of the Senior Lenders shall be required with respect to (i) decreases in any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral. In addition, the consent of Senior Lenders holding a majority of the aggregate amount of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, shall be required with respect to certain modifications affecting the Term Loan Facilities.

Assignments
and Participations:     The Senior Lenders shall be permitted to assign and
                        sell participations in their Loans and commitments, subject, in the case of assignments (other than assignments to another Senior Lender or to an affiliate of a Senior Lender), to the consent of the Administrative Agent and the Borrower (and, in the case of any assignment relating to the Revolving Credit Facility, the Issuing Lender and the Swing Line Lender) (which consent in each case shall not be unreasonably withheld) and the giving of notice to the Syndication Agent. Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Senior
                        Lender or to an affiliate of a Senior Lender), the minimum assignment amount shall be $5,000,000, and, after giving effect thereto, the assigning Senior
                        Lender shall have commitments and Loans aggregating at least $5,000,000, in each case unless otherwise agreed by the Borrower and the Administrative
                        Agent. Participants shall have the same benefits as the Senior Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Senior
                        Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Senior Credit Facilities only upon request.

Yield Protection:       The Credit Documentation shall contain customary
                        provisions (a) protecting the Senior Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Senior Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and
Indemnification:        The Borrower shall pay (a) all reasonable
                        out-of-pocket expenses of the Agents associated with the syndication of the Senior Credit
                        Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto
                        (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Agents and the Senior Lenders
                        (including the reasonable fees, disbursements and other charges of one counsel to the Agents and one additional counsel to the Senior Lenders) in connection with the enforcement of the Credit
                        Documentation.

                        The Agents and the Senior Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party or a breach by the indemnified person of its obligations under the Credit Documentation).

Governing Law and
Forum:                  State of New York.

Counsel to Lead
Arranger:               Simpson Thacher & Bartlett.





                                                                   Annex I


                         Interest and Certain Fees


Interest Rate Options:  The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

                        the Base Rate plus the Applicable Margin;
                        or

                        the Eurodollar Rate plus the Applicable
                        Margin.

                        provided, that (i) all Swing Line Loans shall bear interest based upon the Base Rate, and (ii) all Foreign Currency Loans shall bear interest as described below under "Foreign Currency Loan Interest and Fees".

                        As used herein:

                        "Base Rate" means the higher of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate in effect at its principal office in New York City (the "Prime Rate"), and
                        (ii) the federal funds effective rate from time to time plus 0.5%.

                        "Applicable Margin" means (a) in the case of Tranche A Term Loans and Revolving Credit Loans (i) 1.50%, if such Loans are Base Rate Loans (as defined below) and (ii) 2.50%, if such Loans are Eurodollar Loans (as defined below), (b) in the case of Tranche B Term Loans (i) 2.00%, if such Loans are Base Rate Loans and (ii) 3.00%, if such Loans are Eurodollar Loans and (c) in the case of Tranche C Term Loans (i) 2.25%, if such Loans are Base Rate Loans and (ii) 3.25%, if such Loans are Eurodollar Loans. The foregoing margins shall be subject to adjustment after six months following the Closing Date by amounts to be agreed upon based on the ratio of consolidated total funded debt to consolidated EBITDA and provided that no default or event of default has occurred and is continuing.

                        "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) at which eurodollar deposits for one, two, three or six (or, to the extent available to all the Senior Lenders, nine or twelve) months (as selected by the Borrower) are offered in the interbank eurodollar market.

Interest Payment
Dates: In the case of Loans bearing interest based upon the Base Rate ("Base Rate Loans"), quarterly in arrears.

                        In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:        The Borrower shall pay a commitment fee calculated
                        at the rate of 0.50% per annum, on the average daily unused portion of the Revolving Credit
                        Facility, payable quarterly in arrears. The foregoing rate shall be subject to adjustment after six months following the Closing Date by amounts to be agreed upon based on the ratio of consolidated total funded debt to consolidated EBITDA and provided that no default or event of default has occurred and is continuing. Swing Line Loans shall, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Credit Facility. Issuances of Letters of
                        Credit shall be deemed to be a utilization of the Revolving Credit Facility.

Letter of Credit Fees:  The Borrower shall pay a commission on all outstanding Letters of Credit at a per annum rate to be agreed on the face amount of each such Letter of Credit. Such commission shall be shared ratably among the Senior Lenders participating in the Revolving Credit Facility and shall be payable quarterly in arrears.

                        A fronting fee calculated at a rate per annum to be agreed on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Foreign Currency Loan
Interest and Fees:      In the event that Foreign Currency Loans in a
                        foreign currency are made available by all the Senior Lenders, such Foreign Currency Loans shall bear interest at a base rate to be agreed upon plus the Applicable Margin then in effect for Eurodollar
                        Loans. In the event that Foreign Currency Loans are fronted by one or more Senior Lenders, (a) such Foreign Currency Loans shall bear interest at base rate to be agreed upon, (b) the Borrower shall pay a commission on such Foreign Currency Loans at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans on the face amount of each such Loan and (c) a fronting fee equal to an amount to be determined per annum on the face amount of each such Multi-Currency Loan shall be payable quarterly in arrears to the relevant fronting Senior Lender or Senior Lenders for its or their own account. The commission payable pursuant to clause (b) of the immediately preceding sentence shall be shared ratably among the Senior Lenders participating in the Revolving
                        Credit Facility and shall be payable quarterly in arrears.

Default Rate:           At any time when the Borrower is in default in the
                        payment of any amount of principal due under the Senior Credit Facilities, such amount shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amount shall bear interest at 2% above the rate applicable to Base Rate Loans.

Rate and Fee Basis:     All per annum rates shall be calculated on the
                        basis of a year of 360 days (or 365/366 days, in the case of Base Rate Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.





                                                                   Annex II


                              Certain Conditions


Initial Conditions:     The availability of the Senior Credit Facilities
                        shall be conditioned upon the continuing satisfaction of the following conditions precedent
                        (the date upon which all such conditions precedent shall be satisfied, the "Closing Date") on or before ------------ the earlier of (A) the date which is 30 days after the then-operative termination date of the Merger Agreement and (B)
                        February 28, 2001:

                        (a) Each Credit Party shall have executed and delivered satisfactory definitive financing documentation with respect to the Senior Credit Facilities (the "Credit Documentation").

                        (b) The following transactions shall have occurred prior to, or shall occur concurrently with, the initial extension of credit under the Senior Credit
                        Facilities:

                        (i) The Target shall have received no less than $500,000,000 in cash from the issuance of its equity to the Sponsor Group (as a result of the Merger) on the terms and conditions set forth in the Transaction Documentation or as otherwise reasonably satisfactory to the Syndication Agent. Pursuant to the Transaction, approximately $353,100,000 in common stock or options of the Target held by the Rollover Shareholders shall have been rolled over into pay-in-kind preferred stock, junior preferred stock and common stock of the Target (based on liquidation preference in the case of preferred stock and based on the consideration per share paid in the Transaction in the case of common stock), after giving effect to the Transaction and on the terms and conditions set forth in the Transaction Documentation or as otherwise reasonably satisfactory to the Syndication Agent.

                        (ii) The Borrower shall have received the net cash proceeds from (a) the issuance of at least $600,000,000 of the Senior Subordinated Notes (or any Take-Out Securities) or (b) borrowings of at least $600,000,000 under the Senior Subordinated Bridge Facility on terms and conditions reasonably satisfactory to the Syndication Agent and each of the Senior Lenders; provided that it is hereby acknowledged that to the extent such terms and conditions are substantially the same as those described herein, they shall be deemed reasonably satisfactory.

                        (iii) The Transaction shall have been consummated for aggregate consideration (including fees and expenses) of approximately $3,081,800,000 (subject to changes in the Target's and its subsidiaries' existing bank debt in the ordinary course of business) pursuant to (i) the Merger Agreement, dated as of June 22, 2000, executed by the Target, HB Finance LLC and Mergerco and (ii) the stock voting agreement, dated as of June 22, 2000, executed by Mergerco and the Manville Personal Injury Settlement Trust (together, the "Transaction Documentation"), and no material provision thereof shall have been amended, waived or otherwise modified, and no consent or agreement shall be made by Mergerco thereunder, in a manner materially adverse to the interests of the Senior Lenders without the prior written consent of the Syndication Agent.

                        (iv) The Transaction (including the Merger) shall have been approved by the holders of at least a majority of the outstanding common stock of the Target and the Transaction shall have been consummated in all material respects in accordance with the terms of the Transaction Documentation and all applicable requirements of law.

                        (v) All amounts outstanding under the Target's existing revolving credit facility shall have been repaid, all commitments thereunder shall have been terminated and all liens securing such facilities shall have been terminated, in each case on terms and conditions reasonably satisfactory to the Syndication Agent.

                        (vi) The Target's other outstanding indebtedness for borrowed money (other than certain indebtedness to be agreed) shall have been redeemed or repurchased on terms and conditions reasonably satisfactory to the Syndication Agent. The consummation of the Transaction shall not trigger any change of control put rights under any such indebtedness to remain outstanding after the Closing Date.

                        (vii) The capital structure of the Target and its subsidiaries shall be reasonably satisfactory to the Syndication Agent, after giving effect to the Transaction; provided that it is hereby acknowledged that to the extent such capital structure is the same as that described herein, it shall be deemed to be reasonably satisfactory.

                        (viii)  The Target shall have transferred
                        all of its assets to the Borrower.

                        (c) The Senior Lenders, the Administrative Agent, the Syndication Agent and the Lead Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                        (d) All material governmental and third party approvals (including any bankruptcy court approval) necessary or, in the reasonable discretion of the Syndication Agent, advisable in connection with the Transaction, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or known to be threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing thereof.

                        (e) Each of the Senior Lenders shall have received unaudited interim financial statements of the Target, prepared in the same manner as the historical audited statements previously delivered to the Senior Lenders, for each quarterly period commencing with the fiscal quarter ended June 30, 2000, and for the same quarterly period during the most recently ended fiscal year (such interim financial statements to be delivered within 45 days of the end of the applicable fiscal quarter).

                        (f) Each of the Senior Lenders shall have received and shall be reasonably satisfied with consolidated pro forma balance sheets and income statements of the Borrower as of the last day of the most recently ended fiscal quarter prior to the Closing Date, giving effect to the Transaction and the transactions contemplated by the Merger Agreement and the Commitment Letter (meeting the requirements of Regulation S-X for a registration statement on Form S-1).

                        (g) The Syndication Agent and the Administrative Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Target and its domestic subsidiaries, and such search shall reveal no liens on any of the material assets of the Target or its domestic subsidiaries except for liens permitted by the Credit Documentation, Permitted Exceptions (as defined in the Merger Agreement, other than clause
                        (v) of such definition) or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Syndication Agent.

                        (h) The fees and expenses to be incurred in connection with the Transaction and the financing thereof shall not exceed $160,000,000 in the aggregate.

                        (i) All actions and filings required, in the judgment of the Syndication Agent, to perfect the security interests in the collateral for the Senior Credit Facilities shall have been taken or made (or arrangements reasonably satisfactory to the Syndication Agent shall have been made with respect thereto).

                        (j) The Syndication Agent shall have received and shall be reasonably satisfied with a solvency opinion from an independent valuation firm reasonably satisfactory to the Syndication Agent which shall document the solvency of the Target and its subsidiaries after giving effect to the Transaction and the other transactions contemplated hereby.

                        (k) Each of the Senior Lenders shall have received such legal opinions (including opinions from (i) counsel to the Credit Parties and (ii) such special and local counsel as may reasonably be required by the Syndication Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

                        (l) The Syndication Agent shall be satisfied that the pro forma ratio (adjusted to give effect to the Transaction and the transactions contemplated by the Merger Agreement and consummated on or prior to the Closing Date) of consolidated total funded debt to consolidated EBITDA of the Target (excluding certain non-recurring charges acceptable to the Syndication Agent) for the twelve month period ending on the date of the most recently ended fiscal quarter for which internal financial statements are available is no greater than 4.65 to 1.0, and the Target shall provide support for such calculation of a nature that is reasonably satisfactory to the Syndication Agent (and, except as may be acceptable to the Syndication Agent, in conformity with Regulation S-X).

                        (m) The Syndication Agent shall be reasonably satisfied as to the absence of any action, suit, investigation, litigation or proceeding pending or known to be threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Transactions or the Facilities or any of the other transactions contemplated hereby, or that could reasonably be expected to have a material adverse effect on the Transactions or the Facilities or any of the other transactions contemplated hereby.

                        (n) All representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) shall be true and correct in all material respects.

                        (o) No default or event of default under the Credit Documentation shall exist at the time of, or after giving effect to the making of, the loans to be made on the Closing Date.






                                                                Exhibit F

                    BEAR STEARNS CORPORATE LENDING INC.
                              245 PARK AVENUE
                          NEW YORK, NEW YORK 10167


                               June 22, 2000



CONFIDENTIAL

HB Finance LLC

         c/o Hicks, Muse, Tate & Furst Incorporated
         200 Crescent Court, Suite 1600
         Dallas, Texas 75201

         Attention:        Mr. Jack Furst

                  and

         c/o Bear Stearns Merchant Fund Corp.
         245 Park Avenue
         New York, New York 10167

         Attention:        Mr. John Howard



                          BRIDGE COMMITMENT LETTER

Ladies and Gentlemen:

                  HB Finance LLC ("FINANCECO"), an affiliate of Hicks, Muse, Tate & Furst Incorporated ("HICKS MUSE") and Bear Stearns Merchant Fund Corp. (together with Hicks Muse, the "SPONSORS"), formed to effect the transactions described herein with HB Merger LLC ("MERGERCO"), has advised Bear Stearns Corporate Lending Inc. ("BSCL" and, together with BSCL's assigns, the "BRIDGE LENDERS") that Financeco and Mergerco intend to enter into a merger agreement (the "MERGER AGREEMENT") with Johns Manville Corporation (the "TARGET"), pursuant to which the Sponsors, certain existing stockholders and members of management of the Target (the "ROLLOVER SHAREHOLDERS" and, collectively with the Sponsors, the "INVESTOR GROUP"), would acquire all of the common stock and options of the Target for approximately $2,344,000,000 (excluding any tax settlement payments). You have further advised us that the Merger (as defined below) will be effected pursuant to a recapitalization, and in connection therewith, the Target will create a newly-formed wholly-owned subsidiary, which may be a limited liability company (the "COMPANY"), and will transfer all of its assets to such subsidiary (the "RECAPITALIZATION"). Mergerco will be merged with and into the Target (the "MERGER") with the Target being the surviving entity. Financeco has further informed BSCL that in order to: (a) pay for the Target's stock in the Merger, (b) refinance certain of the Target's and its subsidiaries' existing bank debt concurrently with the Merger (the "REFINANCING"), and (c) pay certain fees, expenses and tax settlement costs associated with the Recapitalization, the Merger and the financing thereof (collectively, the "TRANSACTIONS"), Financeco expects that (i) the Company will borrow approximately $1,558,400,000 under a $1,750,000,000 senior secured bank credit facility consisting of: (a) a $300,000,000 six and one-half year revolving credit facility (the "REVOLVER") (of which approximately $108,400,000 is expected to be drawn on the Closing Date (as defined in Annex 1 hereto), subject to changes in (i) the Target's and its subsidiaries' existing bank debt in the ordinary course of business and
(ii) the amount of excess cash on the Target's balance sheet as of the Closing Date), (b) a six and one-half year amortizing term loan A of $500,000,000, (c) a seven and one-half year amortizing term loan B of $650,000,000, and (d) an eight and one-half year amortizing term loan C of $300,000,000 (collectively, the "SENIOR TERM LOANS" and, together with the Revolver, the "SENIOR CREDIT Facility"), (ii) the Target will issue to the Sponsors no less than $500,000,000 of equity on the terms and conditions described in the Transaction Documentation (as defined in Annex 3) or as otherwise reasonably satisfactory to BSCL (the "SPONSOR EQUITY FINANCING"),
(iii) the existing Shareholders will roll over certain of their existing common equity of the Target into approximately $353,100,000 (based on liquidation preference in the case of preferred stock and based on the consideration paid per share in the case of the common stock) consisting of a combination of pay-in-kind preferred stock (the "ROLLOVER PIK PREFERRED STOCK"), junior preferred stock and common stock of the Target (collectively with the Sponsor Equity Financing, the "EQUITY FINANCING");
(iv) the Company will issue $600,000,000 of senior subordinated notes due 2010 (the "PERMANENT DEBT FINANCING") and (v) the Company will utilize approximately $54,300,000 of excess cash on the Target's balance sheet expected to be available as of the Closing Date. Immediately following the
Transactions: (a) the Target will have a single class of common stock outstanding, all of which will be owned by the Sponsors and the Rollover Shareholders and, except as described in this paragraph will not have any debt outstanding and (b) the Company will be a wholly-owned subsidiary of the Target, with no debt outstanding except as described in this paragraph. As used below, the defined term "MERGERCO" shall mean both Mergerco prior to the Merger and Mergerco together with the Target, after giving effect to the Merger.

                  You and Bear, Stearns & Co. Inc. ("BEAR STEARNS") have entered into an engagement letter of even date herewith (the "BRIDGE ENGAGEMENT LETTER") pursuant to which Bear Stearns was exclusively engaged to provide certain services, including assisting Financeco, the Company and/or one or more of its subsidiaries in their efforts to structure and obtain any and all debt financing (and/or certain equity financings) required in connection with the Merger and the Refinancing, including, without limitation, the Permanent Debt Financing (including, without limitation, any Permanent Debt Financing, including Take-Out Securities, used to refinance, refund or replace any Bridge Loans, Term Loans or Exchange Notes (each as defined below)) (collectively, the "PERMANENT FINANCINGS").

                  Accordingly, in reliance on the description of the Transactions set forth above, the parties hereto agree as follows:

         1. BRIDGE FINANCING COMMITMENT. In the event that the placement of the Permanent Debt Financing cannot be consummated by the date on which the Merger is to be consummated for any reason other than a breach or default by Financeco or the Company under the documents governing the Permanent Debt Financing, BSCL hereby commits that it and/or one or more other Bridge Lenders (as permitted by the terms of this Bridge Commitment Letter) will provide, on the date on which the Merger is consummated, senior subordinated increasing rate exchangeable loans (the "BRIDGE LOANS") to the Company and to such of the Company's affiliates as may be borrowers under the Senior Credit Facility (the "BORROWER") in an aggregate principal amount of $600.0 million (the "AGGREGATE COMMITMENT"), on the terms set forth in this letter (together with the summary of principal terms and conditions attached as Annex 1, Annex 2 and Annex 3 hereto and hereby made a part hereof as though fully set forth herein, the "BRIDGE COMMITMENT LETTER"). The Bridge Loans will mature one year from their date of issuance and, provided that no Conversion Default (as defined in Annex 1 hereto) exists on such date, shall be automatically converted into term loans maturing on the tenth anniversary of the funding date of the Bridge Loans (the "TERM LOANS"). The Bridge Lender in respect of such Term Loan will have the option, at any time or from time to time, to request senior subordinated increasing rate exchange notes (the "EXCHANGE NOTES" and, together with the Bridge Loans and the Term Loans, the "BRIDGE FINANCING") of the Borrower, maturing on the tenth anniversary of the funding date of the Bridge Loans, in exchange for such Term Loan in an aggregate principal amount equal to the then outstanding principal amount of the Term Loan being exchanged, plus any capitalized interest added thereto; provided, however, that a Bridge Lender may not elect to exchange only a portion of its outstanding Term Loans for Exchange Notes unless such Bridge Lender intends at the time of such partial exchange of Term Loans promptly to sell the Exchange Notes received in such exchange.

                  BSCL shall be entitled, subject to the agreement of the lenders under the Senior Credit Facility, if such agreement is required under the terms of the Senior Credit Facility, on or after the Closing Date, to cause the Target to issue senior or senior subordinated bridge loans on the terms and conditions set forth in this Bridge Commitment Letter in lieu of an equivalent principal amount of Bridge Loans of the Company if BSCL determines that such modification is advisable to ensure a successful syndication of the Bridge Loans. The commitments under this Bridge Commitment Letter are subject to the agreements in this paragraph.

         2. CONDITIONS PRECEDENT. The several obligations of BSCL and any other Bridge Lender(s) under this Bridge Commitment Letter to make any Bridge Loans are subject to: (i) the satisfaction of the conditions precedent set forth in Annex 3 hereto; (ii) our reasonable satisfaction that there shall not have occurred or become known to us after the date hereof any event, development, condition or circumstance that has had or could reasonably be expected to have a material adverse effect on the Transactions or on the business, assets, property, condition (financial or otherwise), results of operations or prospects of the Target and its subsidiaries, taken as a whole; (iii) our not becoming aware after the date hereof of any information or other material matter (including any matter relating to financial models and underlying assumptions relating to the projections delivered to BSCL) affecting the Target or the Transactions that in our reasonable judgment is inconsistent in a material and adverse manner to the Target and its subsidiaries, taken as a whole, with any such information or other matter disclosed to us prior to the date hereof; (iv) no event shall have occurred and be continuing after the date hereof that has caused or could be reasonably expected to cause any material disruption or material adverse change, as determined by BSCL, in the markets for bank debt, high yield debt or the financial or capital markets generally that, in the sole discretion of BSCL, could materially impair the syndication or funding of the Bridge Loans and (v) the negotiation, execution and delivery of definitive documentation with respect to the Bridge Loans satisfactory to BSCL and its counsel on or before the earlier of (A) the date which is 30 days after the then-operative termination date of the Merger Agreement and (B) February 28, 2001, including, without limitation, a definitive bridge loan agreement (the "BRIDGE LOAN AGREEMENT") covering the matters referred to in this Bridge Commitment Letter and such other customary matters as the Required Bridge Lenders (as defined in Annex 1 hereto) may reasonably request (collectively, the "BRIDGE FINANCING DOCUMENTS").

         3. SYNDICATION. Prior to or after execution of the Bridge Loan Agreement, BSCL may assign all or any portion of the Aggregate Commitment to one or more financial institutions or other investors; provided that, with the consent of Financeco (which consent shall not be unreasonably withheld), BSCL shall be relieved of its obligation to make Bridge Loans in the amount so assigned in connection with any such assignment to a commercial bank or investment bank of national standing. BSCL will, after consultation with the Sponsors, manage all aspects of the syndication and Financeco and the Company will, and will cause each of their respective subsidiaries and affiliates to, cooperate with BSCL in connection with any syndication of all or any portion of the Aggregate Commitment.

         4. LIMITATION ON OTHER ACQUISITIONS AND SECURITIES ISSUANCES. Until the earlier to occur of (i) the date on which the Aggregate Commitment expires or is terminated without funding or (ii) the date Bridge Loans are funded, Financeco will not, and will not permit its subsidiaries or affiliates whose principal asset is or is expected to be any securities of the Target or the Company (excluding any of the Sponsors) or any person acting for any of them, to: (A) syndicate, offer or issue, or attempt to syndicate, offer or issue, any debt (other than the Senior Credit Facility and, in accordance with the terms of the Bridge Engagement Letter, the Permanent Debt Financing), any equity (other than the Equity Financing) or any other security intended to replace the Bridge Loans except, in each case, in accordance with the terms of the Bridge Engagement Letter or the Bridge Fee Letter (as defined below) or as otherwise provided in the Bridge Engagement Letter or the Bridge Fee Letter or (B) make any acquisition of the capital stock or a material portion of the assets of any person or entity other than (1) the Merger, (2) short-term investments in marketable investment grade securities made for cash management purposes or (3) acquisitions of inventory and equipment in the ordinary course of business.

         5. EXPENSES; INDEMNIFICATION. Financeco hereby agrees to (a) reimburse BSCL for all reasonable fees and disbursements of Latham & Watkins and all of BSCL's reasonable travel and other out-of-pocket expenses, in each case incurred in connection with this Bridge Commitment Letter, the fee letter of even date herewith by and between BSCL and Financeco (the "BRIDGE FEE LETTER"), the Transactions or otherwise arising out of BSCL's commitment hereunder; provided that if the Transactions are not consummated, Financeco shall not be required to reimburse any expenses except as may be otherwise agreed to in writing between Bear Stearns and Financeco or Mergerco and (b) to defend, indemnify and hold harmless BSCL, the Bridge Lenders and each of the other Indemnified Persons identified and as set forth in the indemnification provisions attached as EXHIBIT A hereto (the "INDEMNIFICATION PROVISIONS") and hereby made a part hereof as though fully set forth herein. The obligations of Financeco under this Section 5 and the Bridge Fee Letter shall survive expiration or termination of this Bridge Commitment Letter and the Bridge Fee Letter; provided that if any Bridge Financing is consummated, the terms of the definitive documentation relating thereto shall supercede the indemnification terms of this Section 5.

         6. EXPIRATION; TERMINATION. The Aggregate Commitment will expire and this Commitment will terminate upon the occurrence of any of the following, without further act or condition: (i) at 5:00 p.m. (New York time) on the earlier of (A) the date which is 30 days after the then-operative termination date of the Merger Agreement and (B) February 28, 2001, unless prior to that time the Bridge Financing Documents have been executed, all conditions required to be met hereunder or thereunder for the funding of the Bridge Loans have been satisfied or waived in writing by BSCL in its sole discretion, and the Bridge Loans have been funded; (ii) funding of the Permanent Financings, in escrow or otherwise;
(iii) termination or expiration of the Merger Agreement; (iv) termination of the Bridge Engagement Letter by Financeco or the Company; (v) the occurrence of any material breach or material default in the performance of any of the material obligations of Financeco or the Company or any of its subsidiaries or affiliates set forth in, or relating to the transactions contemplated by, the Bridge Engagement Letter or any other agreement or legal obligation enforceable by BSCL, Bear Stearns or any of their respective affiliates; (vi) written notice to the Bridge Lenders by the Sponsors or Financeco of their desire to terminate the Aggregate Commitment; or (vii) the execution by the Target of any agreement with any parties other than the Sponsors which contemplates the acquisition of all or substantially all of the stock or assets or the Target.

         7. DISCLOSURE.

              (a) This Bridge Commitment Letter, the Bridge Fee Letter, the Bridge Engagement Letter and each subsequent communication relating to the Transactions, are being delivered to you on the understanding that neither they, nor their substance, shall be disclosed by Financeco or any of its affiliates to any third person except to its committees, officers, directors, employees, attorneys, agents and advisors and, on a confidential basis, this Bridge Commitment Letter may be disclosed to the committees, officers, directors, employees, attorneys, agents and advisors of the Sponsors and the Target, in each case, who are directly involved in the consideration of this matter. In addition, Financeco and Mergerco and their respective advisors may make such public disclosure of this Bridge Commitment Letter, the Bridge Fee Letter and the Bridge Engagement Letter as may be compelled in a judicial or administrative proceeding or as is required by law or regulation of the Securities and Exchange Commission (in which case you agree to inform us promptly thereof).

              (b) BSCL and each other Bridge Lender, if any, may freely discuss the Transactions contemplated hereby on a confidential basis with their respective affiliates (including, without limitation, Bear Stearns), any prospective Bridge Lender or participant, in each case, who has signed a confidentiality agreement reasonably acceptable to Financeco, and may freely disclose to any such affiliate, prospective Bridge Lender or participant and permit any such affiliate, prospective Bridge Lender or participant, from time to time, to use for any purpose contemplated by this Bridge Commitment Letter, any and all information at any time provided to Bear Stearns, BSCL or any other Bridge Lender by or on behalf of Financeco or the Company or any of their subsidiaries or affiliates.

         8. MISCELLANEOUS. The following provisions shall be applicable both to this Bridge Commitment Letter and to the Bridge Fee Letter:

              (a) GOVERNING LAW; CONSENT TO JURISDICTION; NO THIRD PARTY BENEFICIARIES; WAIVER OF TRIAL BY JURY. The validity and interpretation of this Bridge Commitment Letter and the Bridge Fee Letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). Financeco hereby irrevocably submits to the non-exclusive jurisdiction of any court of the State of New York located in the Borough of Manhattan in the City of New York or the United States District Court for the Southern District of the State of New York, or any appellate courts from any thereof, for the purposes of any suit, action or other proceeding arising out of this Bridge Commitment Letter, the Bridge Fee Letter or any of the agreements or transactions contemplated hereby, which is brought by or against Financeco and Financeco
(i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (ii) hereby agrees not to commence any action, suit or proceeding relating to this Bridge Commitment Letter, the Bridge Fee Letter or any such other agreements or transactions other than in such court except to the extent mandated by applicable law. Financeco hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any court or that such suit, action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. Financeco hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Bridge Commitment Letter, the Bridge Fee Letter and the other agreements and transactions contemplated hereby, that BSCL does not have any fiduciary relationship with or fiduciary duty to Financeco or any other person arising out of or in connection with this Bridge Commitment Letter, the Bridge Fee Letter or any of the other agreements or transactions contemplated hereby and that BSCL has not been retained to advise or has advised you or any other person regarding the wisdom, prudence or advisability of entering into or consummating the Transactions. EACH OF BSCL AND YOU HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS BRIDGE COMMITMENT LETTER, THE BRIDGE FEE LETTER OR ANY OTHER AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.

              (b) SEVERABILITY. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable: (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

              (c) COMPLETE AGREEMENT; WAIVERS AND OTHER CHANGES TO BE IN WRITING. This Bridge Commitment Letter and the Bridge Fee Letter embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendment or supplement of or to this Bridge Commitment Letter or the Bridge Fee Letter shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each party hereto or thereto.

              (d) POWER, AUTHORITY AND BINDING EFFECT. Each of the parties hereto represents and warrants to each of the other parties hereto and their respective successors and permitted assigns that (i) it has all requisite power and authority to enter into this Bridge Commitment Letter and the Bridge Fee Letter and (ii) each of this Bridge Commitment Letter and the Bridge Fee Letter has been duly and validly authorized by all necessary action on the part of such party, has been duly executed and delivered by such party and constitutes a legally valid and binding agreement of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or by general principles of equity.

              (e) NO LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES; LIMITATION ON LIABILITY. No party hereto shall be liable for any special, indirect or consequential damages or, to the fullest extent that a claim for punitive damages may lawfully be waived, for any punitive damages on any claim (whether founded in contact, tort, legal duty or any other theory of liability) arising from or related in any manner to this Bridge Commitment Letter or the negotiation, execution, administration, performance, breach or enforcement of this Bridge Commitment Letter or the instruments and agreements evidencing, governing or relating to the other Transactions contemplated hereby or any amendment thereto or the funding of the Bridge Loans or the consummation of, or any failure to consummate, any of the Transactions or any act, omission, breach or wrongful conduct in any manner related thereto. No direct or indirect holder of any equity interests or securities of either party hereto (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Bridge Commitment Letter or the transactions contemplated hereby and the parties hereto hereby waive and release all claims related to any such liability or obligation.

              (f) RELIANCE ON INFORMATION. In undertaking and performing its obligations under this Bridge Commitment Letter, BSCL and each of the other Bridge Lenders, if any, is relying and will continue to rely: (i) without independent verification thereof, on the accuracy and completeness of all financial and other information furnished by or on behalf of Financeco, the Company or any of their respective subsidiaries and (ii) on each of the representations, warranties, covenants and legal waivers by or on behalf of Financeco set forth in this Bridge Commitment Letter. Financeco represents and warrants to each of the Bridge Lenders that all financial and other information which it has provided to BSCL and the other Bridge Lenders, if any, in connection with this Bridge Commitment Letter and the Transactions contemplated hereby does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not materially misleading; provided that such representation and warranty with respect to information provided by the Target shall be limited to your actual knowledge.

              (g) ASSIGNMENT. This Bridge Commitment Letter shall not be assignable by you (other than (i) an assignment of your rights hereunder to an affiliate of yours which becomes a party to, and succeeds to all of your rights under, the Merger Agreement, or (ii) an assignment of all your rights and obligations hereunder and under the Bridge Fee Letter to the Target or the Company concurrently with the closing of the Recapitalization and only if the Recapitalization occurs) without the prior written consent of Bear Stearns and BSCL (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person (including, without limitation, the Target and the Company) other than the parties hereto and the Indemnified Persons.

              (h) COUNTERPARTS. This Bridge Commitment Letter and the Bridge Fee Letter may each be executed in one or more counterparts, all of which, taken together, shall constitute one and the same agreement.

              (i) TIME OF ESSENCE. Time shall be of the essence whenever and wherever a date or period of time is prescribed or referred to in this Bridge Commitment Letter or the Bridge Fee Letter.



                          [signature page follows]



                  This Bridge Commitment Letter may only be accepted by (i) signing this Bridge Commitment Letter in the space provided below and returning it to the undersigned, along with a signed copy of the Bridge Fee Letter, and (ii) signing the Bridge Engagement Letter and returning it to Bear Stearns, in each case, within 24 hours after execution of the Merger Agreement and in any event by not later than 5:00 p.m. (New York time) on June 23, 2000.

                                          Very truly yours,



                                          BEAR STEARNS CORPORATE LENDING INC.



                                          By:
                                                Name:
                                                Title:




AGREED TO AND ACCEPTED AS OF
JUNE 22, 2000:


HB FINANCE LLC

By:
      Name:
      Title:



                                 EXHIBIT A
                         INDEMNIFICATION PROVISIONS

                  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Bridge Commitment Letter dated June 22, 2000 (the "BRIDGE COMMITMENT LETTER") from Bear Stearns Corporate Lending Inc. ("BSCL") to HB Finance LLC (the "INDEMNIFYING PARTY") of which these Indemnification Provisions form an integral part.

                  To the fullest extent permitted by applicable law, the Indemnifying Party agrees that it will indemnify and hold harmless each of BSCL, the Bridge Lenders and the affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws) of each of BSCL and the other Bridge Lenders (all of the foregoing, collectively, the "INDEMNIFIED PERSONS"), from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable third party fees, costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation in which any of the Indemnified Persons is a party) and including, without limitation, any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, resulting from any negligent act or omission of any of the Indemnified Persons), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (i) the Transactions, (ii) the Bridge Commitment Letter, the Bridge Fee Letter or the Bridge Financing Documents, or (iii) any untrue statement or alleged untrue statement of a material fact contained in, or material omissions or alleged material omissions from any filing with any governmental agency or similar statements or omissions in or from any information furnished by the Sponsors, the Indemnifying Party, the Company or any of their respective subsidiaries or affiliates to any of the Indemnified Persons or any other person in connection with the Transactions or the Bridge Commitment Letter; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of any of the Indemnified Persons or primarily and directly from the breach of the Bridge Commitment Letter by an Indemnified Person.

                  These Indemnification Provisions shall be in addition to any liability which the Indemnifying Party may have to the Indemnified Persons or the persons indemnified below in this sentence and shall extend to the following: BSCL, Bear Stearns, their respective affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to "BSCL" in these Indemnification Provisions shall be understood to include any and all of the foregoing.

                  If any action, suit, proceeding or investigation is commenced, as to which any of the Indemnified Persons proposes to demand indemnification, it shall notify the Indemnifying Party with reasonable promptness; provided, however, that any failure by any of the Indemnified Persons to so notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations hereunder except to the extent it has been materially prejudiced by such failure. BSCL, on behalf of the Indemnified Persons, shall have the right to retain one counsel of its choice to represent the Indemnified Persons, and the Indemnifying Party shall pay the reasonable fees, expenses and disbursement of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against any of the Indemnified Persons made with its written consent (which consent shall not be unreasonably withheld). Without the prior written consent of BSCL (which consent shall not be unreasonably withheld), the Indemnifying Party shall not settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof unless (i) such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to each of the Indemnified Persons of an unconditional and irrevocable release from all liability in respect of such claim, (ii) the terms of such release do not, in BSCL's judgment, materially and adversely affect the business of the Indemnified Persons and
(iii) the Indemnifying Party gives to BSCL reasonable advance notice of such settlement, compromise or claim. Notwithstanding the foregoing, the consent of Bear Stearns shall not be required for the settlement or compromise of a claim if: (a) such settlement or compromise involves only the payment of money by the Indemnifying Party; (b) any such payment is made in full by the Indemnifying Party at the time of such settlement or compromise and (c) such settlement or compromise includes, as an unconditional term thereof, the giving by the claimant to each of the Indemnified Persons of an unconditional and irrevocable release from all liability in respect of such claim and does not involve or constitute an admission of guilt or liability by any Indemnified Person or contain any adverse finding of fact with respect thereto.

                  In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Indemnifying Party, on the one hand, and the Indemnified Persons, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Persons, on the other hand, and also the relative fault of the Indemnifying Party , on the one hand, and the Indemnified Persons, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, none of the Indemnified Persons shall be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by such Indemnified Person pursuant to the Bridge Commitment Letter and the Bridge Fee Letter.

                  Except as set forth in Section 5 of the Bridge Commitment Letter, neither expiration or termination of the Aggregate Commitment nor funding or repayment of any Bridge Financing, the Exchange Notes or the Permanent Financings shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.



                                  ANNEX 1
              SUMMARY OF TERMS AND CONDITIONS OF BRIDGE LOANS

                  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Bridge Commitment Letter to which this Summary of Terms and Conditions is attached and of which it forms an integral part.

BORROWER:              The Company and/or such other affiliate or
                       affiliates of the Company as may be the borrowers under the Senior Credit Facility (the "BORROWER").

GUARANTOR(S):          Each affiliate of the Company that guarantees all or
                       a portion of the indebtedness under the Senior
                       Credit Facility (the "GUARANTORS" and, together with the Borrower, the "OBLIGORS").

BRIDGE LENDER(S):      BSCL and/or its assigns.

ADMINISTRATIVE
AGENT:                 BSCL or a commercial bank selected by BSCL.

LOANS: $600.0 million in aggregate principal amount of unsecured exchangeable senior subordinated increasing rate loans due 2001 (the "BRIDGE Loans"). The funding date of the Bridge Loans is hereinafter referred to as the "CLOSING DATE."

GUARANTEES:            The Guarantors will jointly and severally guarantee
                       the payment when due of all the Bridge Loans and the costs of collection and enforcement thereof pursuant to senior subordinated unconditional guarantees (the
                       "GUARANTEES"). The Guarantees will be subordinated to the Guarantors' guarantees of the Senior Credit
                       Facility to the same extent as the Bridge Loans are subordinated to the indebtedness under the Senior
                       Credit Facility. A subsidiary's guarantee will be released upon the sale of such subsidiary to the extent released under the Senior Credit Facility or as otherwise provided in the Bridge Financing
                       Documents.

USE OF PROCEEDS:       To consummate the Merger and the Refinancing and
                       to pay fees and expenses associated with the Transactions.

AVAILABILITY           The Bridge Loans must be drawn in a single drawing.
                       Amounts borrowed under the Bridge Facility that are subsequently repaid may not be reborrowed.

MATURITY/EXCHANGE:     The Bridge Loans will mature on the date that is one
                       year following the Closing Date (the "BRIDGE
                       MATURITY DATE"). If any Bridge Loan has not been previously repaid in full on or prior to the Bridge
                       Maturity Date, such Bridge Loan shall be automatically converted into a term loan (the "TERM
                       LOANS") with a final maturity on the nine-year anniversary of the Bridge Maturity Date. The Term
                       Loans will be governed by the Bridge Loan Agreement and, except as expressly set forth in Annex 2 to the Bridge Commitment Letter, shall have the same terms as the Bridge Loans. The Bridge Lender in respect of such Term Loan will have the option, at any time or from time to time, to request Exchange Notes (the
                       "EXCHANGE NOTES") in exchange for such Term Loan having the terms set forth in the term sheet attached as Annex 2 to the Bridge Commitment Letter;
                       provided, however, that a Bridge Lender may not elect to exchange only a portion of its outstanding
                       Term Loans for Exchange Notes unless such Bridge
                       Lender intends at the time of such partial exchange of Term Loans promptly to sell the Exchange Notes received in such exchange.

                       The Term Loans and the Exchange Notes shall be pari passu for all purposes.

INTEREST:              The Bridge Loans will bear interest at a rate per
                       annum equal at all times during each interest period
                       (as set forth below) to the greatest of (each as determined at the beginning of the applicable interest period): (a) the three-month London interbank offered rate, adjusted for reserves
                       ("LIBOR") calculated on the basis of the actual number of days elapsed in a year of 360 days, plus the applicable Spread; (b) the Bear Stearns Single B
                       High Yield Index plus the applicable Spread and (c) the Treasury Rate (as defined below) plus the applicable Spread. The "Spread" will initially be
                       (a) with respect to LIBOR Loans, 675 basis points,
                       (b) with respect to any Bear Stearns Single B High
                       Yield Index Loans, 100 basis points and (c) with respect to any Treasury Rate Loans, 675 basis points. If the Bridge Loans are not repaid in whole within 180 days following the Closing Date, the applicable Spread will increase by 100 basis points at the end of such 180 days period and shall increase by an additional 50 basis points at the end of each 90-day period thereafter; provided, however, that the interest rate applicable to the Bridge
                       Loans shall not (i) (except as provided in the next paragraph) exceed 17% per annum, and (ii) exceed the maximum rate permitted by applicable law; and, provided, further, that the Borrower shall have the option to pay any interest in excess of 15% on the Bridge Loans by capitalizing such excess interest on the applicable interest payment date.
                       Notwithstanding the foregoing, the interest in effect at any time prior to the Bridge Maturity Date shall not be less than 13.25% per annum.

                       "TREASURY RATE" means (a) the rate borne by direct obligations of the United States maturing on the date which is ten years after the Closing Date and
                       (b) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the date which is ten years after the Closing Date, in each case, as published by the Board of Governors of the Federal Reserve System.

                       Notwithstanding the foregoing, after the occurrence and during the continuance of an event of default, interest will accrue on the Bridge Loans at the then-applicable rate plus 200 basis points per annum.

                       Interest with respect to LIBOR Loans will be payable in arrears at the end of each three-month LIBOR period and on the date of any prepayment or repayment of the Bridge Loans. Interest on all other Bridge Loans will be payable quarterly in arrears and on the date of any prepayment or repayment of the Bridge Loans.

SECURITY:              None.

RANKING;
SUBORDINATION:         The Bridge Loans will be unsecured, senior
                       subordinated obligations of the Obligors. The Bridge
                       Loans and all obligations with respect thereto will be subordinated in right of payment, on terms reasonably satisfactory to the Bridge Lenders, to the payment in full of all obligations of the Borrower under the Senior Credit Facility and certain refinancings thereof. The Obligors will not be permitted to incur any indebtedness that is subordinated to the borrowings under the Senior
                       Credit Facility and senior to any other indebtedness of the Obligors. Nothing in the subordination provisions will prevent any holder of Bridge Loans from receiving and retaining any proceeds originally received by any Obligor that were used to repay
                       Bridge Loans to the extent required under the "Mandatory Repayments" provision below, and the same may be retained by such holder free and clear of any claims by holders of any debt, pursuant to these subordination provisions or otherwise.

MANDATORY
REPAYMENTS:            The net cash proceeds from any of the following
                       (collectively, "NET PROCEEDS") will be used to repay the Bridge Loans (subject to prior mandatory prepayments on the Senior Credit Facility, if any, and certain exceptions to be agreed to in the Bridge
                       Loan Agreement), in each case at 100% of the principal amount of the Bridge Loans repaid plus accrued and unpaid interest to the date of the repayment and any LIBOR breakage costs: (i) any direct or indirect public offering or private placement of any senior or subordinated debt or equity securities, including, without limitation, any Permanent Financings, after the Closing Date by any Obligor or any affiliate of any Obligor, (ii) any future bank borrowings by any Obligor other than under the Senior Credit Facility as in effect on the Closing Date and (iii) any future asset sales by any Obligor or any affiliate or direct or indirect subsidiary of an Obligor.

CHANGE OF CONTROL:     The Borrower shall prepay the Bridge Loans at a price
                       of 100% of principal amount, plus accrued and unpaid interest, upon the occurrence of a change of control.

OPTIONAL
REPAYMENT:             The Bridge Loans may be prepaid, in whole or in
                       part, at the option of the Borrower at any time upon three business days' written notice at a price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption and any LIBOR breakage costs.

PAYMENTS:              Payments by the Obligors will be made by wire
                       transfer of immediately available funds.

INDEMNIFICATION:       The Obligors will, jointly and severally, indemnify
                       and hold harmless the Bridge Lenders in connection with the Bridge Financing Documents and the Transactions on terms substantially similar to the Indemnification Provisions set forth in Exhibit A to the Bridge Commitment Letter.

MODIFICATION OF
THE BRIDGE LOANS:      Modification of the Bridge Loan Agreement may be
                       made with consent of the Required Bridge Lenders, except that, without the consent of the Bridge
                       Lenders holding 100% of the Bridge Loans affected thereby, no modification or change may extend the final maturity of any Bridge Loans or time of payment of any interest on the Bridge Loans, reduce the rate of interest or the principal amount of any Bridge Loans or reduce the percentage of Bridge
                       Lenders necessary to modify or change the Bridge
                       Loan Agreement. As used herein, "REQUIRED BRIDGE
                       LENDERS" means the Bridge Lenders holding (i) prior to the Closing Date, greater than 50% of the Aggregate Commitment or (ii) after the Closing Date, more than 50% of the aggregate principal amount of the Bridge Loans then outstanding.

COST AND YIELD
PROTECTION:            The Bridge Lenders shall receive cost and yield
                       protection customary for facilities and transactions of this type, including, but not limited to, compensation in respect of "break funding," taxes
                       (including but not limited to gross-up provisions for withholding taxes imposed by any governmental authority), changes in capital requirements, guidelines or policies or their interpretation or application, illegality, change in circumstances, reserves and other provisions deemed necessary by the Bridge Lenders to provide customary protection for U.S. and non-U.S. financial institutions.

CONDITIONS
PRECEDENT:             The several obligations of the Bridge Lenders to
                       make the Bridge Loans will be subject to the closing conditions set forth in the Bridge Commitment Letter and on Annex 3 to the Bridge Commitment Letter.

COVENANTS:             The Bridge Loan Agreement will contain such
                       covenants with respect to the Company and its subsidiaries as are usual and customary for financings of this kind (in each case with customary carve-outs, exceptions and/or qualifications), including, without limitation, as to (i) use of proceeds; (ii) refinancing of the Bridge Loans;
                       (iii) furnishing of financial information in accordance with generally accepted accounting principles, access to other information and access to management; (iv) compliance with laws; (v) maintenance of existence, (vi) restrictions on liens; (vii) restrictions on indebtedness; (viii) restrictions on investments; (ix) restrictions on dividends, distributions, redemptions and other restricted payments (to be defined); (x) restrictions on sales and other dispositions of assets; (xi) restrictions on mergers and consolidations (other than with existing subsidiaries) and restrictions on additional acquisitions and consolidations; (xii) restrictions on transactions with affiliates; (xiii) restrictions on business activities; and (xiv) restrictions on material adverse amendments to charter documents.

EVENTS OF
DEFAULT: The Bridge Loan Agreement will include such events of default as are usual and customary for financings of this kind, in each case, with customary qualifications, including, without limitation: (i) the failure of the Obligors to pay principal on the Bridge Financing when due; (ii) the failure of the Obligors to pay interest or fees on the Bridge Financing and the continuance of such failure for five business days; (iii) the failure of the Obligors to comply with any other provision, condition, covenant, promise, warranty or representation in the Bridge Financing Documents, provided that in certain cases such failure continues for 30 days after notice; (iv) a default under any instrument or instruments governing indebtedness of any of the Obligors or their subsidiaries when such default causes such indebtedness to become accelerated and due prior to its stated maturity or failure to pay any such indebtedness at its stated maturity in an aggregate principal amount exceeding a threshold amount to be agreed; (v) final uninsured (or not covered by a solvent indemnitor) judgments aggregating in excess of a threshold amount to be agreed rendered against the Obligors or any of their subsidiaries and not discharged or stated within 60 days; (vi) certain events of bankruptcy, insolvency or reorganization with respect to any of the Obligors or any of their subsidiaries; (vii) material misrepresentations in the Bridge Financing Documents; (viii) certain ERISA defaults; (ix) the exercise of any change of control put right by any lender under any instrument or instruments governing indebtedness, with a minimum aggregate principal amount to be agreed, of any of the Obligors; or (x) any Guarantee shall become invalid.

                       "CONVERSION DEFAULT" shall mean each of the events set forth in clauses (ii), (iii), (iv), (vi) and (x) of the immediately preceding paragraph.

                       In case an event of default shall occur and be continuing, the holders of more than 50% in aggregate principal amount of the Bridge Loans then outstanding, by notice in writing to the Borrower, may declare the principal of and all accrued interest on the Bridge Loans to be immediately due and payable; provided, however, that no such notice shall be necessary in the case of an event of default described in clause (vi) of the immediately preceding paragraph. An acceleration notice may be annulled and past defaults (except for payment defaults not yet cured) may be waived by the holders of a majority in aggregate principal amount of Bridge Loans then outstanding.

REPRESENTATIONS AND
WARRANTIES:            The Bridge Loan Agreement will contain such
                       representations and warranties with respect to the Obligors, the Target and their respective subsidiaries as are usual and customary for financings of this kind (in each case with customary carve-outs, exceptions and qualifications), including, without limitation: (i) organization and good standing, (ii) capitalization, (iii) authorization and enforceability, (iv) no conflicts,
                       (v) governmental regulations (including margin regulations), (vi) no defaults, (vii) no violation of law, (viii) absence of litigations, proceedings, labor disputes, etc., (ix) financial condition
                       (including solvency matters), (x) Investment Company
                       Act and Hart-Scott-Rodino matters, (xi) absence of material adverse change, (xii) absence of undisclosed liabilities, (xiii) financial statements and (xiv) full disclosure.

ASSIGNMENTS AND
PARTICIPATIONS:        Each of the Bridge Lenders will have the absolute
                       and unconditional right, upon notice to the Borrower and the Administrative Agent, to: (i) assign all (or any portion in excess of $5.0 million) of its Bridge
                       Loans to any one or more Permitted Assignees and
                       (ii) pledge all or any portion of its Bridge Loans to any Federal Reserve Bank or to any funding source of such Bridge Lender. In addition, subject to customary limitations on participants' voting rights, each of the Bridge Lenders may sell participations (a) in its share of the Aggregate
                       Commitment to any Permitted Assignee, provided that no such participation shall relieve the selling
                       Bridge Lender of its obligations to make Bridge
                       Loans on the Closing Date, and (b) in its Bridge
                       Loans to any Permitted Assignee. As used herein, "PERMITTED ASSIGNEE" means (i) any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) or (ii) any "accredited investor" (as defined in Section 2(15) of the Securities Act of 1933, as amended).

GOVERNING LAW
AND FORUM:             New York.

COUNSEL FOR THE
BRIDGE LENDERS:        Latham & Watkins.


                                  ANNEX 2
             SUMMARY OF TERMS AND CONDITIONS OF EXCHANGE NOTES
                               AND TERM LOANS

                  Capitalized terms used but not defined herein have the meanings given in the Bridge Commitment Letter to which this Annex 2 is attached or, if not defined therein, in Annex 1 thereto.

EXCHANGE NOTES
/TERM LOANS:           If the Bridge Loans are not repaid in their
                       entirety on or before the Bridge Maturity Date, such Bridge Loans shall be automatically converted to term loans ("TERM LOANS"), provided that no Conversion Default has occurred and is continuing.
                       The Bridge Lender in respect of such Term Loan will have the option, at any time or from time to time, to request Exchange Notes in exchange for such Term
                       Loan in an aggregate principal amount equal to the then outstanding principal amount of the Term Loan being exchanged, plus any capitalized interest added thereto; provided, however, that a Bridge Lender may not elect to exchange only a portion of its outstanding Term Loans for Exchange Notes unless such Bridge Lender intends at the time of such partial exchange of Term Loans promptly to sell the Exchange Notes received in such exchange.

                       The Term Loans will be governed by the Bridge Loan Agreement and, except as expressly set forth below, shall have the same terms as the Bridge Loans.

                       The Borrower will issue Exchange Notes, and the Guarantors will issue joint and several guarantees thereof, under an indenture which complies with the Trust Indenture Act of 1939, as amended (the "INDENTURE"). The Obligors will appoint a trustee reasonably acceptable to the holders of the Exchange Notes.

MATURITY:              The Term Loans and the Exchange Notes will mature on
                       the tenth anniversary of the Closing Date (i.e., the ninth anniversary of the Bridge Maturity Date).

DENOMINATION:          The Exchange Notes will be issued in denominations
                       of $1,000 and integral multiples thereof.

INTEREST RATE:         The rate per annum (expressed as a fixed percentage)
                       applicable to the Bridge Loans on the Bridge
                       Maturity Date plus 50 basis points, which rate shall increase by 50 basis points on the last day of each 90-day period after the Bridge Maturity Date;
                       provided, however, that the interest rate applicable to the Term Loans and the Exchange Notes (i) shall not (except as provided in the next paragraph) exceed 17% per annum, and (ii) shall not exceed the maximum rate permitted by applicable law; and, provided, further, that the Borrower shall have the option to pay interest on the Term Loans or the Exchange Notes, as applicable, through the issuance of additional Term Loans or Exchange Notes, as applicable, for such amount in excess of 15% per annum. Notwithstanding the foregoing, after the occurrence and during the continuance of a default or an event of default, interest will accrue on the Term Loans and the Exchange Notes at the then-applicable rate plus 200 basis points per annum. Interest will be payable in arrears at the end of each 90-day period after the Bridge Maturity
                       Date, and on the maturity date of the Term Loans and the Exchange Notes, as applicable.

RANKING;
SUBORDINATION:         Same as Bridge Loans.

GUARANTEES:            Same as Bridge Loans.

SECURITY:              None.

MANDATORY
REDEMPTION:            None.

CHANGE OF
CONTROL: Upon the occurrence of a change of control, the Borrower shall offer to repay the Term Loans and redeem the Exchange Notes at a price of 101% of principal amount, plus accrued interest.

OPTIONAL
REDEMPTION:            Except as provided in the next sentence, the Term
                       Loans may be repayed and the Exchange Notes may be redeemed, in whole or in part, at the option of the Borrower at any time upon three business days' written notice at par plus accrued and unpaid interest to the date of redemption.

                       Prior to the first transfer of any Exchange Notes to a person who was not a Bridge Lender or any affiliate thereof, the Bridge Lender or affiliate thereof that is the transferor shall give the Borrower notice of such proposed transfer and an opportunity to redeem such Exchange Notes at par plus accrued interest.
                       Once an Exchange Note has been transferred to a person who was not a Bridge Lender or any affiliate thereof, such Exchange Note will be subject to call protection customary for fixed rate high-yield debt securities for a period of five years from the Closing Date.

                       If the Borrower elects to optionally redeem all or any portion of the Exchange Notes, then the Borrower shall be required to optionally prepay, on a pro rata basis, outstanding Term Loans, if any, at par plus accrued and unpaid interest.

PAYMENTS:              Same as Bridge Loans.

TRANSFERABILITY:       Unlimited except as otherwise provided by law.

DEFEASANCE:            The Indenture will contain customary defeasance
                       provisions.

MODIFICATION:          Modification of the Indenture may be made with
                       consent of the Required Bridge Lenders, except that, without the consent of the Bridge Lenders holding
                       100% of the Exchange Notes affected thereby, no modification or change may extend the final maturity of any Exchange Notes or time of payment of any interest on the Exchange Notes, reduce the rate of interest or the principal amount of any Exchange
                       Notes or reduce the percentage of Bridge Lenders necessary to modify or change the Indenture.

REGISTRATION RIGHTS:   The Obligors will file within 30 days after
                       the Bridge Maturity Date (the "TRIGGER DATE"), and will use commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Notes (a "SHELF REGISTRATION STATEMENT").
                       If a Shelf Registration Statement is declared effective, the Obligors will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of the Exchange Notes but in no event longer than two years. If within 120 days from the Trigger Date (the "EFFECTIVENESS
                       DATE") a Shelf Registration Statement for the
                       Exchange Notes has not been declared effective, then the Obligors will pay liquidated damages in the form of increased interest of 50 basis points per annum on the principal amount of Exchange Notes outstanding to holders of such Exchange Notes who are unable to freely transfer Exchange Notes from and including the 120th day after the Trigger Date to but excluding the effective date of such Shelf
                       Registration Statement. On the 121st day after the Effectiveness Date, the interest shall increase by 50 basis points per annum, and on each 90-day anniversary of the Effectiveness Date thereafter, shall increase by 50 basis points per annum, to a maximum increase in interest of 150 basis points.
                       The Obligors will also pay such increased interest for any period of time (subject to customary exceptions) following the effectiveness of a Shelf
                       Registration Statement that such Shelf Registration
                       Statement is not available for sales thereunder. All accrued increased interest will be paid on each quarterly interest payment date. In addition, unless and until the Obligors have caused the Shelf
                       Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" in the registration of any debt securities (subject to customary scale-back provisions) that are registered by any of the Obligors (other than on a Form S-4) unless all the Exchange Notes will be redeemed or repaid from the proceeds of such securities.

COVENANTS:             The Indenture will contain covenants which are usual
                       and customary for financings of this kind.

EVENTS OF
DEFAULT: The Indenture will contain events of default which are usual and customary for financings of this kind.

GOVERNING LAW
AND FORUM:             New York.

COUNSEL FOR
THE BRIDGE
LENDERS:               Latham & Watkins.



                                  ANNEX 3
                             CERTAIN CONDITIONS

          Capitalized terms used but not defined herein have the meanings given in the Bridge Commitment Letter to which this Annex 3 is attached or, if not defined therein, in Annex 1 or Annex 2 thereto.

          The availability of the Bridge Loans shall be conditioned upon the satisfaction of the following conditions precedent:

                  1. The Borrower shall have executed and delivered satisfactory definitive financing documentation with respect to the Bridge Loans, including, without limitation, the Bridge Loan Agreement (the "BRIDGE LOAN DOCUMENTATION").

                  2. The following transactions shall have occurred prior to, or shall occur concurrently with, the funding of the Bridge Loans:

                           a. The Target shall have received no less than $500,000,000 in cash from the issuance of its common stock to the Sponsors (or as a result of the Merger) on the terms and conditions described in the Transaction Documentation or as otherwise reasonably satisfactory to BSCL. Pursuant to the Transactions, approximately $353,100,000 in common stock or options of the Target held by the Rollover Shareholders shall have been rolled over into pay-in-kind preferred stock, junior preferred stock and common stock of the Target (based on liquidation preference in the case of preferred stock and based on the consideration per share paid in the Transactions in the case of common stock), after giving effect to the Transactions and on the terms and conditions described in the Transaction Documentation or as otherwise reasonably satisfactory to BSCL.

                           b. The Borrower and the financial institutions party thereto shall have entered into the $1,750,000,000 Senior Credit Facility consisting of a $300,000,000 six and one-half year revolving credit facility, a $500,000,000 six and one-half year amortizing term loan A, a $650,000,000 seven and one-half year amortizing term loan B and a $300,000,000 eight and one-half year amortizing term loan C. All conditions precedent to borrowings under the Senior Credit Facility shall have been satisfied or, with the prior approval of the Required Lenders, waived.

                           c. The Transactions shall have been consummated for aggregate consideration (including fees and expenses) of approximately $3,081,800,000 (subject to changes in the Target's and its subsidiaries' existing bank debt in the ordinary course of business) pursuant to (i) the Merger Agreement, dated as of June 22, 2000, executed by the Target, Mergerco and Financeco and (ii) the stock voting agreement, dated as of June 22, 2000, executed by Mergerco and The Manville Personal Injury Settlement Trust (together, the "TRANSACTION DOCUMENTATION"), and no material provision thereof shall have been amended, waived or otherwise modified, and no consent or agreement shall be made by Mergerco or Financeco thereunder, in a manner materially adverse to the interests of the Bridge Lenders without the prior written consent of BSCL.

                           d. The Transactions (including the Merger) shall have been approved by the holders of at least a majority of the outstanding common stock of the Target and the Transactions shall have been consummated in all material respects in accordance with the terms of the Transaction Documentation and all applicable requirements of law.

                           e. All amounts outstanding under the Target's existing revolving credit facility shall have been repaid, all commitments thereunder shall have been terminated and all liens securing such facilities shall have been terminated, in each case, on terms and conditions reasonably satisfactory to BSCL.

                           f. The Target's other outstanding indebtedness for borrowed money (other than certain indebtedness to be agreed) shall have been redeemed or repurchased on terms and conditions reasonably satisfactory to BSCL. The consummation of the Transactions shall not trigger any change of control put rights under any such indebtedness to remain outstanding after the Closing Date.

                           g. The capital structure of the Target and its subsidiaries shall be reasonably satisfactory to BSCL, after giving effect to the Transactions; provided that it is hereby acknowledged that to the extent such capital structure is the same as that described herein, it shall be deemed to be reasonably satisfactory.

                           h. The Target shall have transferred all of its assets to the Company.

                  3. BSCL, Bear Stearns, the Bridge Lenders, and Latham & Watkins shall have received all reasonable fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                  4. All material governmental and third-party approvals (including any bankruptcy court approval) necessary or, in the reasonable discretion of BSCL, advisable in connection with the Transactions, the financing contemplated hereby and the continuing operations of the Borrower and its respective subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or known to be threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof.

                  5. Each of the Bridge Lenders shall have received unaudited interim financial statements of the Target, prepared in the same manner as the historical audited statements previously delivered to BSCL, for each quarterly period commencing with the fiscal quarter ended June 30, 2000 and for the same quarterly period during the most recently ended fiscal year (such interim financial statements to be delivered within 45 days of the end of the applicable fiscal quarter).

                  6. Each of the Bridge Lenders shall have received and shall be reasonably satisfied with consolidated pro forma balance sheets and income statements of the Company as of the last day of the most recently ended fiscal quarter prior to the Closing Date, giving effect to the Transactions and the transactions contemplated by the Merger Agreement and the Bridge Commitment Letter (meeting the requirements of Regulation S-X for a registration statement on Form S-1).

                  7. The Bridge Lenders and Bear Stearns shall have received the written permission of each of the Company and the Target to include each of the financial statements referred to in paragraphs (5) and (6) in any manner in connection with the Bridge Loans and/or the Permanent Financing.

                  8. The fees and expenses to be incurred in connection with the Transactions and the financing thereof shall not exceed $160,000,000 in the aggregate.

                  9. BSCL shall have received and shall be reasonably satisfied with a solvency opinion from an independent valuation firm reasonably satisfactory to BSCL which shall document the solvency of the Target and its subsidiaries after giving effect to the Transactions and the other transactions contemplated hereby.

                  10. Each of the Bridge Lenders shall have received such legal opinions (including opinions (i) from counsel to the Obligors and (ii) from such special and local counsel as may reasonably be required by BSCL), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

                  11. BSCL shall be satisfied that the pro forma ratio (giving effect to the Transactions and the transactions contemplated by the Merger Agreement and consummated on or prior to the Closing Date) of consolidated total funded debt to consolidated EBITDA (excluding certain non-recurring charges as accepted by BSCL) of the Target for the twelve month period ending on the date of the most recently ended fiscal quarter for which internal financial statements are available is no greater than
         4.65 to 1.0, and the Target shall provide support for such calculation of a nature that is reasonably satisfactory to the BSCL (and, except as may be accepted by BSCL, in conformity with Regulation S-X).

                  12. The Required Lenders shall be reasonably satisfied as to the absence of any action, suit, investigation, litigation or proceeding pending or known to be threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Transactions, the Senior Credit Facility, the Bridge Financing or any of the other transactions contemplated hereby, or that could reasonably be expected to have a material adverse effect on the Transactions or the Senior Credit Facility, the Bridge Financing or any of the other transactions contemplated hereby.

                  13. All representations and warranties in the Bridge Loan Documentation (including, without limitation, the material adverse change and litigation representations) shall be true and correct in all material respects.

                  14. No default or event of default under the Bridge Loan Documentation or the Senior Credit Facility shall exist at the time of, or after giving effect to the making of, the Bridge Loans or the loans under the Senior Credit Facility to be made on the Closing Date.

                  15. The Bridge Lenders shall have received not less than three business days prior notice of the expected Closing Date.




                                                                    EXHIBIT G


                                  FORM OF
                          STOCKHOLDERS' AGREEMENT



                         JOHNS MANVILLE CORPORATION









                            --------------------


                      Dated as of _____________, ____

                            --------------------




                             TABLE OF CONTENTS

                                                                     PAGE

ARTICLE 1      DEFINITIONS.............................................1

      1.1   Definitions................................................1

      1.2   Rules of Construction.....................................10

ARTICLE 2      MANAGEMENT OF THE COMPANY AND CERTAIN
               ACTIVITIES.............................................11

      2.1   Board of Directors........................................11

            2.1.1 Board Representation................................11

            2.1.2 Vacancies...........................................11

            2.1.3 Termination of Rights...............................12

            2.1.4 Costs and Expenses..................................12

      2.2   Other Activities of the Holders; Fiduciary Duties.........12

      2.3   Request for Sale of Company by HMTF.......................13

ARTICLE 3      REGISTRATION RIGHTS....................................13

      3.1   Demand Registration.......................................13

            3.1.1 Request for Registration of Registrable
                  Shares..............................................13

            3.1.2 Request for Registration of PIK Preferred...........14

            3.1.3 Company S-3 Obligation..............................15

            3.1.4 Effective Registration and Expenses.................15

            3.1.5 Selection of Underwriters...........................15

            3.1.6 Priority on Demand Registrations....................16

            3.1.7 Rights of Nonrequesting Holders.....................16

            3.1.8 Deferral of Filing..................................16

      3.2   Piggyback Registrations...................................17

            3.2.1 Right to Piggyback..................................17

            3.2.2 Priority on Registrations...........................18

      3.3   Shelf Registration........................................18

            3.3.1 Obligation to File..................................18

            3.3.2 Maintenance of Effectiveness........................19

            3.3.3 Certain Limitations on Sales........................19

      3.4   Holdback Agreement........................................20

      3.5   Registration Procedures...................................20

      3.6   Suspension of Dispositions................................24

      3.7   Registration Expenses.....................................25

      3.8   Indemnification...........................................25

ARTICLE 4      TRANSFERS OF SECURITIES................................28

      4.1   Preemptive Rights.........................................28

            4.1.1 Rights to Participate in Future Sales...............28

            4.1.2 Exceptions to Preemptive Rights.....................29

      4.2   Drag Along Rights.........................................29

            4.2.1 Applicability.......................................29

            4.2.2 Notice of Significant Drag Sale.....................30

      4.3   Tag Along Rights..........................................30

            4.3.1 Applicability.......................................30

            4.3.2 Terms of Participation Offer........................31

      4.4   Certain Events Not Deemed Transfers.......................31

      4.5   Transfer and Exchange.....................................31

      4.6   Replacement Securities....................................32

      4.7   Concurrent Transfer of Securities.........................32

ARTICLE 5      LIMITATION ON TRANSFERS................................32

      5.1   Restrictions on Transfer..................................32

      5.2   Restrictive Legends.......................................32

            5.2.1 Securities Act Legend...............................32

            5.2.2 Other Legends.......................................33

      5.3   Notice of Proposed Transfers..............................33

      5.4   Termination of Certain Restrictions.......................33

CERTAIN STOCKHOLDER APPROVAL MATTERS..................................34

      6.1   Transactions Requiring Affirmative Vote of the
            Required Holders..........................................34

      6.2   Suspension and Termination of Special Stockholder
            Voting Rights.............................................35

COMPANY CALL; COMPANY COVENANT........................................35

      7.1   IPO Rights; Sale Rights;..................................35

            7.1.1 IPO Rights..........................................35

            7.1.2 Sale Rights.........................................35

      7.2   Company Call; Purchase Price..............................36

            7.2.1 Company Call........................................36

            7.2.2 Purchase Price......................................37

      7.3   Trust Liquidity Right.....................................37

      7.4   Company Covenant..........................................37

ARTICLE 8      TERMINATION............................................37

      8.1   Termination...............................................37

      8.2   Termination of Certain Provisions.........................38

ARTICLE 9      MISCELLANEOUS..........................................38

      9.1   Notices...................................................38

      9.2   Governing Law.............................................39

      9.3   Successors and Assigns....................................39

      9.4   Certain Waivers...........................................40

      9.5   Duplicate Originals.......................................40

      9.6   Severability..............................................40

      9.7   No Waivers; Amendments....................................40

      9.8   Furnishing Information; Confidentiality...................40



                          STOCKHOLDERS' AGREEMENT

            THIS STOCKHOLDERS' AGREEMENT (this "Stockholders' Agreement") dated as of ______ ___, ____ (the "Effective Date"), is entered into by and among Johns Manville Corporation, a Delaware corporation (including its successors, the "Company"), and the securityholders listed on the signature pages hereof.

            In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1
                                DEFINITIONS

1.1   Definitions.

                  "ACCREDITED INVESTOR" means an "Accredited Investor," as
            defined in Regulation D, or any successor rule then in effect.

                  "ACCREDITED OFFEREE" shall have the meaning provided in
            Section 4.1 hereof.

                  "ADVICE" shall have the meaning provided in Section 3.6
            hereof.

                  "AFFILIATE" shall have the meaning set forth in the
            Exchange Act.

                  "ANNUAL BUDGET" means with respect to any fiscal year of
            the Company, the budget prepared by the management of the Company and approved by the Board reflecting costs and expenses projected to be incurred by the Company for such fiscal year.

                  "BENEFICIALLY-OWNED" shall have the meaning set forth in
            the Exchange Act.

                  "BOARD" means the Board of Directors of the Company as in
            office from time to time.

                  "BSMB" means Bear Stearns Merchant Fund Corp., a
            Delaware corporation.

                  "BSMB CONTROL GROUP" means those Persons listed in clause
            (a) of the definition of "BSMB Group".

                  "BSMB DEMAND GROUP" means any group of Holders of
            twenty-five percent (25%) of the Securities Beneficially Owned by the BSMB Group.

                  "BSMB GROUP" means (a) BSMB and its Affiliates, including
            any investment fund formed and controlled by BSMB or any Affiliate of BSMB, and its and their respective officers, directors, partners and employees (and members of their respective families and trusts for the primary benefit of such family members) and (b) its Initial Permitted Transferees.

                  "BSMB TRANSFEREE" means any member of the BSMB Group to
            which any Securities Beneficially Owned by either the BSMB Group or the HMTF Group are Transferred after the Effective Date.

                  "BUSINESS DAY" means a day that is not a Legal Holiday. A
            "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open.

                  "COMMON STOCK" means shares of the Common Stock, $.01 par
            value per share, of the Company, and any capital stock of any Person for which such Common Stock hereafter may be exchanged.

                  "COMMON STOCK EQUIVALENTS" means the Junior Preferred
            Stock and any other rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights to purchase, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "COMPANY" shall have the meaning set forth in the
            introductory paragraph hereof.

                  "COMPANY CALL" shall have the meaning set forth in
            Section 7.2.1(a) hereof.

                  "CONTROL" shall have the meaning set forth in the
            Exchange Act.

                  "CO-SELLER" shall have the meaning set forth in Section
            4.2.1 hereof.

                  "CREDIT AGREEMENT" [to be entered into]

                  "DEMAND REGISTRATION" means a PIK Demand Registration or
            R/S Demand Registration, as applicable.

                  "DEMAND REQUEST" means a PIK Demand Request or R/S Demand
            Request, as applicable.

                  "DGCL" means the Delaware General Corporation Law, as
            amended from time to time.

                  "EFFECTIVE DATE" shall have the meaning set forth in the
            introductory paragraph hereof.

                  "EFFECTIVENESS PERIOD" shall have the meaning set forth
            in Section 3.3.1 hereof.

                  "EXERCISE DATE" shall have the meaning set forth in
            Section 7.2.1(d) hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934,
            as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "EXCLUDED REGISTRATION" means a registration under the
            Securities Act of securities registered on Form S-4 or Form S-8 or any successor form.

                  "FAIR MARKET VALUE" shall have the meaning set forth in
            Section 7.2.2(a) hereof.

                  "FAMILY TRANSFER" shall have the meaning set forth in
            Section 4.4 hereof.

                  "FIXED CHARGES RATIO" means the fixed charge coverage
            financial covenant set forth in Section [___] of the Credit Agreement as in effect from time to time.

                  "FULLY-DILUTED COMMON STOCK" means, at any time, the then
            outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of some future event, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents assuming exercise, conversion or exchange at such time.

                  "GROUP TRANSFEREE" means a BSMB Transferee or an HMTF
            Transferee, as the case may be.

                  "HENRY" means C.L. "Jerry" Henry.

                  "HENRY EMPLOYMENT AGREEMENT" means that certain
            employment agreement dated ______ __, ____ by and among Henry and the Company.

                  "HENRY FAMILY MEMBER" means, to the extent provided for
            in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Henry's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or Henry) own more than 50% of the voting interests or as otherwise defined in Securities Act Form S-8.

                  "HMTF" means Hicks, Muse, Tate & Furst Incorporated, a
            Texas corporation.

                  "HMTF CONTROL GROUP" means those Persons listed in clause
            (a) of the definition of "HMTF Group".

                  "HMTF DEMAND GROUP" means any group of Holders of
            twenty-five percent (25%) of the Securities Beneficially Owned by the HMTF Group.

                  "HMTF GROUP" means (a) HMTF and its Affiliates, including
            any investment fund formed and controlled by HMTF or any Affiliate of HMTF, and its and their respective officers, directors, partners and employees (and members of their respective families and trusts for the primary benefit of such family members) and (b) its Initial Permitted Transferees.

                  "HMTF TRANSFEREE" means any member of the HMTF Group to
            which any Securities Beneficially Owned by either the BSMB Group or the HMTF Group are Transferred after the Effective Date.

                  "HOLDER" means (i) a Person listed on the signature page
            hereof, (ii) any direct or indirect transferee of any such Person who shall become a party to this Stockholders' Agreement pursuant to Section 5.1, (iii) an Initial Permitted Transferee and (iv) any Management Holder who shall become a party to this Stockholders' Agreement after the Effective Date.

                  "INFORMATION" shall have the meaning set forth in Section
            9.8.2 hereof.

                  "INITIAL PERMITTED TRANSFEREE" means any Person to whom
            any Securities Beneficially Owned by either the BSMB Group or the HMTF Group is transferred or sold after the Effective Date; provided that such Person will constitute an "Initial Permitted Transferee" under this Stockholders' Agreement only to the extent (x) such Person shall have granted to BSMB or HMTF, as applicable, an irrevocable proxy to vote such Securities and
            (y) after giving effect to such transfer or sale, the BSMB Control Group or the HMTF Control Group, as applicable, shall own more than fifty percent (50%) of the Securities Beneficially Owned by it on the Effective Date; provided further that a Person shall cease to be deemed an Initial Permitted Transferee if the irrevocable proxy referred to above ceases to be in effect, lapses or is withdrawn.

                  "INSPECTORS" shall have the meaning set forth in Section
            3.5(x) hereof.

                  "IPO NOTICE" shall have the meaning set forth in Section
            7.1.1(a) hereof.

                  "JUNIOR PREFERRED STOCK" means the Series B Convertible
            Preferred Stock, par value $.01 per share, of the Company.

                  "LEVERAGE RATIO" means the maximum total leverage
            financial covenant as set forth in Section [___] of the Credit Agreement as in effect from time to time.

                  "LIQUIDITY NOTICE" shall have the meaning provided in
            Section 7.3 hereof.

                  "MANAGEMENT HOLDER" means any of the Persons listed on
            Schedule 1.1 hereto and any other Person who becomes a party to this Stockholders' Agreement pursuant to the terms of his/her option agreement with the Company.

                  "MANAGEMENT SECURITIES" means, with respect to any
            Management Holder, (a) any Securities which are issued upon the required exercise and payment by the Management Holder of the required exercise price of any outstanding options upon termination of such Management Holder's employment with the Company and (b) any Securities of the Company or rights to receive Securities of the Company pursuant to Section 2.3(c)(1) of the Merger Agreement.

                  "MATERIAL ADVERSE EFFECT" shall have the meaning provided
            in Section 3.1.6 hereof.

                  "MERGER AGREEMENT" means that certain Merger Agreement
            dated as of June 22, 2000, among the Company, HB Finance LLC, a Delaware limited liability company and HB Merger LLC, a Delaware limited liability company ("Mergerco") pursuant to which Mergerco will merge with and into the Company (the "Merger").

                  "MOODY'S" shall have the meaning provided in Section 7.3
            hereof.

                  "NASD" shall have the meaning provided in Section 3.7
            hereof.

                  "NOMINATING HOLDER" shall have the meaning provided in
            Section 2.1.1 hereof.

                  "OFFER NOTICE" shall have the meaning provided in Section
            4.1 hereof.

                  "OFFERED SECURITIES" shall have the meaning provided in
            Section 4.1 hereof.

                  "PARTICIPATION OFFER" shall have the meaning provided in
            Section 4.3 hereof.

                  "PARTY DESIGNEE" shall have the meaning provided in
            Section 2.1.1 hereof.

                  "PERFORMANCE HURDLES" means, for any fiscal quarter, the
            time at which (a) the Leverage Ratio is less than 95% of the maximum Leverage Ratio permitted under the Credit Agreement and
            (b) the Fixed Charges Ratio is greater than 105% of the minimum Fixed Charges Ratio permitted under the Credit Agreement.

                  "PERSON" or "PERSON" means any individual, corporation,
            partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "PIK PREFERRED STOCK" means the Series A Redeemable PIK
            Preferred Stock, par value $.01 per share, of the Company.

                  "PIK DEMAND REQUEST" shall have the meaning set forth in
            Section 3.1.2(a) hereof.

                  "PIK DEMAND REGISTRATION" shall have the meaning set
            forth in Section 3.1.2(a) hereof.

                  "PIK REQUIRED FILING DATE" shall have the meaning set
            forth in Section 3.1.2(b) hereof.

                  "PIK S-3 REGISTRATION" shall have the meaning set forth
            in Section 3.1.2(c) hereof.

                  "PREEMPTIVE RIGHTS OFFER" shall have the meaning set
            forth in Section 4.1 hereof.

                  "PREEMPTIVE RIGHTS TRANSACTION" shall have the meaning
            set forth in Section 4.1 hereof.

                  "QUALIFIED HOLDER" means (a) a Holder owning five percent
            (5%) or more of the Fully-Diluted Common Stock and (b) Henry so long as he is employed by the Company or is a director of the Company.

                  "QUALIFIED IPO" means one or a series of firm commitment
            underwritten public offerings of newly issued Common Stock pursuant to a registration statement under the Securities Act where (i) the proceeds to the Company (prior to deducting any underwriters' discounts and commissions) equal or exceed One Hundred Million Dollars ($100,000,000) and (ii) following consummation of such offering or offerings, the Common Stock is listed on the New York Stock Exchange or American Stock Exchange or authorized to be traded on the Nasdaq National Market.

                  "RATING" shall have the meaning set forth in Section 7.3
            hereof.

                  "RECORDS" shall have the meaning set forth in Section
            3.5(x) hereof.

                  "REGISTRABLE SECURITIES" means Registrable Shares or PIK
            Preferred, as the case may be.

                  "REGISTRABLE SHARES" means at any time (a) the Common
            Stock owned by the Holders, whether owned on the date hereof or acquired hereafter and (b)(i) the shares of Common Stock issuable or issued upon conversion of the Junior Preferred Stock and (ii) any other shares of the Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or replacement of the Junior Preferred Stock; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or
            (ii) which have been sold pursuant to Rule 144 of the SEC under the Securities Act.

                  "REGISTRATION EXPENSES" shall have the meaning provided
            in Section 3.7 hereof.

                  "REGULATION D" means Regulation D promulgated under the
            Securities Act by the SEC.

                  "REQUESTED IPO" shall have the meaning set forth in
            Section 7.1.1(a) hereof.

                  "REQUESTING HOLDERS" shall have the meaning set forth in
            Section 3.1.7.

                  "REQUIRED FILING DATE" shall mean the PIK Required Filing
            Date or the R/S Required Filing Date, as applicable.

                  "REQUIRED HOLDERS" means Holders who then own
            beneficially more than 50% of the aggregate number of shares of Securities subject to this Stockholders' Agreement; provided however that (a) so long as the HMTF Group owns at least fifty percent (50%) of the Securities owned by it on the Effective Date and the HMTF Control Group owns a majority of the Securities at any time owned by the HMTF Group, no action permitted to be taken by the Required Holders may be taken by the Required Holders unless a majority of the Holders in the HMTF Group is included in the Required Holders and has consented to such action, and (b) so long as the BSMB Group owns at least fifty percent (50%) of the Securities owned by it on the Effective Date and the BSMB Control Group owns a majority of the Securities at any time owned by the BSMB Group, no action permitted to be taken by the Required Holders may be taken by the Required Holders unless a majority of the Holders in the BSMB Group is included in the Required Holders and has consented to such action.

                  "REQUIRED PERCENTAGE" means (a) with respect to the HMTF
            Group, twenty percent (20%), (b) with respect to the BSMB Group, ten percent (10%) and (c) with respect to the Trust, five percent (5%); provided, that if the Trust has not sold at least 20% of the Securities Beneficially Owned by it on the Effective Date, the Required Percentage with respect to the Trust from time to time shall be a percentage equal to the percentage of the Fully Diluted Common Stock then Beneficially Owned by the Trust (it being intended the dilution from new issuances of Securities will not affect the Trust under this definition unless and until Securities representing at least 20% of the Securities Beneficially Owned by it on the Effective Date have been Transferred by it).

                  "R/S DEMAND REQUEST" shall have the meaning set forth in
            Section 3.1.1(a) hereof.

                  "R/S DEMAND REGISTRATION" shall have the meaning set
            forth in Section 3.1.1(a) hereof.

                  "R/S DEMAND REQUESTING HOLDER" shall have the meaning set
            forth in Section 3.1.1(a) hereof.

                  "R/S REQUIRED FILING DATE" shall have the meaning set
            forth in Section 3.1.1(b) hereof.

                  "R/S S-3 REGISTRATION" shall have the meaning set forth
            in Section 3.1.1(c) hereof.

                  "S-3 ELIGIBILITY" shall have the meaning provided in
            Section 3.1.3 hereof.

                  "SALE OPTION" shall have the meaning set forth in Section
            7.1.2 hereof.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means the Common Stock and the
            Junior Preferred Stock.

                  "SECURITIES ACT" means the Securities Act of 1933, as
            amended, and the rules and regulations promulgated by the SEC thereunder.

                  "SELLER AFFILIATES" shall have the meaning provided in
            Section 3.8.1 hereof.

                  "SELLING HOLDER" shall have the meaning set forth in
            Section 4.3.1 hereof.

                  "SENIOR DEBT COVENANTS" means the Leverage Ratio
            and the Fixed Charges Ratio.

                  "SHELF REGISTRATION" shall have the meaning set forth in
            Section 3.3.1 hereof.

                  "SHELF REGISTRATION REQUEST" shall have the meaning set
            forth in Section 3.3.1 hereof.

                  "SHELF SHARES" shall have the meaning set forth in
            Section 3.3.1 hereof.

                  "SIGNIFICANT DRAG SALE" shall have the meaning provided
            in Section 4.2 hereof.

                  "SIGNIFICANT TAG SALE" shall have the meaning provided in
            Section 4.3 hereof.

                  "STOCKHOLDERS' AGREEMENT" means this Stockholders'
            Agreement, as such from time to time may be amended.

                  "SUBSIDIARY" of any Person means (i) a corporation a
            majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, and (ii) any other Person (other than a corporation) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                  "SUSPENSION EVENT" means the earlier to occur of (a) the
            time at which the Company reasonably expects to be in default of the Senior Debt Covenants as certified in writing to BSMB by the chief financial officer of the Company or (b) either, for any fiscal quarter, (i) the Leverage Ratio exceeds 95% of the maximum Leverage Ratio permitted under the Credit Agreement or
            (ii) the Fixed Charges Ratio is less than 105% of the minimum Fixed Charges Ratio permitted under the Credit Agreement.

                  "SUSPENSION NOTICE" shall have the meaning provided in
            Section 3.6 hereof.

                  "TAG CO-SELLER" shall have the meaning set forth in
            Section 4.3.1 hereof.

                  "TERMINATED MANAGEMENT HOLDER" shall have the meaning
            provided in Section 7.2.1(a) hereof.

                  "TRANSFER" means any disposition of any Security or any
            interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

                  "TRANSFER NOTICE" shall have the meaning provided in
            Section 5.3 hereof.

                  "TRUST" shall mean the Manville Personal Injury
            Settlement Trust, a New York Trust.

1.2   Rules of Construction.  Unless the context otherwise requires

                  (1)   a term has the meaning assigned to it;

                  (2)   "or" is not exclusive;

                  (3) words in the singular include the plural, and words in the plural include the singular;

                  (4) provisions apply to successive events and transactions; and

                  (5) "herein," "hereof" and other words of similar import
            refer to this Stockholders' Agreement as a whole and not to any particular Article, Section or other subdivision.

                                 ARTICLE 2
              MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

     2.1  Board of Directors.

          2.1.1 Board Representation. Unless otherwise increased by a majority of the Holders of the issued and outstanding Securities in accordance with the DGCL, the Board shall consist of nine (9) directors, five being appointed by the HMTF Group, two being appointed by the BSMB Group, one being appointed by the Trust (each of HMTF Group, BSMB Group and the Trust, a "Nominating Holder," and each such director so appointed, a "Party Designee") and one of whom shall be the chief executive officer of the Company. To the extent that the Board is increased as contemplated in the preceding sentence, the HMTF Group shall always (subject to Section 2.1.3) have the right to appoint a majority of the Board and, so long as the HMTF Group has the right to and does appoint a majority of such increased Board, the BSMB Group shall have the right (subject to Section 2.1.3) to appoint that percentage of the members of the increased Board (and the Board shall be further increased if reasonably required to so accomplish the desired result) that is as close as practicable to the ratio of seven (7) board members for the HMTF Group for every three (3) board members for the BSMB Group. Each Holder shall vote his or its shares of Securities at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions required by the DGCL to give effect to the agreements contained in this Stockholders' Agreement (including without limitation the election of persons designated by the Nominating Holders to be elected as directors as described in the preceding sentence) and to ensure that the certificate of incorporation of the Company and bylaws of the Company as in effect immediately following the Effective Date do not, at any time thereafter, conflict in any respect with the provisions of this Stockholders' Agreement. In order to effectuate the provisions of this
Section 2.1, each of the HMTF Group or the BSMB Group hereby agrees that when any action or vote is required to be taken by such Holder pursuant to this Stockholders' Agreement, such Holder shall use his or its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, and each Holder agrees when any action or vote is required to be taken by such Holder pursuant to this Agreement, such Holder shall execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to Section 228(a) of the DGCL if requested by the Board.
Any committee formed by the Board shall include one (1) or more representatives of the HMTF Group and the BSMB Group unless otherwise consented to by the Required Holders.

          2.1.2 Vacancies. If, prior to his or her election to the Board pursuant to Section 2.1.1 hereof, any Party Designee shall be unable or unwilling to serve as a director of the Company, the respective Nominating Holder appointing such Party Designee shall be entitled to nominate a replacement who shall then be a Party Designee for purposes of this Section
2. If, following an election to the Board pursuant to Section 2.1.1 hereof, any Party Designee shall resign, be removed (which shall occur without cause, only upon request of the Nominating Holder appointing such Party Designee, but with cause may occur upon a vote of the Required Holders), or be unable to serve for any reason prior to the expiration of his term as a director of the Company (including disability or death), the respective Nominating Holder appointing such Party Designee shall, within thirty (30) days of such event, notify the Board in writing of a replacement Party Designee, and either (i) the Holders shall vote their shares of Securities, at any regular or special meeting called for the purpose of filling positions on the Board or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of such replacement Party Designee to fill the unexpired term of the Party Designee who such new Party Designee is replacing or (ii) the Nominating Holders shall cause their respective Party Designees to elect such replacement Party Designee to fill the unexpired term of the Party Designee who such new Party Designee is replacing. If a Nominating Holder requests that their Party Designee be removed as a Director (with or without cause) by written notice thereof to the Company, then the Company shall take all actions necessary to effect, and each of the Holders shall vote all its or his capital stock in favor of, such removal upon such request (or, if applicable, provide a written consent).

          2.1.3 Termination of Rights. The right of a Nominating Holder to appoint directors under Section 2.1.1, but not the obligation of such Nominating Holder to vote its shares of Securities as provided herein, shall terminate at the time at which such Nominating Holder ceases to own its respective Required Percentage of the Fully-Diluted Common Stock; provided that to the extent the HMTF Group's rights under Section 2.1.1 terminate as provided in this Section 2.1.3, the HMTF Group shall have the right to appoint the number of directors equal to the greater of (x) the number of directors which may be appointed by the BSMB Group pursuant to
Section 2.1.1 and (y) the number of directors calculated in accordance with the following formula: an amount (which shall be rounded up to the next whole number if such amount is not a whole number) equal to (I) the percentage of Fully-Diluted Common Stock Beneficially Owned by the HMTF Group multiplied by (II) the number of directors that exist immediately prior to the occurrence of such event which may be appointed to the Board pursuant to Section 2.1.1, rounded to the nearest whole number.

          2.1.4 Costs and Expenses. The Company will pay all reasonable out-of-pocket expenses incurred by the Party Designees in connection with their participation in meetings of the Board (and committees thereof) and the Boards of Directors (and committees thereof) of the Subsidiaries of the Company.

          2.2 Other Activities of the Holders; Fiduciary Duties. It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Stockholders' Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Stockholders' Agreement, express or implied, shall relieve any officer or director of the Company of any fiduciary or other duties or obligations they may have to the Company's stockholders.

          2.3 Request for Sale of Company by HMTF. Notwithstanding anything to the contrary contained in this Stockholders' Agreement but subject to
Section 8.2, at any time after the Effective Date, HMTF may give written notice to the Company and the Holders requiring a sale of the Company. Such sale may be effected pursuant to a stock or asset disposition, as determined by HMTF in its sole discretion. To the extent necessary in order to consummate such sale, each Holder hereby agrees to vote all of its or his capital stock in favor of such sale upon the request of HMTF. Notwithstanding anything to the contrary contained herein, each of the Holders shall receive the same consideration for each of the Securities it then Beneficially Owns as the HMTF Group in such sale. If such sale is to be consummated pursuant to a stock purchase, all Holders selling pursuant to this Section 2.3 shall be treated identically with the Securities being sold by the HMTF Group in all respects; provided, that no Holder other than the Holders in the HMTF Group shall be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) such Holder's ownership of his or its Securities to be Transferred free and clear of all liens, claims and encumbrances other than those arising hereunder, (ii) such Holder's power and authority to effect such Transfer, and (iii) such matters pertaining to compliance with securities laws as the purchaser may reasonably require. No Holder not in the HMTF Group shall be required to agree to any matter other than the foregoing representations and warranties and transfer of its Securities. Any indemnity obligations of the Holders other than the HMTF Group arising under the definitive documentation for such sale shall be several and shall relate solely to the representations and warranties described above and shall be in proportion to and in an amount no greater than the consideration received by such Holder in such sale. In no event shall any Holder be required to sell any securities if the sale thereof would be in violation of any law, rule, regulation, statute or order of any governmental entity.

                                 ARTICLE 3
                            REGISTRATION RIGHTS

     3.1  Demand Registration.

          3.1.1   Request for Registration of Registrable Shares.

                  (a) At any time after one hundred eighty (180) days after the consummation of a Qualified IPO, either the HMTF Demand Group, on behalf of the HMTF Group, the BSMB Demand Group, on behalf of the BSMB Group, or the Trust (each, an "R/S Demand Requesting Holder") may request the Company, in writing (an
          "R/S Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable
          Shares which, in the aggregate, have an offering value of at least Twenty-Five Million Dollars ($25,000,000) or, if less, all of their Registrable Shares (an "R/S Demand Registration").

                  (b) Each R/S Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 3.1.8, the Company shall file the R/S Demand Registration as promptly as practicable but in no event later than ninety (90) days after receiving an R/S Demand Request (the "R/S Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company need effect only (i) five (5) R/S Demand Registrations pursuant to an R/S Demand Request made by the HMTF Demand Group, (ii) only three (3) R/S Demand Registrations pursuant to an R/S Demand Request made by the BSMB Demand Group, and (iii) only one (1) R/S Demand Registration pursuant to an R/S Demand Request made by the Trust; provided, further, that if more than twenty percent (20%) of any Registrable Shares requested to be registered pursuant to an R/S Demand Request made under paragraph (a) of this Section 3.1.1 are excluded from the applicable R/S Demand Registration pursuant to Section 3.1.6 below, the R/S Demand Requesting Holder or R/S Demand Requesting Holders shall have the right, with respect to each such exclusion, to request one (1) additional R/S Demand Registration under such paragraph (a).

                  (c) Notwithstanding paragraph (b) of this Section 3.1.1, in the event that the Company shall be eligible to effect a registration under the Securities Act using Form S-3 (or other comparable short-form registration statement) ("S-3 Eligibility"), (i) any Qualified Holder shall be entitled to request an unlimited number of R/S Demand Registrations of such Registrable Shares on Form S-3 (or other comparable short-form registration statement) (an "R/S S-3 Registration"), and (ii) the Company shall be required to use its commercially reasonable efforts to effect such R/S S-3 Registrations, and such R/S S-3 Registrations shall not be considered an R/S
          Demand Registration for purposes of the limits on the number of R/S Demand Registrations contained in such paragraph (b) nor be subject to the $25,000,000 threshold set forth in paragraph (a) of this Section 3.1.1, but all such requests shall be considered R/S Demand Requests for other purposes under this
          Article III.

          3.1.2 Request for Registration of PIK Preferred.

                  (a) At any time after the Effective Date, the Trust may request the Company, in writing (a "PIK Demand Request"), to effect the registration under the Securities Act of all or part of its shares of PIK Preferred which, in the aggregate, have an offering value of at least Twenty-Five Million Dollars ($25,000,000) (a "PIK Demand Registration").

                  (b) Each PIK Demand Request shall specify the number of shares of PIK Preferred proposed to be sold. Subject to Section 3.1.8, the Company shall file the PIK Demand Registration as promptly as practicable but in no event later than ninety (90) days after receiving a PIK Demand Request (the "PIK Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company need effect only four (4) PIK Demand Registrations pursuant to PIK Demand Requests made by the Trust; provided, further, that if more than twenty percent (20%) of any shares of PIK Preferred requested to be registered pursuant to a PIK Demand Request made under paragraph (a) of this Section 3.1.2 are excluded from the applicable PIK Demand Registration pursuant to Section 3.1.6 below, the Trust shall have the right, with respect to each such exclusion, to request one (1) additional PIK Demand Registration under such paragraph (a).

                  (c) Notwithstanding paragraph (b) of this Section 3.1.2, in the event that the Company has S-3 Eligibility, (i) the Trust shall be entitled to request an unlimited number of PIK Demand Registrations of shares of PIK Preferred on Form S-3 (or other comparable short-form registration statement) (an "PIK
          S-3 Registration"), and (ii) the Company shall be required to use its commercially reasonable efforts to effect such PIK S-3 Registrations, and such PIK S-3 Registrations shall not be considered a PIK Demand Registration for purposes of the limits on the number of PIK Demand Registrations contained in such paragraph (b) nor be subject to the $25,000,000 threshold set forth in paragraph (a) of this Section 3.1.2, but all such requests shall be considered PIK Demand Requests for other purposes under this Article III.

          3.1.3 Company S-3 Obligation. The Company agrees to use all reasonable efforts to make all required filings with the SEC that are within the Company's control so as to maintain its S-3 Eligibility.

          3.1.4 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Securities and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

          3.1.5 Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering if so requested by the Requesting Holders. The Requesting Holders of a majority of the Registrable Securities to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

          3.1.6 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or completion of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that the amount of Registrable Securities proposed to be included in such Demand Registration by the Requesting Holders is sufficiently large to cause a Material Adverse Effect (whether or not a Person other than a Requesting Holder has requested registration), the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities in each class Beneficially Owned by each such Requesting Holder. No Holder may participate in any registration statement hereunder unless such Holder (x) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of his or its Registrable Securities to be sold or Transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such Transfer, and (iii) such matters pertaining to compliance with federal and state securities laws as may be reasonably requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, and the liability of each such Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration.

          3.1.7 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within twenty (20) days after their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1.

          3.1.8 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than one hundred eighty (180) days after the Required Filing Date (or, if longer, one hundred eighty (180) days after the effective date of the registration statement contemplated by clause
(ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would, in the reasonable judgment of the Company, be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders, or
(ii) prior to receiving the Demand Request, the Board had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.8 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.8, the Company shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this
Section 3.1.8 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Securities Beneficially Owned by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.8 only once.

     3.2  Piggyback Registrations.

          3.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities at any time after a Qualified IPO (other than pursuant to an Excluded Registration or a Demand Request) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than thirty (30) days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section 3.2.2 hereof. Each Holder other than a Management Holder (including Henry until such time as he ceases to be employed by the Company), and, to the extent permitted by the underwriter, each Management Holder, who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within twenty (20) days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 3.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 3.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

          3.2.2 Priority on Registrations. If the managing underwriter advises the Company in writing that the number of equity securities requested to be included in a registration for which rights have been requested pursuant to Section 3.2 by all Persons (including the Company) exceeds the number of shares which can be sold in such offering without causing a Material Adverse Effect, the Company will be obligated to include in such registration only (i) first, any and all equity securities for sale by the Company, (ii) second, to the extent of any remaining Registrable Shares which may be sold in such offering without causing a Material Adverse Effect, each other Holder shall be entitled to include any and all Registrable Shares Beneficially Owned by such Holder in the registration (pro rata based on the total number of such Registrable Shares Beneficially Owned by each such Holder), and (iii) third, to the extent of any remaining equity securities which the Company is advised may be sold in such offering without causing a Material Adverse Effect, pro rata among any other Persons holding equity securities requested to be included pursuant to any other registration rights that may have been, or may hereafter be, granted by the Company (on the basis of the total number of equity securities that each holder thereof Beneficially Owns) on the basis of the number of equity securities of the Company Beneficially Owned by such Person. If as a result of the provisions of this Section 3.2.2 any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement. No Holder may participate in any registration statement hereunder unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to such Person's compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, and the liability of each such Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration.

     3.3  Shelf Registration.

          3.3.1 Obligation to File. At any time after one hundred eighty
(180) days after the consummation of a Qualified IPO, either the HMTF Demand Group, on behalf of the HMTF Group, or the BSMB Demand Group, on behalf of the BSMB Group, may request (the "Shelf Registration Request") the Company to file with the SEC, as soon as practicable, a registration statement for a resale offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act covering all of the Registrable Shares Beneficially Owned by the HMTF Group or the BSMB Group, as the case may be (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of all Registrable Shares Beneficially Owned by the HMTF Group and the BSMB Group for resale (the "Shelf Shares") by the Holders of such Shelf Shares in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its commercially reasonable efforts to cause the Shelf Registration to be declared effective pursuant to the Securities Act as promptly as reasonably practicable following the filing thereof, but in no event later than the 180th day after the Shelf Registration Request, and to keep the Shelf Registration continuously effective under the Securities Act for a one (1) year period following the date of the effectiveness of such Shelf Registration, or such shorter period ending when either (1) all Shelf Shares covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or pursuant to Rule 144 promulgated under the Securities Act or (2) there cease to be outstanding any Shelf Shares (the "Effectiveness Period"). Notwithstanding anything to the contrary contained herein, at such time as (a) the HMTF Control Group ceases to own a majority of the Securities owned by the HMTF Group, it shall no longer be permitted to make a Shelf Registration Request under this Section 3.3.1 and (b) the BSMB Control Group ceases to own a majority of the Securities owned by the BSMB Group, it shall no longer be permitted to make a Shelf Registration Request pursuant to this Section 3.3.1.

          3.3.2 Maintenance of Effectiveness. The Company shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective for the Effectiveness Period, by supplementing and amending the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act or if reasonably requested by Holders of Shelf Shares covered by such registration statement or by any underwriter of such Shelf Shares.

          3.3.3 Certain Limitations on Sales. Notwithstanding anything to the contrary in Section 3.3.1 or Section 3.3.2 hereof, the Company may, by delivering written notice to the Holders of Shelf Shares, prohibit offers and sales of Shelf Shares pursuant to the Shelf Registration until a date not later than ninety (90) days after the date of such notice if (i) the Company or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would, in the reasonable judgment of the Company, be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders (provided, however, that upon the public disclosure by the Company of the negotiations or business activities described above, the suspension of the use of the Shelf Registration pursuant to this Section 3.3.3 shall cease and the Company shall promptly notify Holders that dispositions of Shelf Shares may be resumed) or (ii) the Company is required to file a post effective amendment to such Shelf Registration. In no event may the Company prohibit offers and sales of Shelf Shares pursuant to the Shelf Registration (i) for a period of more than ninety (90) days following the delivery by the Company of the notice provided for in the first sentence of this Section 3.3.3 or, (ii) more than twice in any 12-month period.

          3.4 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company, and the Holders agree (and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Securities or Common Stock Equivalents during the ten (10) business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed one hundred eighty (180) days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

          3.5 Registration Procedures. Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Stockholders' Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will in addition to the other requirements set forth in this Article III as promptly as practicable:

                    (i) prepare and file with the SEC a registration
               statement on Form S-3 or any appropriate form under the Securities Act, together with a prospectus, to be used in connection therewith, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;

                    (ii) prepare and file with the SEC such amendments,
               post-effective amendments, and supplements to such registration statement and the prospectus included therein as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty
               (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) or, in the case of a Shelf Registration, for the period specified in Section 3.3.2, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                    (iii) furnish to each seller of Registrable Securities
               and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus to be used in connection therewith (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 3.6 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

                    (iv) use its commercially reasonable efforts to
               register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Securities may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of such Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

                    (v) promptly notify each seller and each underwriter
               and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement of a material fact made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (vi) make generally available to the Company's
               securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise is in accordance with the definitions set forth in Rule 158 under the Securities Act;

                    (vii) if requested by the managing underwriter or any
               seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of such underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                    (viii) as promptly as reasonably practicable after
               filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

                    (ix) cooperate with the sellers and the managing
               underwriter, if applicable, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter, if applicable, or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                    (x) promptly make available after a request therefor,
               for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, if applicable, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                    (xi) furnish to each seller and underwriter, if
               applicable, a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) in the case of a "firm commitment" underwritten offering, a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

                    (xii) cause the Registrable Securities included in any
               registration statement to be (A) listed on each securities exchange, if any, on which the same class of securities of the Company are then listed, or (B) , if not listed on a national securities exchange, authorized to be quoted and/or listed for trading (to the extent applicable) on the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System or the Nasdaq National Market if the Registrable Securities so qualify;

                    (xiii) provide a CUSIP number for the Registrable
               Securities included in any registration statement not later than the effective date of such registration statement;

                    (xiv) cooperate with each seller and each underwriter,
               if applicable, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                    (xv) during the period when the prospectus is required
               to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                    (xvi) notify each seller of Registrable Securities
               promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                    (xvii) prepare and file with the SEC promptly any
               amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, if applicable, is required in connection with the distribution of the Registrable Securities;

                    (xviii) in the case of a "firm commitment" underwritten
               offering, enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

                    (xix) advise each seller of such Registrable
               Securities, as promptly as reasonably practicable after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     3.6 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3.5(v)(C) such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 3.5(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

     3.7 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 3 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities), messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Securities being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel (except as provided above), accountants, or other persons retained or employed by the Holders.

     3.8  Indemnification.

          3.8.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, trustees and directors and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such seller and any agent or investment advisor thereof (collectively, the "Seller Affiliates")
(A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by Section 3.8.3) based upon, arising out of, related to or resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (B) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 3.8.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          3.8.2 In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who Controls the Company against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 3.8.3) based upon, arising out of, related to, or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

          3.8.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person unless the indemnifying party is materially prejudiced thereby) and (B) unless in such indemnified party's reasonable judgment after advice from independent counsel a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, and the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim or failed to employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party with respect to the claim or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

          3.8.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.8.1 or Section 3.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.8.4 were determined by pro rata allocation (even if the sellers or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 3.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 3.8.3, defending any such action or claim. Notwithstanding the provisions of this
Section 3.8.4, no seller shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such seller with respect to the sale of any Registrable Securities exceeds the amount of damages which such seller has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers' obligations in this Section 3.8.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

            If indemnification is available under this Section 3.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 3.8.1 and Section 3.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 3.8.2.

          3.8.5 The indemnification and contribution provided for under this Stockholders' Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                                 ARTICLE 4
                          TRANSFERS OF SECURITIES

     4.1  Preemptive Rights.

          4.1.1 Rights to Participate in Future Sales. In case the Company proposes to issue or sell (a) any shares of Common Stock or Common Stock Equivalents to any Person, or (b) any other security of the Company to any one or more members of the BSMB Control Group or the HMTF Control Group (the "Offered Securities"), the Company shall, no later than thirty (30) days prior to the consummation of such transaction (a "Preemptive Rights Transaction"), give notice in writing of such Preemptive Rights Transaction (the "Offer Notice") to each Qualified Holder. The Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the "Preemptive Rights Offer") to sell to each Qualified Holder who certifies (to the reasonable satisfaction of the Company) that such Qualified Holder is an Accredited Investor (an "Accredited Offeree"), at the same price and for the same consideration to be paid by the proposed purchaser, all or part of such Accredited Offeree's pro rata portion of the Offered Securities (which shall be the percentage ownership of the Fully-Diluted Common Stock Beneficially Owned by such Qualified Holder, excluding, for the purposes of such calculation, any shares of Common Stock issuable upon exercise of any Common Stock Equivalents granted pursuant to any employee, officer or director benefit plan or arrangement multiplied by the number of Offered Securities to be issued, and the number of Offered Securities to be sold to the prospective purchaser shall be reduced by the number of Offered Securities agreed to be purchased by each Qualified Holder pursuant to this Section 4.1.1). If any such Qualified Holder fails to accept such offer by written notice thirty
(30) days after its receipt of the Offer Notice, the Company may proceed with the proposed issue or sale of the Offered Securities, free of any right on the part of such Qualified Holder under this Section 4.1.1 in respect thereof. In the event any Subsidiary of the Company proposes to issue or sell any security of such Subsidiary to any Holder or its Affiliates, the Company shall use its reasonable best efforts to cause such Subsidiary to offer pre-emptive rights with respect to such security to the other Qualified Holders on terms and conditions substantially similar to those contained in this Section 4.1.1.

          4.1.2 Exceptions to Preemptive Rights. This Section 4.1 shall not apply to (i) issuances or sales of Common Stock or Common Stock Equivalents to employees, officers, and/or directors of the Company and/or any of its Subsidiaries pursuant to employee benefit or similar plans or arrangements of the Company and/or its Subsidiaries, (ii) issuances or sales of Common Stock or Common Stock Equivalents upon exercise of any Common Stock Equivalent, (iii) securities distributed or set aside ratably to all holders of Common Stock and Common Stock Equivalents (or any class or series thereof) on a per share equivalent basis, (iv) issuances or sales of Common Stock or Common Stock Equivalents pursuant to a registered underwritten public offering or issuances in, a merger of the Company or a Subsidiary of the Company into or with another entity or an acquisition by the Company or a Subsidiary of the Company of another business or corporation or (v) the issuance of the Securities in the Merger. In the event of any issuances or sales of Common Stock or Common Stock Equivalents as a unit with any other security of the Company or its Subsidiaries, the preemptive rights under this Section 4.1 shall be applicable to the entire unit rather than only the Common Stock or Common Stock Equivalent included in the unit.

     4.2  Drag Along Rights.

          4.2.1 Applicability. In connection with any Transfer by members of the HMTF Group of shares of Securities representing more than seventy-five percent (75%) of the shares of Securities then Beneficially Owned by the HMTF Group (a "Significant Drag Sale"), the HMTF Group shall have the right to require all, but not less than all of the non-selling Holders (each, a "Co-Seller") to Transfer a portion of its Securities which represents the same percentage of the Fully Diluted Common Stock Beneficially Owned by such Co-Seller as the shares being disposed of by the HMTF Group represent of the Fully Diluted Common Stock Beneficially Owned by the HMTF Group. (For example, if the HMTF Group is selling seventy-five percent (75%) of their Fully Diluted Common Stock position, each Co-Seller shall be required to sell seventy-five percent (75%) of its Fully Diluted Common Stock position.) All Securities Transferred by Holders pursuant to this Section 4.2 shall be sold for the same consideration, and otherwise treated identically with the Securities being sold by the HMTF Group in all respects; provided, that (x) the Co-Seller shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) such Co-Seller's ownership of his or its Securities to be Transferred free and clear of all liens, claims and encumbrances, other than those arising hereunder, (ii) such Co-Seller's power and authority to effect such Transfer, and (iii) such matters pertaining to compliance with securities laws as the Transferee may reasonably require and (y) any indemnity obligations of such Co-Seller arising under the definitive documentation for such Transfer shall be several, and shall relate solely to the representations and warranties described above and shall be in an amount no greater than the consideration received by the Co-Seller in such sale. No Co-Seller shall be required to agree to any other matter other than the foregoing representations and warranties and Transfer of its Securities. In no event shall any Co-Seller be required to sell any Securities if the sale thereof would be in violation of any law, rule, regulation, statute or order of any governmental entity.

          4.2.2 Notice of Significant Drag Sale. HMTF, on behalf of the HMTF Group, shall give each Co-Seller at least thirty (30) days' prior written notice of any Significant Drag Sale as to which the HMTF Group intends to exercise its rights under Section 4.2. If the HMTF Group elects to exercise its rights under Section 4.2, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the HMTF Group in connection with consummating the Significant Drag Sale (including, without limitation, the voting of any Securities or other voting capital stock of the Company to approve such Significant Drag Sale). At the closing of such Significant Drag Sale, each Co-Seller shall deliver certificates for all shares of Securities to be sold by such Co-Seller, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

     4.3  Tag Along Rights.

          4.3.1 Applicability. In the event that any Holder alone or together with its Affiliates including in the case of HMTF Group, all members of the HMTF Group, and, in the case of BSMB Group, all members of the BSMB Group (the "Selling Holder") desires to directly or indirectly effect a sale of shares of Securities representing five percent (5%) of the shares of the Fully-Diluted Common Stock in one or a series of transactions (a "Significant Tag Sale"), and, in the case of the HMTF Group, if applicable, it does not elect to exercise its rights (if any) under Section
4.2 hereof, then at least thirty (30) days prior to the closing of such Significant Tag Sale, the Selling Holder shall make an offer (the "Participation Offer") to each Holder (a "Tag Co-Seller") to include in the proposed Significant Tag Sale a portion of its Securities which represents the same percentage of such Tag Co-Seller's Fully-Diluted Common Stock as the shares being sold by the Selling Holder represent of its Fully-Diluted Common Stock; provided that, if the consideration to be received by the Selling Holder includes any securities, only Tag Co-Sellers who have certified to the reasonable satisfaction of the Selling Holder that they are Accredited Investors shall be entitled to participate in such transfer, unless the transferee consents otherwise. No Holder shall include terms in a Significant Tag Sale deliberately included for the sole purpose of excluding a Tag Co-Seller's participation in such Significant Tag Sale.

          4.3.2 Terms of Participation Offer. The Participation Offer shall describe the terms and conditions of the proposed Significant Tag Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the Transferee named therein, and (ii) each Tag Co-Seller's execution and delivery of all agreements and other documents as the Selling Holder is required to execute and deliver in connection with such Significant Tag Sale (provided that the Tag Co-Seller shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (A) such Tag Co-Seller's ownership of his or its Securities to be Transferred free and clear of all liens, claims, and encumbrances, (B) such Tag Co-Seller's power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Tag Co-Seller shall accept the Participation Offer, the Selling Holder shall reduce, to the extent necessary, the number of Securities it otherwise would have sold in the proposed transfer so as to permit those Tag Co-Sellers who have accepted the Participation Offer to sell the number of Securities that they are entitled to sell under this
Section 4.3, and the Selling Holder and such Tag Co-Sellers shall transfer the number of Securities specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

          4.4 Certain Events Not Deemed Transfers. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person constitute a Significant Drag Sale of shares of Securities by the HMTF Group for purposes of Section 4.2 or a Significant Tag Sale of shares of Securities by any Holder for purposes of Section 4.3. In addition, Sections
4.2 and 4.3 hereof shall not apply to any Transfer of shares of Securities
(a) solely among members of the HMTF Group and/or the BSMB Group, (b) by the BSMB Group or the HMTF Group to an Initial Permitted Transferee as long as the BSMB Group or the HMTF Group, as the case maybe, agrees with any Holder which would otherwise participate in such Significant Tag Sale that it shall not permit the irrevocable proxy granted by the Initial Permitted Transferee to be directly or indirectly exercised by any other Person and that such proxy shall remain in force, or (c) by Henry to a Henry Family Member (i) by will or the laws of descent and distribution or (ii) by gift without consideration of any kind (a "Family Transfer").

          4.5 Transfer and Exchange. When Securities are presented to the Company with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements of this Stockholders' Agreement for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          4.6 Replacement Securities. If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed, or wrongfully taken.

          4.7 Concurrent Transfer of Securities. A Transfer of Common Stock may only be made by a Holder if such Holder Transfers a percentage of the Junior Preferred Stock Beneficially Owned by such Holder to the same Transferee in such transaction equal to the percentage of Common Stock Beneficially Owned by such Holder being Transferred.

                                 ARTICLE 5
                          LIMITATION ON TRANSFERS

          5.1 Restrictions on Transfer. The Securities shall not be Transferred or otherwise conveyed, assigned or hypothecated before satisfaction of (i) the conditions specified in Section 5.1, Section 5.2, and Section 5.3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Security and (ii) if applicable, Article 4 hereof. Any purported Transfer in violation of this Article 5 and/or, if applicable, Article 4 hereof shall be void ab initio and of no force or effect. Other than Transfers subject to Sections 4.2 or 4.3 hereof and other than Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act otherwise permitted hereunder, each Holder will cause any proposed Transferee (including any Initial Permitted Transferee, Henry Family Member or Group Transferee) of any Security Beneficially Owned by it (other than a Group Transferee) to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Stockholders' Agreement, and to execute and deliver to the Company an Instrument of Accession in the form of Exhibit A hereto.

     5.2  Restrictive Legends.

          5.2.1 Securities Act Legend. Except as otherwise provided in
Section 5.4 hereof, each Security Beneficially Owned by a Holder, and each Security issued to any subsequent Transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

          5.2.2 Other Legends. Except as otherwise permitted by the last sentence of Section 5.1, each Security issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

            THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS' AGREEMENT DATED AS OF _______________, ____, A COPY OF WHICH MAY BE OBTAINED FROM JOHNS MANVILLE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

          5.3 Notice of Proposed Transfers. Other than with respect to a Transfer to (a) an Initial Permitted Transferee, (b) a Henry Family Member,
(c) a Group Transferee or (d) in accordance with Article 3, prior to any Transfer or attempted Transfer of any Security, the Holder of such Security shall (i) give at least ten (10) days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, and (ii) either (A) provide to the Company an opinion reasonably satisfactory to the Company from counsel who shall be reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Transfer of such Security may be effected without registration under the Securities Act, or (B) unless the Securities to be Transferred are registered under the Exchange Act certify to the Company that the Holder reasonably believes the proposed transferee is a "qualified institutional buyer" and that such Holder has taken reasonable steps to make the proposed transferee aware that such Holder may rely on Rule 144A under the Securities Act in effecting such Transfer. After receipt of the Transfer Notice and opinion (if required), the Company shall, within five (5) days thereof, so notify the Holder of such Security and such Holder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice. Each Security issued upon such Transfer shall bear the restrictive legend set forth in
Section 5.2.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder of the Security giving the Transfer Notice shall not be entitled to Transfer such Security until receipt of the notice from the Company under this Section 5.3. Prior to a Transfer of any Security to (x) an Initial Permitted Transferee or (y) a Henry Family Member pursuant to a Family Transfer, the Holder of such Security shall certify to the Company that the Holder reasonably believes such Initial Permitted Transferee or Henry Family Member, as the case may be, is an Accredited Investor. In addition, notwithstanding anything to the contrary contained herein, any Transfer to a Group Transferee may be made without the necessity of satisfaction of the conditions set forth in this Section 5.3 (other than the condition contained in the third sentence of this Section 5.3).

          5.4 Termination of Certain Restrictions. Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by Section
5.2.1 upon the transferability of the Securities and the legend requirements of Section 5.2.1 shall terminate as to any Security (i) when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Security may be freely transferred at any time without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 5.2.1 shall terminate as to any Security, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Security not bearing the restrictive legend set forth in Section 5.2.1.

                                 ARTICLE 6
                    CERTAIN STOCKHOLDER APPROVAL MATTERS


          6.1 Transactions Requiring Affirmative Vote of the Required Holders. The following actions may not be taken by the Company without the affirmative vote of the Required Holders (which vote shall not be unreasonably withheld):

            (a) engaging in any business substantially different from or unrelated to the Company's present business;

            (b) other than in connection with a sale of the Company (whether as an asset or stock transaction, whether pursuant to Section 2.3, Section 4.2 or otherwise), (i) disposing of a material portion of its assets or properties or (ii) acquiring amounts material to it of assets, properties or capital stock from another Person, including, without limitation, by way of merger, consolidation, stock purchase, asset purchase or otherwise;

            (c) approving the Annual Budget of the Company or taking any action which is materially inconsistent with the approved Annual Budget;

            (d) issuing options or other consideration to members of the Board or the Boards of Directors of any of its Subsidiaries;

            (e) entering into any transaction with an Affiliate of the Company or causing a Subsidiary of the Company to enter into a transaction with an Affiliate of the Company, other than (i) issuances of Offered Securities contemplated by Section 4.1.1,
            (ii) the payment of reasonable and customary fees and reimbursement of expenses payable to the directors of the Company, (iii) the payment to HMTF and BSMB or their respective Affiliates of fees and expenses pursuant to a monitoring and oversight agreement and a financial advisory agreement approved by the Board and (iv) employment arrangements with respect to the procurement of services of officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith; or

            (f) replacing the chief executive officer, chief financial officer or president of the Company (items (a) through (f) of this Section 6.1 are referred to herein as the "Special Stockholder Voting Rights").

     6.2  Suspension and Termination of Special Stockholder Voting Rights.

          6.2.1 At the time a Suspension Event occurs, the Special Stockholder Voting Rights granted to the Holders under Section 6.1 (other than clause (e) thereof) shall be suspended. Such Special Stockholder Voting Rights shall be reinstated (as to any action of the Company thereafter being proposed) at the earlier of the time at which the Company
(a) achieves the Performance Hurdles or (b) no longer reasonably believes it will be in default of the Senior Debt Covenants, as certified in writing to HMTF by the chief financial officer of the Company.

          6.2.2 The Special Stockholder Voting Rights shall terminate at the time that either (i) each of the BSMB Group and the HMTF Group ceases to own at least fifty percent (50%) of the Securities each owned on the Effective Date or (ii) each of the BSMB Control Group and the HMTF Control Group ceases to own at least a majority of the Securities owned by each of the HMTF Group and the BSMB Group, respectively.

                                 ARTICLE 7
                    CERTAIN IPO RIGHTS AND SALE RIGHTS;
                       COMPANY CALL; COMPANY COVENANT


     7.1  IPO Rights; Sale Rights;.

          7.1.1 IPO Rights.

          (a) If a Qualified IPO does not occur by the fifth (5th) anniversary of the Effective Date, BSMB shall have the right to request a Qualified IPO (the "Requested IPO") by delivering a written notice (the "IPO Notice") to the Company and HMTF requesting that the Company effect a Qualified IPO and, subject to Section 7.1.2, the Company shall use commercially reasonable efforts to effect the Requested IPO as soon as practicable thereafter.

          (b) The right of BSMB to require a Qualified IPO pursuant to this
     Section 7.1.1 shall terminate at the earlier to occur of (i) the time at which the Holders comprising the BSMB Group have transferred more than twenty-five percent (25%) of the Securities Beneficially Owned by them on the Effective Date or (ii) the time at which the BSMB Control Group shall cease to own a majority of the Securities at any time owned by the BSMB Group.

          7.1.2 Sale Rights. In the event BSMB has exercised its right to request a Qualified IPO under Section 7.1.1, HMTF shall have the right to cause the Company to hire a nationally recognized investment bank for the purpose of marketing the Company for sale (the "Sale Option"), but the Company shall not be required to effect the Requested IPO until the time at which the Sale Option terminates as contemplated in the proviso to the following sentence. If HMTF elects to exercise the Sale Option, HMTF shall deliver a notice to BSMB, within thirty (30) days following the delivery of the IPO Notice to HMTF by BSMB, indicating its intent to exercise the Sale Option and the Company shall thereafter use its reasonable best efforts to sell all of the equity securities or all or substantially all of the assets of the Company (including by way of merger or consolidation); provided that in the event a definitive agreement for the sale of the Company is not entered into within six (6) months after delivery of the notice of Sale Option by HMTF to BSMB, under this Section 7.1.2, the right of the Company to exercise the Sale Option shall terminate and BSMB shall thereafter have the right to require the Company to effect a Qualified IPO in accordance with the terms of Section 7.1.1.

     7.2  Company Call; Purchase Price.

          7.2.1 Company Call

          (a) If any Management Holder (other than Henry) (i) voluntarily terminates his employment with the Company, (ii) has his employment terminated at any time by the Company for Cause (as defined in such Management Holder's employment agreement), (iii) voluntarily terminates his employment with the Company and executes and delivers to the Company a non-compete agreement (A) in form and substance substantially similar to the non-compete provisions set forth in such Management Holder's employment agreement (without giving effect to any change of control provision contained therein) or (B) if such Management Holder's employment agreement does not contain such non-compete provisions, in form and substance satisfactory to the Company or (iv) is terminated by the Company without Cause (in each case, a "Terminated Management Holder"), then the Company will have the option to purchase (the "Company Call"), and if the Company Call is exercised by the Company, such Management Holder shall sell to the Company, all or any portion (at the Company's option) of the shares of Common Stock and Management Securities Beneficially Owned by such Management Holder. For purposes of this Section 7.2.1(a), termination of any Management Holder's employment with the Company as the result of such Management Holder's death or permanent disability (as defined in the Company's Board of Director-approved disability policy, as in effect from time to time) shall be deemed to constitute termination of such Management Holder's employment by the Company without Cause.

          (b) If Henry (i) voluntarily terminates his employment with the Company prior to the second anniversary of the Effective Date, or (ii) has his employment terminated at any time by the Company for Cause (as defined in the Henry Employment Agreement), then the Company will have a Company Call, and if the Company Call is exercised by the Company, Henry (and any Henry Family Member to whom Henry has transferred Securities pursuant to a Family Transfer) shall sell to the Company, all or any portion (at the Company's option) of the shares of Common Stock and Management Securities Beneficially Owned by Henry and all such Henry Family Members.

          (c) The Company shall give notice in writing to the Terminated Management Holder or Henry, as the case may be, of the exercise of the Company Call within one hundred eighty (180) days from the date of the termination of the Terminated Management Holder's or Henry's employment, as applicable. If no notice is given within the time limit specified above, the Company Call shall terminate.

     7.2.2 Purchase Price

          (a) In the case of any exercise by the Company of the Company Call following termination of employment described in either clause of
     (a) or (b) of Section 7.2.1, the purchase price payable by the Company for the Common Stock and the Management Securities being purchased will be a cash amount equal to the Fair Market Value of such Common Stock and Management Securities. For purposes of this Section 7.2.2, "Fair Market Value" means the fair market value of the Common Stock and Management Securities as determined by the Board in good faith as of the date of such exercise of the Company Call.

          (b) The closing of a purchase under this Section 7.2.2 shall take place at the Company's principal executive offices within thirty (30) days after the purchase price has been determined in accordance with clause (a) above. At such closing, the Management Holder shall deliver to the Company the certificates or instruments evidencing the Common Stock and Management Securities being purchased (free of all liens, claims and encumbrances), duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by the Company.

          7.3 Trust Liquidity Right. If, prior to the consummation of a Qualified IPO, the most junior publicly traded debt security of the Company is unconditionally rated (the "Rating") BBB- or higher by Standard & Poor's Rating Group ("S&P") or Baa3 or higher by Moody's Investors Services, Inc. ("Moody's"), the Trust may deliver a notice to HMTF and BSMB (the "Liquidity Notice") requiring HMTF and BSMB for period of twelve (12) months after delivery of the Liquidity Notice to use commercially reasonable efforts to assist the Trust in consummating a Transfer of all of its Securities to Person. The obligation of BSMB and HMTF under this
Section 7.3 shall automatically terminate upon the expiration of such twelve-month period. At any time during such twelve-month period that the Rating has been placed under review or withdrawn by S&P or Moody's, as the case may be, the Liquidity Notice shall be deemed to have been automatically withdrawn by the Trust.

          7.4 Company Covenant. The Company agrees to use all reasonable efforts to cause each Person who is obligated to become a party to this Stockholders' Agreement after the Effective Date pursuant to the terms of his/her option agreement to execute and deliver to the Company an Instrument of Accession in the form of Exhibit A hereto.

                                 ARTICLE 8
                                TERMINATION

     8.1  Termination.

          (a) The provisions of this Stockholders' Agreement shall terminate on the tenth (10th) anniversary of the Effective Date; provided, however, that Sections 2.1, 2.3, 4.1, 4.2, 4.3, 4.4, 4.7,
     Article 5 (other than Sections 5.2 and 5.4), Article 6, Article 7 and
     Section 9.8 of this Stockholders' Agreement shall terminate upon the consummation, prior to the expiration of such ten (10) year period, of a Qualified IPO.

          (b) The provisions of this Stockholders' Agreement shall terminate with respect to any Holder at such time as such Holder no longer Beneficially Owns any Securities or PIK Preferred Stock of the Company.

          8.2 Termination of Certain Provisions. Sections 2.3 and 4.2 of this Stockholders' Agreement shall terminate at the time at which the HMTF Group ceases to Beneficially Own at least twenty-five and two-tenths percent (25.2%) of the Fully-Diluted Common Stock unless the BSMB Group otherwise consents; provided that such consent right shall terminate at such time as the BSMB Group and the HMTF Group collectively Beneficially Own less Securities than the Securities then Beneficially Owned by the Trust.

                                 ARTICLE 9
                               MISCELLANEOUS

          9.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

      If to the Company:

            Johns Manville Corporation
            717 17th Street  80202
            Denver, Colorado  80217-5108
            Telephone:  (303) 978-2000
            Facsimile:  (303) 978-9842
            Attention:  Corporate Secretary

            With copies to (which shall not constitute notice):

            Hicks, Muse, Tate & Furst Incorporated
            200 Crescent Court, Suite 1600
            Dallas, Texas  75201
            Attention:  Lawrence D. Stuart, Jr.

            Weil, Gotshal & Manges LLP
            100 Crescent Court, Suite 1300
            Dallas, Texas  75201
            Attention:  Glenn D. West, Esq.

            and

            Bear Stearns Merchant Fund Corp.
            c/o Bear, Stearns & Co. Inc.
            245 Park Avenue
            New York, New York 10167
            Attention: John D. Howard

            Kirkland & Ellis
            Citigroup Center
            133 E. 53rd Street
            New York, New York 10022
            Attention:  Frederick Tanne, Esq.

            and

            Manville Personal Injury Settlement Trust
            143 Bedford Road, Suite 200
            Katonah, NY  10536
            Attention:  Chairman and Managing Trustee

            Sullivan & Cromwell
            125 Broad Street
            New York, NY  10004
            Attention:  Benjamin F. Stapleton, Esq.


            If to any Holder, at its address listed on the signature pages hereof.

            Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          9.2 Governing Law. THIS STOCKHOLDERS' AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          9.3 Successors and Assigns. Assignments of a party's rights and obligations hereunder shall only be made in strict conformity with this Agreement.

          9.4 Certain Waivers. This Stockholders' Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Stockholders' Agreement, express or implied, is intended to or shall confer upon any other person (except as set forth in Section 3.8 or this Section 9.4) any rights, benefits or remedies of any nature whatsoever under or by reason of this Stockholders' Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of any party hereto (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective Affiliates shall have any liability or obligation arising under this Stockholders' Agreement or the transactions contemplated hereby.

          9.5 Duplicate Originals. All parties may sign any number of copies of this Stockholders' Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          9.6 Severability. In case any provision in this Stockholders' Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby

          9.7  No Waivers; Amendments.

               9.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

               9.7.2 Any provision of this Stockholders' Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided that no such amendment or waiver shall, unless signed by all of the Holders affected, (i) amend the provisions of this Section 9.7.2, (ii) change the number of Holders which shall be required for the Holders or any of them to take any action under this Section 9.7.2 or any other provision of this Stockholders' Agreement or (iii) adversely affect the rights granted to any specific Holder.

          9.8 Furnishing Information; Confidentiality.

               9.8.1 The Company hereby agrees to furnish to (i) each Qualified Holder, within thirty (30) days after the end of each month, such monthly financial statements of the Company as are furnished to the Company's senior bank lenders, (ii) each Holder, within forty-five (45) days after the end of each fiscal quarter of the Company, such quarterly financial statements of the Company as are furnished to the Company's senior bank lenders, (iii) each Holder, within one hundred twenty (120) days after the end of each fiscal year of the Company, such annual financial statements and budgets of the Company as are furnished to the Company's senior bank lenders. The Company's obligation under this Section
9.8.1 shall not obligate the Company to furnish any Information (as hereinafter defined) that it does not possess and (iv) BSMB, any financial covenant compliance certificates delivered under the Credit Agreement. In addition, except as set forth in this Section 9.8.1 (i) no Holder shall have the right to receive any such Information following the time at which such Holder owns less than one percent of the number of shares of Common Stock then issued and outstanding and (ii) Henry shall not have the right to receive any such Information upon the initial date at which he ceases to be employed by the Company.

               9.8.2 No Holder (other than among the members of the HMTF Control Group and/or the BSMB Control Group) shall, in any manner, either directly or indirectly, divulge, disclose, or communicate to any person or entity (other than among the members of the HMTF Control Group and/or the BSMB Control Group) any non-public information, data and materials relating to the Company and its operations, businesses and activities, (the "Information"), provided that the foregoing confidentiality obligation shall not apply to any Information that has previously become available to and known by the public for a period of at least forty-eight (48) hours (other than as a result of a wrongful disclosure). The foregoing provisions of this Section 9.8.2 shall not prohibit the disclosure of Information by
(a) any Holder to the extent required by applicable law, (b) by BSMB or HMTF to an Initial Permitted Transferee to the extent such Initial Permitted Transferee agrees in writing to be bound by this Section 9.8.2 or
(c) any Holder with the written consent of the Company which consent will not be unreasonably withheld or delayed. Any Holder receiving such a demand for disclosure shall give written notice thereof to the Company as promptly as is reasonably practicable after such Holder learns of any such demand.


          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


            IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be duly executed as of the date first written above.

                                    JOHNS MANVILLE CORPORATION

                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:


                                    NAME OF HOLDER:

                                    [HMTF ENTITY]


                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:

                                    Address:

                                    c/o Hicks, Muse, Tate & Furst
                                    Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas  75201
                                    Attention:  Lawrence D. Stuart,
                                    Jr.

                                    Copy to:

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201
                                    Attention:  Glenn D. West, Esq.


                                    NAME OF HOLDER:

                                    [BSMB ENTITY]


                                    By:
                                          ------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                          ------------------------------------


                                    Address:
                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------


                                    Copy to:

                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------


                                    NAME OF HOLDER:

                                    [MANAGEMENT STOCKHOLDERS]


                                    By:
                                          ------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                          ------------------------------------


                                    Address:

                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------


                                    Copy to:

                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------




                                    NAME OF HOLDER:

                                    MANVILLE PERSONAL INJURY
                                    SETTLEMENT TRUST



                                    By:
                                          ------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                          ------------------------------------


                                    Address:

                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------


                                    Copy to:

                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------




                                 EXHIBIT A

                          Instrument of Accession

            Reference is made to that certain Stockholders' Agreement, dated as of ________, ____, a copy of which is attached hereto (as amended and in effect from time to time, the "Stockholders' Agreement"), among Johns Manville Corporation, a Delaware corporation (the "Company"), and the persons signatory thereto.

            The undersigned, ________________________ [print name], in order to become the owner or holder of ________ shares of ________ [Common Stock/Junior Preferred Stock (as defined in the Stockholders' Agreement)], of the Company, hereby agrees that by the undersigned's execution hereof the undersigned is a party to the Stockholders' Agreement subject to all of the restrictions, conditions and obligations applicable to Holders (as defined in the Stockholders' Agreement) set forth in the Stockholders' Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholders' Agreement immediately upon execution.

            Executed as of the date set forth below.



                                          Signature:
                                                     -------------------------

                                          Address:
                                                  ----------------------------
                                                  ----------------------------
                                                  ----------------------------



                                          Date:
                                                  ----------------------------

ACCEPTED:

JOHNS MANVILLE CORPORATION


By:
      ----------------------------
Name:
      ----------------------------
Title:
      ----------------------------
Date:
      ----------------------------





                                                             EXHIBIT H


                                  FORM OF
                             EXCHANGE AGREEMENT

            EXCHANGE AGREEMENT (this "Agreement"), dated as of June 22, 2000, by and among Johns Manville Corporation, a Delaware corporation (the "Company"), Manville Personal Injury Settlement Trust (the "Trust") and those individuals listed on the attached Schedule A (each a "Management Person" and together, "Management," and collectively, with the Trust, each individually an "Investor" and together the "Investors").

            WHEREAS, the Company, HB Merger LLC, a Delaware limited liability company ("Merger Company") and HB Finance LLC, a Delaware limited liability company, have entered into an Agreement and Plan of Merger, dated as of June 22, 2000 (the "Merger Agreement"), which provides for, among other things, the merger of Merger Company with and into the Company (the "Merger") in accordance with the terms of the Merger Agreement, the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act; and

            WHEREAS, in furtherance of the transactions contemplated by the Merger Agreement, the parties desire to enter into this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

            Section 1.  The Exchange; Closing.

            (a) At the Class TM Closing (as defined herein), subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, each Investor will exchange the number of shares of common stock, par value $0.01 per share, of the Company (referred to herein as "Common Shares" or "Company Common Stock") set forth next to its name on the attached Schedule A for an equal number of shares of Class TM Preferred Stock, par value $0.01 per share, of the Company (referred to herein as "Class TM Preferred Stock"). At the effective time of the Merger (the "Effective Time") each share of Class TM Preferred Stock, shall be converted in the Merger into
0.6 of a fully paid and nonassessable share of Surviving Corporation Common Stock and 0.4 of a fully paid and nonassessable share of Surviving Corporation Junior Preferred Stock in accordance with Section 2.1(b) of the Merger Agreement.

            (b) At the Class TM Closing, each Investor will deliver to the Company (i) one or more stock certificates that, in the aggregate, represent all of the shares of Company Common Stock to be exchanged by such Investor as set forth in Column 2, in each case duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and (ii) such additional documents and certificates as the Company may reasonably request, in exchange for issuance and delivery by the Company of the Class TM Preferred Stock. At the reasonable request of the Company, each Management Person will surrender its stock certificates for the Common Shares to the Company prior to the Special Meeting to be held in escrow until the Class TM Closing.

            (c) At the Class TM Closing, the Company shall deliver to each Investor one or more certificates evidencing the shares of Class TM Preferred Stock which such Investor is entitled to receive, each of which shall be registered in the name of such Investor or its designee.

            (d) The closing of the exchange of Common Shares for shares of Class TM Preferred Stock under this Agreement (the "Class TM Closing") shall take place, (i) immediately prior to the closing under the Merger Agreement (the "Merger Agreement Closing"), but shall not occur until after the adoption of the Merger Agreement and the amendment to the restated certificate of incorporation of the Company authorizing the creation of Class TM Preferred Stock (which amendment is attached hereto as Annex A) (the "Charter Amendment") by an affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Special Meeting and the filing of the Charter Amendment with the Secretary of State of Delaware in accordance with the provisions of the DGCL or (ii) at such other time and place prior to the Merger Agreement Closing, but after the adoption of the Merger Agreement and the Charter Amendment by an affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, that the Company and the Investors may agree (such date is referred to herein as the "Class TM Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

            Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) The authorized capital stock of the Company as of the Class TM Closing will consist of (i) 300,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Class TM Preferred Stock, none of which shall be issued and outstanding prior to the Class TM Closing. When the certificates evidencing the shares of Class TM Preferred Stock have been delivered in exchange for shares of Common Stock as provided in this Agreement, the shares of Class TM Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any mortgage, lien, pledge, charge, encumbrance or other security interest (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or ownership interests) (referred to herein as "Encumbrances"), other than Encumbrances resulting from actions taken by the Investors and except as set forth in the Charter Amendment.

            (c) The Company has the corporate power and authority to execute, deliver and, subject to adoption of the Charter Amendment and the filing of the Charter Amendment with the Secretary of State of Delaware in accordance with the provisions of the DGCL, perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company other than the receipt of necessary approvals by the Company's stockholders. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, assuming the due execution and delivery by the other parties thereto, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally.

            (d) Except for (i) the filing of the Charter Amendment with the Secretary of State of Delaware and (ii) any filing of notification required under the HSR Act, if any, no filing or registration with, or authorization, consent or approval of any legislative, judicial, executive or regulatory body, authority or agency (a "Governmental Authority") is required in connection with the execution, delivery and performance of this Agreement by the Company.

            (e) Neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of its obligation hereunder will (i) contravene or violate any law, rule or regulation to which the Company is subject or any judgment, order, writ, injunction or decree of any Governmental Authority which is applicable to Company or (ii) violate, or result in a breach or default (with or without the giving of notice or lapse of time, or both) under any contract, to which the Company is a party, except for such violations, breaches or defaults which would not prevent or materially impair or delay the Class TM Closing.

            (f) The Company has not incurred, and will not incur, directly or indirectly as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

            (g) The Company shall not be deemed to have made to the Investors any representation or warranty under this Agreement other than as expressly made by the Company in this Section 2 hereof.

            Section 3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants, with respect to itself, to the Company as follows:

            (a) It has the power and authority to enter into, deliver and, except with respect to the Trust in respect of the matter described in
Section 6(c), perform its obligations under this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Investor and is a valid and binding obligation of such Investor, assuming the due execution and delivery by the other parties thereto, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally.

            (b) Except for filings under the HSR Act, if any, and except with respect to the Trust in respect of the matter described in Section 6(c), no filing or registration with, or authorization, consent or approval of any Governmental Authority or other Person is required in connection with the execution, delivery and performance of this Agreement by such Investor.

            (c) It acknowledges its understanding that the exchange of the shares of Company Common Stock for the Class TM Preferred Stock pursuant hereto is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that:

                  (i) It has such knowledge, experience and skill in evaluating and investing in issues of equity securities, including securities of new and speculative issuers, based on actual participation in financial, investment and business matters, such that it is capable of evaluating the merits and risks of an investment in the Company for itself;

                  (ii) It is familiar with the business and operations of the Company, has had the opportunity to conduct a due diligence review of the Company concerning the terms and conditions of the offering of the shares of Class TM Preferred Stock to be received by such Investor and other matters pertaining to an investment in the shares of Class TM Preferred Stock; and

                  (iii) It has been advised that the shares of Class TM Preferred Stock have not been registered under the Securities Act, or any state securities or blue sky laws, and that the terms thereof prohibit resale without the consent of the Company. Except as contemplated by the Merger Agreement, it is exchanging its Company Common Stock to be exchanged hereunder for shares of Class TM Preferred Stock for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any thereof.

            (d) Neither the execution and delivery by such Investor of this Agreement, nor performance by such Investor or its obligations hereunder will (i) contravene or violate any law, rule or regulation to which such Investor is subject or any judgment, order, writ, injunction or decree of any Governmental Authority which is applicable to such Investor or (ii) violate or result in a breach or default (with or without the giving of notice or lapse of time, or both) under any contract to which such Investor is a party, except for such violations, breaches, or defaults which would not prevent or materially impair or delay the Class TM Closing.

            (e) Immediately prior to the Class TM Closing, such Investor owns, beneficially and of record, the shares of Company Common Stock set forth next to such Investor's name on Schedule A hereto, free and clear of all Encumbrances.

            (f) Such Investor has not incurred, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

            (g) Each Investor shall not be deemed to have made to the Company any representation or warranty other than as expressly made by such Investor in this Section 3 hereof.

            Section 4. Efforts. Upon the terms and subject to the conditions herein provided, all of the parties hereto agree to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to satisfy the conditions precedent to the obligations of the parties hereto.

            Section 5. Conditions to the Class TM Closing. The respective obligations of each party to effect this Agreement shall be subject to the satisfaction on or prior to the Class TM Closing of each of the following conditions:

            (a) No Injunction. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction which prohibits the consummation of the transactions contemplated hereby.

            (b) Stockholder Approval. The Charter Amendment shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

            (c) Court Approval. The Court Approval (as defined in the Tax Matters and Amended Trust Relationship Agreement, between the Trust and the Company, dated the date hereof) shall have been obtained and not vacated, reversed, modified or amended, in whole or in part, so as to materially limit the Court Approval.

            (d) Agreements and Representations and Warranties. Each Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Class TM Closing Date and the representations and warranties contained in this Agreement with respect to each Investor shall be true and correct in all material respects at and as of the Class TM Closing Date as if made at and as of such time. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Class TM Closing Date and the representations and warranties contained in this Agreement with respect to the Company shall be true and correct in all material respects at and as of the Class TM Closing Date as if made at and as of such time.

            Section 6.  Miscellaneous.

            (a) Amendment; Waiver. This Agreement may not be amended, supplemented or modified, except by an instrument in writing signed on behalf of each of the parties hereto and the Merger Company. At any time prior to the Class TM Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto or (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid as to such party only if set forth in an instrument in writing signed on behalf of such party.

            (b) Additional Investors. At any time prior to the Class TM Closing, with the written consent of the Company and Merger Company, one or more additional investors (each an "Additional Investor") may be added as a party or parties to this Agreement. The Company shall ensure that all Additional Investors becoming a party to this Agreement agree in writing by executing a counterpart to be bound by the provisions of this Agreement as a party hereto and in the capacity of an Investor.

            (c) Waiver of Right of First Refusal. The Company hereby waives, with respect solely to the exchange of Common Shares for shares of Class TM Preferred Stock by the Trust contemplated herein, any and all rights to purchase such Common Shares, as provided in Section 3.03 of the Amended and Restated Supplemental Agreement, dated as of April 5, 1996, between the Company and the Trust.

            (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i)   if to the Company, to:

                        Johns Manville Corporation
                        717 17th Street 80202
                        Denver, Colorado 80217-5108
                        Telephone: (303) 978-2000
                        Facsimile: (303) 978-4842
                        Attention:  Corporate Secretary

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, New York  10036
                        Telephone:  (212) 735-3000
                        Facsimile:  (212) 735-2000
                        Attention:  Franklin M. Gittes, Esq.

                        and

                        Weil, Gotshal & Manges LLP
                        100 Cresent Court
                        Dallas, Texas  75201
                        Telephone:  (214) 746-7700
                        Facsimile:  (214) 746-7777
                        Attention:  Glenn D. West, Esq.

            (ii)  if to the Trust, to:

                        Manville Personal Injury Settlement Trust
                        143 Bedford Road
                        Katonah, New York  10536
                        Telephone:  (914) 234-7400
                        Facsimile:  (914) 234-0912
                        Attention:  Managing Trustee

                        with a copy to:

                        Sullivan & Cromwell
                        125 Broad Street
                        New York, New York 10004
                        Telephone: (212) 558-4000
                        Facsimile:  (212) 558-3588
                        Attention: Benjamin F. Stapleton, Esq.

            (iii) if to the Investors, at the address listed on the signature page.

            (e) Interpretation. Terms used herein which are not defined shall have the meanings ascribed to them in the Merger Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "beneficial ownership" and words of similar impact when used in this Agreement shall have the meaning ascribed to it under Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

            (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement. Facsimile signatures shall be deemed originals.

            (g) Entire Agreement; Headings. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings (written or oral) between the parties with respect to the subject matter hereof. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) Parties in Interest. Except as set forth in Sections 6(a), 6(b) and 6(m), nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of the Company in any party hereto, nor any affiliate of any party hereto, nor any director, officer, employees, representative, agent or other controlling persons of each of the parties hereto and their respective affiliates not a party hereto shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

            (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            (k) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

            (l) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises, out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such forum is not an inconvenient forum.

            (m) Termination. This Agreement shall terminate upon termination of the Merger Agreement or upon the collective agreement of each of the parties hereto and Merger Company. Upon termination of this Agreement or the Merger Agreement, all shares of Class TM Preferred Stock held by each Investor shall automatically convert into to an equal number of shares of Company Common Stock. In the event of a termination there shall be no liability on the party of any party hereto, except with respect to prior breaches of the terms hereof.

                      [Execution Page Follows]


            IN WITNESS WHEREOF, the Investors and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.


                         JOHNS MANVILLE CORPORATION


                         By:________________________________
                             Name:
                             Title:


                         Investors:

                          MANVILLE PERSONAL INJURY
                              SETTLEMENT TRUST


                          By:_______________________________
                              Name:
                              Title:



                           __________________________________
                           [Management Investor]



                           __________________________________
                           [Management Investor]



                           __________________________________
                           [Management Investor]




SCHEDULE A



-------------------------------------------------------------------------------

     Stockholder        Number of Shares of Company Common Stock

-------------------------------------------------------------------------------
The Trust                               3,200,000

Management Investor

Management Investor

Management Investor

-------------------------------------------------------------------------------


                                                              ANNEX A






                    FORM OF CERTIFICATE OF AMENDMENT TO
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                         JOHNS MANVILLE CORPORATION


            The undersigned, [ ], certifies that he is the [ ] of Johns Manville Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of Section 242 thereof, DOES HEREBY CERTIFY:

            That the following amendment was adopted in accordance with the provisions of Sections 242 of the DGCL:

            1.    The name of the Company is Johns Manville Corporation.

            2. This certificate of amendment was approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 242 of the DGCL.

            3. Article FOURTH of the Restated Certificate of Incorporation is amended by deleting said Article in its entirety and substituting the following in lieu thereof:

            "FOURTH: The total number of shares of all classes of capital stock which the Company shall have authority to issue is three hundred five million (305,000,000) shares, of which three hundred million (300,000,000) shares shall be common stock with a par value of $.01 per share ("Common Stock") and five million (5,000,000) shares shall be Class TM Preferred Stock with a par value of $.01 per share. A description of the different classes of stock of the Company and a statement of the designations and the powers, preferences and special rights, and the qualifications, limitations or restrictions thereof, of the various classes of stock are as follows:

     A. Provisions Relating to Class TM Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Class TM Preferred Stock are as follows:

            (1) Designation and Amount. The shares of such series shall be designated as Class TM Preferred Stock (the "TM Preferred Stock") and the number of shares constituting the TM Preferred Stock shall be five million (5,000,000).

            (2) Rank. The TM Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank prior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock hereafter created by the Board, the terms of which do not expressly provide that it ranks prior to or pari passu with the TM
Preferred Stock as to dividend distributions or distributions upon the liquidation, winding-up and dissolution of the Company. The TM Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank pari passu with any class of capital stock or series of preferred stock hereafter created by the Board, the terms of which expressly provide that it ranks pari passu with the TM Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company.

            (3) Dividends and Distributions. The holders of shares of TM Preferred Stock shall be entitled to receive dividends and distributions in an amount and at the time payable as any dividends and distributions that are declared on the Common Stock, as if each share of TM Preferred Stock is equal to one share of Common Stock.

            (4) Voting Rights. The holders of shares of the TM Preferred Stock shall have the following voting rights:

            Each share of TM Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company. Except as otherwise provided herein or by law, the holders of shares of TM Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company; provided, however, that the affirmative vote of the holders of a majority of the outstanding shares of TM Preferred Stock on the relevant record date, voting separately as a class, shall be required for any amendment, alteration or exchange or similar transaction, of any of the provisions of this Certificate which would alter or change the powers, preferences or special rights of the shares of TM Preferred Stock so as to adversely affect them.

            Except as set forth herein or otherwise required by law, holders of TM Preferred Stock shall have no special voting rights and their consent as a class shall not be required for taking any corporate action.

            (5) Reacquired Shares. Any shares of TM Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever (including by reclassification) shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their retirement, become authorized but unissued shares of preferred stock without designation as to series and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as otherwise permitted under the DGCL

            (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the TM Preferred Stock unless, prior thereto, the holders of shares of TM Preferred Stock shall have received $15.625 per share, or (2) to the holders of stock ranking on a parity (either as to dividends or distributions upon liquidation, dissolution or winding up) with the TM Preferred Stock, except distributions made ratably on the TM Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled as to dividends or upon such liquidation, dissolution or winding up.

            For purposes of this Article Fourth, Section 6 only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of the business of the Company).

            (7) Redemption. The shares of TM Preferred Stock are not redeemable.

            (8) Conversion. The shares of TM Preferred Stock shall be automatically converted into an equal number of validly issued, fully paid and non-assessable shares of Common Stock in the event that the merger (the "Merger") contemplated by the Agreement and Plan of Merger among HB Merger LLC, HB Finance LLC and the Company, dated as of June 22, 2000 (the "Merger Agreement"), shall not have been consummated by the Business Day after the transactions contemplated by the Exchange Agreement, among the Company, Manville Personal Injury Settlement Trust and certain individuals party thereto, dated as of June 22, 2000 (the "Exchange Agreement"), are consummated. If the Merger is not so consummated, or if the Merger Agreement is terminated, each holder of a certificate representing TM Preferred Stock shall, after the earlier to occur of such events, be entitled to receive certificates representing Common Stock upon presentation of certificates representing TM Preferred Stock as provided for in the Exchange Agreement.

            (9) Restriction on Transferability. Except as contemplated by the Merger Agreement and the Exchange Agreement, the shares of TM Preferred
Stock may not be transferred or pledged in any manner whatsoever.

            (10) Reports. So long as any shares of TM Preferred Stock are outstanding, the Company will furnish holders thereof by first class mail, postage prepaid, at such holder's address as the same appears on the stock register of the Company, with the quarterly and annual financial reports that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or, in the event that the Company is not required to file such reports, reports containing the same financial information as would be required in such reports.

            (11)  General Provisions.

                  (a) If any of the TM Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated TM Preferred Stock certificate, or in lieu of and substitution for the TM Preferred Stock certificate lost, stolen or destroyed, a new TM Preferred Stock certificate of like tenor and representing an equivalent amount of shares of TM Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such TM Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

                    (b) The term "outstanding," when used in reference to shares of a specific series or class of capital stock of the Company, shall mean issued shares, excluding shares held by the Company or a subsidiary.

                    (c) No holder of shares of TM Preferred Stock will, except as otherwise provided in subparagraph (8) above, by virtue of such holder's holding such shares, possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

                    (d) Each holder of TM Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends on or liquidation preference of TM Preferred Stock, and exchange, redemption and repurchase of TM Preferred Stock, by the Company are subject to restrictions on the Company contained in certain credit and financing agreements binding on the Company or certain of its subsidiaries.

                    (e) If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Delaware or the State of New York are authorized by law to close.

          B. Provisions Relating to Common Stock. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

             No holder of Common Stock of the Company shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company or of the number of its shares, or of bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Company or of any stock of the Company purchased by it or its nominee or nominees.

             The holders of the Common Stock shall have the right to one vote per share on all questions to the exclusion of all other classes or classes of stock, except as by law expressly provided or as otherwise herein expressly provided with respect to the holders of any other class or classes of stock."


            IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by [ ], its [ ], this _____ day of ____________, 2000.


                                    JOHNS MANVILLE CORPORATION



                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:




                                                                  EXHIBIT I



                                  FORM OF
                          TAX MATTERS AND AMENDED
                        TRUST RELATIONSHIP AGREEMENT

            THIS TAX MATTERS AND AMENDED TRUST RELATIONSHIP AGREEMENT (this "Agreement"), dated as of June 22, 2000, between Johns Manville
Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust"), a New York trust.

            WHEREAS, the Company is a party to the Amended and Restated Manville Personal Injury Settlement Trust Agreement, dated as of April 29, 1997 (the "Trust Agreement"), among the Company and the Trustees named therein;

            WHEREAS, the Trust and the Company are parties to agreements including the Second Amended and Restated Supplemental Agreement, dated as of April 5, 1996, between the Trust and the Company (the "Supplemental Agreement");

            WHEREAS, pursuant to paragraph (ii) of Section 1807(a)(7)(C) of the Tax Reform Act of 1986, the Company (or any successor thereof) is liable for the tax imposed by Section 468B of the Code with respect to the income of the Trust (the "Statutory Tax Provision"); and

            WHEREAS, the Company and the Trust desire to amend the Supplemental Agreement and the Trust Agreement to be effective as of the Closing.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE I
                                DEFINITIONS

            Section 1.1 Certain Terms Defined. The following terms used herein shall have the meanings ascribed to them in this Article I.

            "Agreement" shall have the meaning set forth in the recitals.

            "Amended Supplemental Agreement" shall have the meaning set forth in Section 3.1 hereof.

            "Closing" shall have the meaning set forth in Section 4.3 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning set forth in the recitals.

            "Company Amount" shall have the meaning set forth in Section
2.1 hereof.

            "Court" shall mean the United States Bankruptcy Court for the Southern District of New York (or such other court as may be administering the Cases (as defined in the Supplemental Agreement)) and, with respect to any particular proceeding within a Case, any other court which may be exercising jurisdiction over such proceeding.

            "Designated Settlement Fund" shall mean the non-grantor trust portion of the settlement fund established for claimants against the Company which filed a petition for reorganization under Chapter 11 of Title 11, United States Code on August 26, 1982, pursuant to Section 1807(a)(7)
(C) (i) of the Tax Reform Act of 1986.

            "Final Order" means (a) a judgment, order or other decree issued and entered by the Court or by any state or other federal court or other tribunal located in one of the states, territories or possessions of the United States or the District of Columbia, which judgment, order or decree (x) has not been reversed or stayed and as to which the time to appeal has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (y) with respect to which any appeal has been finally decided and no further appeal or petition for certiorari can be taken or granted; or (b) stipulation or other agreement entered into which has the effect of any such judgment, order or other decree.

            "Futures Representative" shall mean Leslie Gordon Fagan, the successor to the Legal Representative of the Future Claimants against the Trust appointed pursuant to the Second Amended and Restated Plan of Reorganization of the Company or any of his successors in such capacity.

            "Governmental Agency" shall mean any domestic, foreign, supranational, national, federal, state, regional or local government and any department, bureau, agency, authority, commission, board, court, tribunal, or other legislative, executive, judicial, regulatory or administrative body or instrumentality of any such government or any official empowered to act on behalf of any of the foregoing, or any arbitral tribunal acting within the proper scope of its jurisdiction.

            "Indemnified Parties" shall have the meaning set forth in
Section 2.2 hereof.

            "Merger" shall mean the merger contemplated by the Merger
Agreement.

            "Merger Agreement" shall mean the Agreement and Plan of Merger among HB Merger LLC, a Delaware limited liability company, HB Finance LLC, a Delaware limited liability company, and the Company, dated as of the date hereof.

            "Order" shall have the meaning set forth in Section 6.1(c).

            "SCB" shall mean the Selected Counsel for the Beneficiaries appointed pursuant to the Second Amended and Restated Plan of Reorganization of the Company.

            "Statutory Tax Provision" shall have the meaning set forth in the recitals.

            "Supplemental Agreement" shall have the meaning set forth in the recitals.

            "TM Exchange Agreement" shall have the meaning set forth in the Merger Agreement.

            "Tax" or "Taxes" shall mean all federal, state, local, or foreign taxes, assessments, duties, levies or similar charges of any kind imposed on the income of the Designated Settlement Fund (including, without limitation, any Tax imposed pursuant to the Statutory Tax Provision) and including any interest, fines, penalties, assessments or additions to Tax resulting from, attributable to or incurred in connection with any such Tax or any contest or dispute thereof.

            "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes of the Designated Settlement Fund or any amendment thereto, and including any schedule or attachment thereto.

            "Trust" shall have the meaning set forth in the recitals.

            "Trust Agreement" shall have the meaning set forth in the recitals.

            "Trust Amendment" shall have the meaning set forth in Section
3.2.

            "Trustees" shall have the meaning set forth in the Supplemental Agreement.

            "Trust Voting Agreement" shall have the meaning set forth in the Merger Agreement.


                                 ARTICLE II
                        LIMITATION OF TAX LIABILITY

            Section 2.1 Satisfaction of Tax Liability. At the Closing provided for in Section 4.3 hereof and in accordance with the provisions of this Agreement, the Company shall pay to the Trust by wire transfer of immediately available funds to an account designated by the Trust an amount in cash equal to $90,000,000 (the "Company Amount").

            Section 2.2 Trust Payment and Indemnity. (a) The Trust hereby covenants and agrees, from and after the Closing, to (i) duly and timely (taking into account any applicable extensions) file all Tax Returns required to be filed by the Trust with the appropriate taxing authority and pay any and all Taxes as and when due and payable and (ii) indemnify, defend and hold harmless the Company and any of its successors, affiliates and subsidiaries and each of the officers, directors and employees of the Company or such successors, affiliates or subsidiaries (the "Indemnified Parties") in respect of (A) the Taxes referred to in clause (i) above, (B) any costs, expenses, losses, penalties and damages (other than consequential damages and lost profits) arising from such Taxes (including reasonable fees and expenses of counsel and other litigation and settlement costs, but excluding any taxes imposed on the Indemnified Parties in respect of the payment for any Taxes imposed with respect to income attributable to the Trust) which an Indemnified Party shall have suffered or incurred, and (C) until the expiration of the applicable statute of limitations any taxes and costs, expenses (including reasonable fees and expenses of counsel and other litigation and settlement costs), losses, penalties and damages (other than consequential damages and lost profits) relating thereto (collectively "Losses") suffered or incurred by any Indemnified Party resulting from or arising out of the breach of any representations contained in Section 5.1(e) hereof, provided, however, that the foregoing shall not relieve the Company of liability for (and the Trust shall not be obligated to indemnify, defend or hold harmless the Indemnified Parties for) its obligation to pay the amount required to be paid by the Company pursuant to Section 2.2(b), and provided further, that the Trust shall have no responsibility to indemnify, defend or hold harmless any Indemnified Party for any Losses which result from the gross negligence or willful misconduct of any Indemnified Party.

                  (b) Within 30 days following the end of the month in which the Closing occurs, the Trust will provide to the Company a certificate of an authorized representative of the Trust certifying the taxable income of the Trust for the portion of the taxable year or period ending on the date of the Closing, together with a schedule showing in reasonable detail the calculation of taxable income of the Trust. Such certificate shall state that the Trust will pay to the Internal Revenue Service or other applicable taxing authority the amount of Tax payment being sought from the Company pursuant to this Section 2.2(b) following remittance of such payment from the Company to the Trust. The Trust will calculate the taxable income of the Trust for the portion of the taxable year or period ending on the date of the Closing by adding (i) the taxable income attributable to the Designated Settlement Fund (including any capital gains or losses) through the month ending prior to the date of the Closing, (ii) the taxable income attributable to the Designated Settlement Fund (excluding any capital gains or losses) for the month including the date of the Closing, multiplied by a fraction equal to (x) the total number of days in such month up to and including the date of the Effective Time, divided by (y) the total number of days in such month, and (iii) the amount of any capital gains and losses incurred by the Designated Settlement Fund during the month of the Closing, to the extent that the asset generating such capital gain or loss is sold on or before the date of the Closing. The Company will remit to the Trust by wire transfer of immediately available funds an amount equal to (i)(a) the taxable income of the Trust calculated as set forth in the immediately preceding sentence, multiplied by (b) the applicable tax rate of the Trust, minus (ii) any estimated Tax payments previously paid to the Trust for the portion of the taxable year or period of the Trust ending on the date of the Closing net of Taxes paid by the Trust not yet reimbursed by the Company to the extent the Company is obligated to reimburse the Trust for such Taxes, not later than five business days before the due date for payment of such Taxes.

                  (c) Following the date hereof until and including the date of the Closing, the Trust will manage its investments in and the expenses of the Designated Settlement Fund consistent with past practice; provided, that the foregoing shall not prevent the Trustees from being entitled at all times to act as required by their fiduciary duties under applicable law.

            Section 2.3 Notice of  Payments; Information.

                  (a) At least ten (10) days prior to the due date for filing a Tax Return (including applicable extensions), the Trust shall provide the Company with draft copies of such Tax Return. In no event shall the Trust be required to provide any work papers underlying its Tax Returns. The Company shall only have the right to review and comment on such Tax Returns, and in the event the Company disagrees with any information contained in such Tax Return, the Company shall not have the right to institute the dispute procedures provided in Section 2.7 hereof.

                  (b) Within 10 business days after filing any Tax Return the Trust shall deliver to the Company a copy of such Tax Return and, with respect to any Tax Return filed on an annual basis, a notice setting forth the amount of Taxes paid during the twelve months preceding such Tax Return.

                  (c) The Company shall have the right to review the accounts of the Trust and to discuss the affairs, finances and accounts of the Trust with the Trustees and the officers of the Trust to the extent that such affairs, finances and accounts may reasonably be related to calculating the Trust's Tax liability or reviewing the Tax Returns of the Trust, all at such reasonable times and intervals as the Company may reasonably request and at the expense of the Company and, in any event, only during normal business hours.

                  (d) The Company shall retain in strict confidence all information supplied to it by the Trust pursuant to this Agreement, except to the extent that (i) the Company is compelled to disclose such information as a result of court order, subpoena or similar legal duress or, in the opinion of counsel to the Company, is otherwise required to disclose such information to any governmental department, agency, authority, commission or other body, it being understood that the Company shall consult with the Trust upon receiving such an order or subpoena or in connection with obtaining such an opinion as part of its good faith determination as to whether disclosure is required or (ii) any such information is or becomes generally available to the public other than as a result of a disclosure by the Company or its subsidiaries or any of their employees, representatives or agents.

            Section 2.4 Indemnification Procedures. Each Indemnified Party shall, upon receipt of written notice of any claim or the service of any summons or other initial legal process upon it in any action instituted against it, in respect of which indemnity may be sought on account of the indemnity agreement contained in Section 2.2 hereof, promptly give written notice of such claim, but in any event within 10 business days after receipt of such notice by the Indemnified Party, or the commencement of such action to the Trust; provided, however, that the failure to promptly provide such notice within such time period shall not affect the rights of such Indemnified Party to indemnification hereunder except to the extent the Trust is prejudiced thereby. The Trust shall assume the defense of such claim or action, and (i) such defense shall be conducted by counsel chosen by the Trust, which counsel shall be reasonably satisfactory to the Indemnified Party against whom the claim is asserted or who is the defendant in such action, and (ii) such Indemnified Party may retain additional counsel; provided, however, that such Indemnified Party shall bear all of the fees and expenses of any counsel retained by it, except that if an actual conflict of interest exists between the Trust and an Indemnified Party, the Trust will pay the reasonable fees and expenses of any counsel reasonably satisfactory to the Trust retained by such Indemnified Party. The Trust shall not be entitled to settle or compromise any such claim or action unless at the time of such settlement and compromise such liability is fully satisfied by the Trust.

            Section 2.5 No Further Taxes. Except as provided in Section 2.2(b), from and after the Closing, the Company shall have no further obligation to indemnify and pay the Trust in respect of any Taxes, non-income taxes of the Designated Settlement Fund, costs, expenses, losses and damages (including fees and expenses of counsel and other litigation and settlement costs), regardless of when incurred, in connection with any Taxes and non-income taxes of the Designated Settlement Fund, imposed upon the Trust at any time.

            Section 2.6 Transfers to Designated Settlement Fund. Following the Effective Time (as defined in the Merger Agreement), the Trust shall transfer to the Designated Settlement Fund all assets received by the grantor trust portion of the Trust that would constitute Qualified Payments (as defined in section 468B(d) of the Code) immediately following receipt of such assets.

            Section 2.7 Dispute Procedures. Except as otherwise provided in
Section 2.3(a) hereof, any dispute between the Trust and the Company as to any matter in Section 2.2 or 2.3 hereof shall be resolved by a mutually acceptable independent nationally recognized accounting firm. The Trust and the Company will instruct such accounting firm to reach its conclusion regarding any such dispute and to name the party to such dispute that has lost such dispute within twenty (20) days after its appointment. The report of such accounting firm shall be final, binding and conclusive on the parties. The fees and expenses of such accounting firm shall be borne by the party to such dispute that such accounting firm determines has lost such dispute.


                                ARTICLE III
                               OTHER MATTERS

            Section 3.1 Supplemental Agreement. At the Closing, the parties hereto shall enter into the Third Amended and Restated Supplemental Agreement in the form attached as Exhibit A hereto (the "Amended Supplemental Agreement"), whereupon the Supplemental Agreement shall be amended and restated as set forth in the Amended Supplemental Agreement, and shall thereafter continue in full force and effect as so amended and restated.

            Section 3.2 Trust Agreement. At the Closing, the Company shall, and the Trust shall cause the Trustees to, enter into the Amendment to the Trust Agreement in the form attached as Exhibit B hereto (the "Trust Amendment") whereupon the Trust Agreement shall be amended as set forth in the Trust Amendment, and shall thereafter continue in full force and effect as so amended.

            Section 3.3 Escrow Agreement. At the Closing, the Company and the Trust shall enter into the Escrow Agreement in the form attached as Exhibit C hereto (the "Escrow Agreement").


                                 ARTICLE IV
                      OTHER DELIVERIES AND AGREEMENTS

            Section 4.1 Company Deliveries at Closing. At the Closing, the Company shall deliver to the Trust:

                  (a)   the Company Amount;

                  (b) the Amended Supplemental Agreement executed by the Company;

                  (c)   the Trust Amendment executed by the Company;

                  (d)   the Escrow Agreement executed by the Company;
and

                  (e) a certificate delivered by an officer of the Company confirming the accuracy of the matters set forth in
Section 6.1(a).

            Section 4.2 Trust Deliveries at Closing. At the Closing, the Trust shall deliver or cause to be delivered to the Company:

                  (a) the Amended Supplemental Agreement executed by the Trust;

                  (b)   the Trust Amendment executed by the Trustees;

                  (c)   the Escrow Agreement executed by the Trust; and

                  (d) certificate delivered by an officer of the Trust confirming the accuracy of the matters set forth in Section 6.2(a).

            Section 4.3 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York concurrently with the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6 or at such other time and place as the parties hereto may agree.


                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

            Section 5.1 Representations and Warranties of the Trust. The Trust represents and warrants to the Company as of the date of this Agreement and as of the Closing that:

                  (a) The Trust has been duly organized and is validly existing as a trust under the laws of the State of New York. The Trust has all requisite power and authority to execute and deliver this Agreement, the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement and the Amended Supplemental Agreement and to consummate the transactions contemplated hereby and thereby. The Trustees have all requisite power and authority to execute and deliver the Trust Amendment. The execution and delivery of this Agreement, the Amended Supplemental Agreement, the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement and the Trust Amendment, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Trust or the Trustees, as the case may be, and no other proceedings on the part of the Trust or the Trustees, as the case may be, are necessary to authorize the execution and delivery of such agreements or, except for obtaining the concurrence of the SCB and the Futures Representative as provided in Sections 6.1(b) and 6.2(b) and the issuance and effectiveness of the Order as provided in Sections 6.1(c) and 6.2(c), the consummation of the transactions contemplated hereby and thereby.

                  (b) This Agreement and the TM Exchange Agreement have been (and the Stockholders' Agreement, the Amended Supplemental Agreement, the Escrow Agreement and the Trust Amendment when delivered will have been) duly executed and delivered by the Trust or the Trustees, as the case may be, and this Agreement and the TM Exchange Agreement constitute (and the Stockholders' Agreement, the Amended Supplemental Agreement, the Escrow Agreement and Trust Amendment when executed and delivered will constitute) a valid and legally binding obligation of the Trust or the Trustees, as the case may be, enforceable against the Trust or the Trustees, as the case may be, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

                  (c) None of the execution and delivery by the Trust of this Agreement, the Amended Supplemental Agreement, the TM Exchange Agreement, the Stockholders' Agreement or the Escrow Agreement, the execution and delivery by the Trustees of the Trust Amendment, the consummation by the Trust or the Trustees, as the case may be, of the transactions contemplated hereby and thereby nor compliance by the Trust with the terms and conditions of such agreements will (A) conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Trust is a party or by which it or its assets may be bound (other than the Trust Agreement) or (ii) the Trust Agreement or (B) conflict with or result in a breach of, or require any consent or waiver under any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Agency subject to the Trust's obtaining the concurrence of the SCB and the Futures Representative as provided in Sections 6.1(b) and 6.2(b), the issuance and effectiveness of the Order as provided by Sections 6.1(c) and 6.2(c); and except in the case of (A)(i) or (B) for any such conflict, breach or default that would not prevent or materially delay the consummation of the transactions contemplated hereby and would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Trust.

                  (d) All necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Agencies (if any) and other persons required to be received by the Trust in order to consummate the transactions contemplated hereby have been received by the Trust, except those listed on Schedule 5.1(d) and except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.

                  (e) Except as set forth on Schedule 5.1(e), (i) the Trust has filed all material Tax Returns required to be filed with any taxing authority in accordance with all applicable laws, has timely paid all Taxes required to be paid with respect to such Tax Returns and all such Tax Returns were true, correct and complete in all material respects; (ii) to the knowledge of the Trust there is no action, suit, proceeding, investigation, audit or claim pending or threatened, against or with respect to the Trust in respect of any Tax; (iii) no material deficiencies for any Taxes have been proposed, asserted or assessed against the Trust that have not been fully paid; (iv) the Trust has not (A) waived any statute of limitations with respect to Taxes or (B) agreed to any extension of time within which to file any Tax Return since January 1, 1998; (v) since January 1, 1995, the Trust has not entered into any closing agreement with respect to Taxes pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law; (vi) no claim has been made in writing and provided to the Trust by a taxing authority in a jurisdiction where the Trust does not file Tax Returns to the effect that the Trust is or may be subject to Taxation by that jurisdiction; and (vii) none of the trustees of the Trust (a) has ever been employed by the Company or any of its affiliates in any capacity, except that one or more Trustees serve or have served on the Board of Directors of the Company from time to time, (b) is affiliated with a significant customer of, or supplier to, the Company or any of its affiliates, or (c) except for shares of Company Common Stock (as defined in the Merger Agreement) owned of record by the Trust or stock owned indirectly through mutual funds, owns, or has owned during the period such Trustee has been a Trustee of the Trust, any stock or securities in the Company or any of its affiliates.

            Section 5.2 Representations and Warranties of the Company. The Company represents and warrants to the Trust as of the date of this Agreement and as of the Closing that:

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to execute and deliver this Agreement, the Amended Supplemental Agreement, the Trust Amendment, the Stockholders' Agreement, the Escrow Agreement and the TM Exchange Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Amended Supplemental Agreement, the Trust Agreement, the Stockholders' Agreement, the Escrow Agreement and the TM Exchange Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the Amended Supplemental Agreement, the Stockholders' Agreement, the Escrow Agreement, the TM Exchange Agreement or the Trust Amendment, or the consummation of the transactions contemplated hereby and thereby.

                  (b) This Agreement and the TM Exchange Agreement have been (and the Amended Supplemental Agreement, the Trust Amendment, the Stockholders' Agreement and the Escrow Agreement when delivered will have been) duly executed and delivered by the Company, and this Agreement and the TM Exchange Agreement constitute (and the Amended Supplemental Agreement, the Stockholders' Agreement, the Escrow Agreement and the Trust Amendment when executed and delivered will constitute) a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and to general equity principles.

                  (c) None of the execution and delivery by the Company of this Agreement, the Amended Supplemental Agreement, the Trust Amendment, the Stockholders' Agreement, the Escrow Agreement and the TM Exchange Agreement, the consummation by the Company of the transactions contemplated hereby and thereby nor compliance by the Company with the terms and conditions of such agreements will (A) conflict with or result in a breach of, or constitute a default under, or require any consent or waiver under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Company is a party or by which it or its assets may be bound (other than the certificate of incorporation and by-laws of the Company) or (ii) the certificate of incorporation or by-laws of the Company or (B) conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Agency; except in the case of (A)(i) or (B) for any such conflict, breach or default that would not prevent or materially delay the consummation of the transactions contemplated hereby and would not be reasonably expected to, individually or in the aggregate, have a material adverse effect on the Company.

                  (d) All necessary licenses, permits, consents, approvals, authorizations, qualifications and order of Governmental Agencies (if any) and other persons required to be received by the Company in order to consummate the transactions contemplated hereby have been received by the Company, except for those which the failure to receive would not prevent or materially delay the consummation of the transactions contemplated hereby.


                                 ARTICLE VI
                                 CONDITIONS

            Section 6.1 Conditions Precedent to the Obligations of the Trust. The obligation of the Trust to effect the Closing is subject to the satisfaction, or waiver by the Trust, of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing and all agreements contained in this Agreement to be performed by the Company prior to or at the Closing shall have been performed.

                  (b) The Trust shall have obtained the respective concurrences of the SCB and the Futures Representative to the Amended Supplemental Agreement and the Trust Amendment in a form reasonably acceptable to the Trust.

                  (c) An order (the "Order") of the Court shall have been issued granting the application of the Trustees to (i) approve the Trust's execution and performance of the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement (provided that the Order shall not be deemed to not have been obtained if the provisions therein regarding the separate order referred to therein shall not have been obtained) and this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the Merger and the execution and performance of the Amended Supplemental Agreement and the Trust Amendment; (ii) approve the Trusts's execution and performance of the Trust Voting Agreement and the transactions contemplated thereby (the TM Exchange Agreement, the Stockholders' Agreement, the Escrow Agreement, this Agreement, the Amended Supplemental Agreement, the Trust Amendment and the Trust Voting Agreement are referred to herein as the "Trust Merger Agreements"); (iii) discharge fully the Trustees from any and all liabilities relating to or arising from the execution and delivery of and performance of its obligations under the Trust Merger Agreements and discharge fully the Trustees from any and all liabilities relating to or arising from the consummation of the transactions contemplated by the Trust Merger Agreements (other than the Trustees' obligations to the other parties under the Trust Merger Agreements), and (iv) approve the transfer of all assets of the grantor trust portion of the Trust that would constitute Qualified Payments (as defined in Section 468B(d) of the Code) to the Designated Settlement Fund immediately following the receipt of such amount (and from time to time thereafter following receipt as provided in Section 2.6), after notice to all beneficiaries of the Trust (by notice to the appropriate class and subclass representatives' counsel), the SCB and the Future Representatives, all in a form reasonably acceptable to the Trust, which Order shall be in full force and effect but may be subject to appeal or discretionary review by another court; provided, however, that if upon its review of objections raised to the issuance of the Order, the Trust believes in good faith after consultation with the Company that, as a condition to the Trust's obligations under this Agreement, the Order should be a Final Order, then for purposes of this condition the Trust may require that the Order be a Final Order.

                  (d) (i) The Trust shall have received all necessary licenses, permits, consents, approvals, authorizations, qualifications and orders contained on Schedule 5.1(d) and (ii) there shall not be any effective injunction, writ, preliminary restraining order or other order of any nature issued by a court of competent jurisdiction, and no person shall have commenced any proceeding which would be reasonably likely to result in the issuance of any such injunction, writ, preliminary restraining order or other order, in each case prohibiting the consummation of the transactions contemplated hereby.

                  (e) The Merger shall have been consummated.

            Section 6.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to effect the Closing is subject to the satisfaction, or waiver by the Company, of the following conditions:

                  (a) The representations and warranties of the Trust contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing and all agreements contained in this Agreement to be performed by the Trust prior to or at the Closing shall have been performed.

                  (b) The Trust shall have obtained the respective concurrences of the SCB and the Futures Representative to the Amended Supplemental Agreement and the Trust Amendment in a form reasonably acceptable to the Company.

                  (c) The Order shall have been issued and be in a form reasonably acceptable to the Company, which Order shall be in full force and effect but may be subject to appeal or discretionary review by another court; provided, however, that if upon its review of objections raised to the issuance of the Order, the Company believes in good faith after consultation with the Trust that, as a condition to the Company's obligations under this Agreement, the Order should be a Final Order, then for purposes of this condition the Company may require that the Order be a Final Order.

                  (d) There shall not be any effective injunction, writ, preliminary restraining order or other order of any nature issued by a court of competent jurisdiction, and no person shall have commenced any proceeding which would be reasonably likely to result in the issuance of any such injunction, writ, preliminary restraining order or other order, in each case prohibiting the consummation of the transaction contemplated hereby.

                  (e)   The Merger shall have been consummated.

                  (f) The Trust shall have irrevocably instructed its relevant banking institution(s) that (1) the Company Amount and (2) all of the cash proceeds paid to the Trust as a result of the conversion of its shares of Company Common Stock pursuant to the Merger, upon receipt, shall be immediately transferred to the Designated Settlement Fund portion of the Trust by transfer of immediately available funds.


                                ARTICLE VII
                               MISCELLANEOUS

            Section 7.1 Commercially Reasonable Efforts by the Trust. The Trust agrees to use its commercially reasonable efforts to (i) obtain as soon as reasonably possible after the date hereof all consents necessary for it to perform its obligations under this Agreement, the Amended Supplemental Agreement and the Trust Amendment and to consummate the transactions contemplated hereby, including, without limitation, the concurrence of the SCB and the Futures Representative as contemplated in Sections 6.1(b) and 6.2(b) and (ii) take, or cause to be taken, all action and to do, or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to obtain the Order; provided, however that nothing contained in this Agreement shall be deemed to require the Trust to consummate the Merger other than as required in accordance with the Voting Agreement, subject to the terms and conditions thereof. The Trust shall furnish to the Company copies of all motions and filings made by the Trust with the Court in connection with any other information supplied by the Trust to a Governmental Agency in connection with the Order.

            Section 7.2 Commercially Reasonable Efforts by the Company. The Company shall use its commercially reasonable efforts to obtain as soon as reasonably possible after the date hereof all consents necessary for it to perform its obligations under this Agreement, the Amended Supplemental Agreement and the Trust Amendment, and to consummate the transactions contemplated hereby; provided, however, that nothing contained in this Agreement shall be deemed to require the Company to consummate the Merger other than as required in accordance with the Merger Agreement, subject to the terms and conditions thereof.

            Section 7.3 Termination. If (i) the Merger shall not have occurred on or prior to November 30, 2000; provided, however, that such date shall be automatically be extended to December 28, 2000 if the Special Meeting (as defined in the Merger Agreement) shall not have been held on or prior to November 1, 2000; and provided further that if the Special Meeting shall not have been held on or prior to December 1, 2000 such date shall automatically be extended to the later of December 28, 2000 or that date which is 15 Business Days (as defined in the Merger Agreement) after the Special Meeting is held but in no event shall such date extend beyond January 31, 2001, or such other date, if any, as the Trust and the Company shall agree in writing, or (ii) the Merger Agreement shall have been terminated, then either party shall have the right to terminate this Agreement by giving written notice to the other party hereto. If the Order is denied by the Court, or if prior to the Effective Time, the Order is vacated, reversed, modified or amended, in whole or in part, so as to materially limit the Court's approval of the Trust's execution and performance of its obligations under the Trust Merger Agreements and the transactions contemplated hereby and thereby, including, without limitation, the Merger, either party shall have the right to terminate this Agreement, by giving written notice of termination to the other party. Upon the termination of the Trust in accordance with the terms of the Trust Agreement, this Agreement shall terminate without notice to the Company, provided that the Trust shall have made adequate provision for any accrued, but unpaid Taxes reflected, or that should have been reflected in accordance with United States generally accepted accounting principles, on the books and records of the Trust and any other liabilities under this Agreement.

            Section 7.4 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, this Agreement shall become void and of no effect with no liability hereunder on the part of any party hereto (or of any of its directors, trustees, officers, employees, agents, legal and financial advisors or other representatives); provided that termination shall not relieve any party from liability for any willful breach of this Agreement prior to the termination hereof.

            Section 7.5 Amendments. This Agreement may be modified, supplemented or amended at any time and from time to time only by a writing signed by each party hereto.

            Section 7.6 Trust Deposit. Immediately following the Closing, the Trust shall have deposited into the Escrow Account (as defined in the Escrow Agreement) the amounts required under Section 1.1 of the Escrow Agreement.

            Section 7.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given:

                  if to the Trust, to:

                        Manville Personal Injury Settlement Trust
                        143 Bedford Road, Suite 200
                        Katonah, NY 10536
                        Fax: (914) 767-0377
                        Attention:  Chairman and Managing Trustee

                  with a copy to:

                        Sullivan & Cromwell
                        125 Broad Street
                        New York, New York 10004
                        Fax:  (212) 558-3588
                        Attention:  Benjamin F. Stapleton, Esq.

                  if to the Company, to:

                        Johns Manville Corporation
                        717 17th Street
                        Denver, Colorado  80202
                        Fax:  (303) 978-4842
                        Attention:  Corporate Secretary

                  with copies to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, New York 10036-6522
                        Fax:  (212) 735-2000
                        Attention:  Franklin M. Gittes, Esq.

                        Davis Polk & Wardwell
                        450 Lexington Avenue
                        New York, New York 10017
                        Fax:  (212) 450-4800
                        Attention:  L. Gordon Harriss, Esq.

                  and, after the Closing

                        Weil, Gotshal & Manges LLP
                        100 Crescent Court
                        Suite 1300
                        Dallas, Texas 75301
                        Fax:  (214) 746-7777
                        Attention:  Glenn D. West, Esq.

            Section 7.8 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement together with the Amended Supplemental Agreement, the Exhibits hereto and the Schedules hereto constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

            Section 7.9 Headings. The headings used in this Agreement are inserted for convenience only, and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

            Section 7.10 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except for the right of the Company to assign its rights and delegate its obligations to its successors, neither the Company nor the Trust may assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement.

            Section 7.11 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the Closing indefinitely.

            Section 7.12 Specific Performance. Each of the Company and the Trust agrees that the other party would be irreparably damaged if for any reason the Company or the Trust, as the case may be, failed to perform its obligations under this Agreement and that such other party would not have an adequate remedy at law for money damages in such event. Accordingly, the Company and the Trust each agrees that the other party shall, to the maximum extent permitted, be entitled to specific performance and injunctive and other relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that the Company or the Trust may have against the other party for any failure of such other party to perform its obligations hereunder.

            Section 7.13 Third Parties. This Agreement constitutes an agreement solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person or entity other than the parties hereto and their respective successors and assigns, or otherwise constitute any person or entity a third-party beneficiary under or by reason of this Agreement; provided that the foregoing shall not be deemed to impermissibly diminish the equitable interest, if any, that the Trust beneficiaries may otherwise have herein by reason of their status.

            Section 7.14 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. SUBJECT TO SECTION 2.7 HEREOF, THE COMPANY AND THE TRUST HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE TRUST IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (II) ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH PROCEEDING.

            Section 7.15 Further Assurances. From time to time after the Closing, at the request of one of the parties hereto, the Trust and the Company shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    JOHNS MANVILLE CORPORATION


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:



                                    MANVILLE PERSONAL INJURY SETTLEMENT
                                    TRUST


                                    By:
                                       --------------------------------
                                       Name:
                                       Title: